NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                   UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)




                         POOLING AND SERVICING AGREEMENT

                          Dated as of January 28, 1999

                               $500,234,184.41

                       Mortgage Pass-Through Certificates
                                  Series 1999-1

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions....................................................1
Section 1.02  Acts of Holders...............................................52
Section 1.03  Effect of Headings and Table of Contents......................53
Section 1.04  Benefits of Agreement.........................................53


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans...................................1
Section 2.02  Acceptance by Trust Administrator..............................2
Section 2.03  Representations and Warranties of the Master Servicer and
               the Seller....................................................3
Section 2.04  Execution and Delivery of Certificates........................10
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date............................10


                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account............................................1
Section 3.02  Permitted Withdrawals from the Certificate Account.............2
Section 3.03  Advances by Master Servicer and Trust Administrator............3
Section 3.04  Trust Administrator to Cooperate; Release of Owner
               Mortgage Loan Files...........................................5
Section 3.05  Reports to the Trustee and Trust Administrator; Annual
               Compliance Statements.........................................6
Section 3.06  Title, Management and Disposition of Any REO Mortgage
               Loan..........................................................6
Section 3.07  Amendments to Servicing Agreements, Modification of
               Standard Provisions...........................................7
Section 3.08  Oversight of Servicing.........................................8
Section 3.09  Termination and Substitution of Servicing Agreements..........10
Section 3.10  Application of Net Liquidation Proceeds.......................11
Section 3.11  Act Reports...................................................12


                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions..................................................1
Section 4.02  Allocation of Realized Losses.................................17
Section 4.03  Paying Agent..................................................20
Section 4.04  Statements to Certificateholders; Report to the Trust
               Administrator and the Seller.................................21
Section 4.05  Reports to Mortgagors and the Internal Revenue Service........24
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer...............................24


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates...............................................1
Section 5.02  Registration of Certificates...................................2
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..............6
Section 5.04  Persons Deemed Owners..........................................6
Section 5.05  Access to List of Certificateholders' Names and Addresses......7
Section 5.06  Maintenance of Office or Agency................................7
Section 5.07  Definitive Certificates........................................7
Section 5.08  Notices to Clearing Agency.....................................8


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer................1
Section 6.02  Merger or Consolidation of the Seller or the Master
               Servicer......................................................1
Section 6.03  Limitation on Liability of the Seller, the Master
               Servicer and Others...........................................1
Section 6.04  Resignation of the Master Servicer.............................2
Section 6.05  Compensation to the Master Servicer............................2
Section 6.06  Assignment or Delegation of Duties by Master Servicer..........2
Section 6.07  Indemnification of Trustee, Trust Administrator and
               Seller by Master Servicer.....................................3
Section 6.08  Master Servicer Covenants Concerning Year 2000 Compliance......3


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default..............................................1
Section 7.02  Other Remedies of Trustee......................................2
Section 7.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.......................................3
Section 7.04  Action upon Certain Failures of the Master Servicer and upon Event of Default.........................................3
Section 7.05  Trust Administrator to Act; Appointment of Successor...........3
Section 7.06  Notification to Certificateholders.............................5


                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator..................1
Section 8.02  Certain Matters Affecting the Trustee and the Trust
               Administrator.................................................2
Section 8.03  Neither Trustee nor Trust Administrator Required to Make
               Investigation.................................................3
Section 8.04  Neither Trustee nor Trust Administrator Liable for
               Certificates or Mortgage Loans................................3
Section 8.05  Trustee and Trust Administrator May Own Certificates...........3
Section 8.06  The Master Servicer to Pay Fees and Expenses...................3
Section 8.07  Eligibility Requirements.......................................4
Section 8.08  Resignation and Removal........................................4
Section 8.09  Successor......................................................5
Section 8.10  Merger or Consolidation........................................6
Section 8.11  Authenticating Agent...........................................6
Section 8.12  Separate Trustees and Co-Trustees..............................7
Section 8.13  Appointment of Custodians......................................8
Section 8.14  Tax Matters; Compliance with REMIC Provisions..................9
Section 8.15  Monthly Advances..............................................11
Section 8.16  Trustee Covenants Concerning Year 2000 Compliance.............11
Section 8.17  Trust Administrator Covenants Concerning Year 2000
               Compliance...................................................11


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the Seller or Liquidation of
               All Mortgage Loans............................................1
Section 9.02  Additional Termination Requirements............................3


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment......................................................1
Section 10.02 Recordation of Agreement.......................................2
Section 10.03 Limitation on Rights of Certificateholders.....................3
Section 10.04 Governing Law; Jurisdiction....................................4
Section 10.05 Notices........................................................4
Section 10.06 Severability of Provisions.....................................4
Section 10.07 Special Notices to Rating Agencies.............................4
Section 10.08 Covenant of Seller.............................................5
Section 10.09 Recharacterization.............................................5


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Class A Fixed Pass-Through Rate................................1
Section 11.02 Cut-Off Date...................................................1
Section 11.03 Cut-Off Date Aggregate Principal Balance.......................1
Section 11.04 Original Class A Percentage....................................1
Section 11.05 Original Principal Balances of the Classes of Class A
               Certificates..................................................1
Section 11.05(a)........................Original IO Component Notional Amounts
               1
Section 11.06 Original Class A Non-PO Principal Balance......................2
Section 11.07 Original Subordinated Percentage...............................2
Section 11.08 Original Class B-1 Percentage..................................2
Section 11.09 Original Class B-2 Percentage..................................2
Section 11.10 Original Class B-3 Percentage..................................2
Section 11.11 Original Class B-4 Percentage..................................2
Section 11.12 Original Class B-5 Percentage..................................2
Section 11.13 Original Class B-6 Percentage..................................2
Section 11.14 Original Class B Principal Balance.............................2
Section 11.15 Original Principal Balances of the Classes of Class B
               Certificates..................................................2
Section 11.16 Original Class B-1 Fractional Interest.........................3
Section 11.17 Original Class B-2 Fractional Interest.........................3
Section 11.18 Original Class B-3 Fractional Interest.........................3
Section 11.19 Original Class B-4 Fractional Interest.........................3
Section 11.20 Original Class B-5 Fractional Interest.........................3
Section 11.21 Closing Date...................................................3
Section 11.22 Right to Purchase..............................................3
Section 11.23 Wire Transfer Eligibility......................................3
Section 11.24 Single Certificate.............................................3
Section 11.25 Servicing Fee Rate.............................................4
Section 11.26 Master Servicing Fee Rate......................................4



                                    EXHIBITS


EXHIBIT A-1       -     Form of Face of Class A-1 Certificate
EXHIBIT A-2       -     Form of Face of Class A-2 Certificate
EXHIBIT A-3       -     Form of Face of Class A-3 Certificate
EXHIBIT A-4       -     Form of Face of Class A-4 Certificate
EXHIBIT A-5       -     Form of Face of Class A-5 Certificate
EXHIBIT A-6       -     Form of Face of Class A-6 Certificate
EXHIBIT A-7       -     Form of Face of Class A-7 Certificate
EXHIBIT A-8       -     Form of Face of Class A-8 Certificate
EXHIBIT A-9       -     Form of Face of Class A-9 Certificate
EXHIBIT A-PO      -     Form of Face of Class A-PO Certificate
EXHIBIT A-R       -     Form of Face of Class A-R Certificate
EXHIBIT A-LR      -     Form of Face of Class A-LR Certificate
EXHIBIT B-1       -     Form of Face of Class B-1 Certificate
EXHIBIT B-2       -     Form of Face of Class B-2 Certificate
EXHIBIT B-3       -     Form of Face of Class B-3 Certificate
EXHIBIT B-4       -     Form of Face of Class B-4 Certificate
EXHIBIT B-5       -     Form of Face of Class B-5 Certificate
EXHIBIT B-6       -     Form of Face of Class B-6 Certificate
EXHIBIT C         -     Form of Reverse of Series 1999-1 Certificates
EXHIBIT D         -     Reserved
EXHIBIT E         -     Custodial Agreement
EXHIBIT F-1       -     Schedule of Mortgage Loans Serviced by Norwest
                        Mortgage in locations other than Frederick, Maryland
EXHIBIT F-2       -     Schedule of Mortgage Loans Serviced by Norwest
                        Mortgage from Frederick, Maryland
EXHIBIT F-3       -     Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G         -     Request for Release
EXHIBIT H         -     Affidavit Pursuant to Section 860E(e)(4) of the
                        Internal Revenue Code of 1986, as amended, and for
                        Non-ERISA Investors
EXHIBIT I         -     Letter from Transferor of Residual Certificates
EXHIBIT J         -     Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6]
                        Certificates)
EXHIBIT K         -     Transferee's Letter (Class [A-9][B-1] [B-2] [B-3]
                        Certificates)
EXHIBIT L         -     Servicing Agreements
EXHIBIT M         -     Form of Special Servicing Agreement
SCHEDULE I        -     Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of January 28, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.

                                WITNESSETH THAT:


            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Definitions.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Additional Collateral: As defined in the MLCC Servicing Agreement.

            Additional Collateral Mortgage Loans: As defined in the MLCC Servicing Agreement.

            Accretion Directed Certificates: The Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-7 Certificates and Class A-8 Certificates.

            Accretion Termination Date: For the (A) Class A-6 Scheduled Accrual Component will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3, Class A-4, Class A-5, Class A-7 and Class A-8 Certificates have been reduced to zero or (ii) the Cross-Over Date; (B) Class A-7 Certificates will be the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates and the Class A-6 Scheduled Accrual Component have been reduced to zero or (ii) the Cross-Over Date; and (C) Class A-8 Certificates will be the earlier to occur of
(i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-3, Class A-4, Class A-5 and Class A-7 Certificates and the Class A-6 Scheduled Accrual Component have been reduced to zero or (ii) the Cross-Over Date.

            Accrual Certificates: The Class A-7 and Class A-8 Certificates.

            Accrual Component: The Class A-6 Scheduled Accrual Component.

            Accrual Distribution Amount: As to any Distribution Date and each Class of Accrual Certificates and the Accrual Component prior to the applicable Accretion Termination Date, an amount with respect to such Class or Component equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates or the Accrual Component of the Current Class A Interest
Distribution Amount and (ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates or Accrual Component of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of
Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date for such Class or Component, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date, the difference between the Adjusted Pool Amount for such
Distribution Date and the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates (other than the Class A-6 Certificates) and all the Components.

            Aggregate   Current   Bankruptcy   Losses:   With   respect  to  any
Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

            Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

            Agreement:   This  Pooling  and   Servicing   Agreement   and  all
amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $132,843.46 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-7 Certificates and Class A-8 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Register and Certificate Registrar:  Respectively, the
register   maintained   pursuant  to  and  the   registrar   provided  for  in
Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8
Certificates, Class A-9 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6, Class A-7, Class A-8 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Class A-6 Certificates, the sum of (a) with respect to the Accrual Component, (i) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the Class A-6 Certificates with respect to the Accrual Component pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (ii) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the Class A-6 Certificates with respect to the Accrual Component pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i), (b) with respect to the Class A-6 IO A Component and the Class A-6 IO B Component, the amount distributable to the Class A-6 Certificates with respect to the Class A-6 IO A Component and Class A-6 IO B Component pursuant to Paragraphs first or second of Section 4.01(a)(i) and (c) with respect to the Class A-6 PAC Component, the amount distributable to the Class A-6 Certificates with respect to the Class A-6 PAC Component pursuant to Paragraphs first, second or third of Section 4.01(A)(i). As to the Class A-7 and Class A-8 Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates) and any Component, the percentage calculated by dividing the Interest Accrual Amount of such Class or Component (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including, in the case of each Class of Accrual Certificates and the Class A-6 Certificates with respect to their Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof. As to any Distribution Date and Class A-6 Component, the product of (a) the Class A Interest Shortfall Amount of the Class A-6 Certificates for such Distribution Date and (b) a fraction, the numerator of which is the Interest Accrual Amount for such Component and the denominator of which is the Interest Accrual Amount for the Class A-6 Certificates.

            Class A Interest Shortfall  Percentage:  As to any Distribution Date
and any Class of Class A Certificates (other than the Class A-6 Certificates) or Component, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class or Component by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-6 and Class A-PO Certificates) and the Class A-6 PAC Component, (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates; and (iii) with respect to the Accrual Component, the lesser of the Principal Balance of such Accrual Component and the Original Principal Balance of such Accrual Component.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates) or Component then outstanding, the percentage calculated by dividing the Principal Balance of such Class or Component (or, in the case of a Class of Accrual Certificates or the Accrual Component, the Original Principal Balance of such Class or Component, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates or Component not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            ClassA Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A  Pass-Through  Rate: As to the Class A-6,  Class A-7,  Class
A-8, Class A-9, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 5.750% per annum. As to the Class A-2 Certificates, 5.900% per annum. As to the Class A-3, Class A-4 and Class A-5 Certificates, 6.100% per annum.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in January 2004, 100%. As to any Distribution Date subsequent to January 2004 to and including the Distribution Date in January 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2005 to and including the Distribution Date in January 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2006 to and including the Distribution Date in January 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2007 to and including the Distribution Date in January 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A
Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2005 and January 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2006 and January 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including February 2007 and January 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after February 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates,  Class  A--6  Certificates,  Class  A-7  Certificates,  Class  A-8
Certificates, Class A-9 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 Certificates), and any Component, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class or Component for prior Distribution Dates is in excess of the amounts distributed in respect of such Class or Component (or in the case of a Class of Accrual Certificates or the Accrual Component prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a)(i).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-6 Component: Any of the Class A-6 IO A Component, Class A-6 IO B Component, Class A-6 PAC Component or the Class A-6 Scheduled Accrual Component.

            Class A-6 IO A Component Notional Amount: As to any Distribution Date, an amount equal to the sum of 11.5384615385% of the Principal Balance of the Class A-1 Certificates and 9.2307692308% of the Principal Balance of the Class A-2 Certificates.

            Class A-6 IO B Component Notional Amount: As to any Distribution Date, an amount equal to 6.1538461538% of the sum of the Principal Balances of the Class A-3, Class A-4 and Class A-5 Certificates.

            Class A-6 Loss Amount: With respect to any Determination Date after the Cross-Over Date, the amount, if any, by which the Principal Balances of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

            Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-9 Loss Allocation Amount: With respect to any Determination Date after the Cross-Over Date the lesser of (a) the Principal Balance of the Class A-9 Certificates with respect to such Determination Date prior to any reduction for the Class A-9 Loss Allocation Amount and (b) the Class A-6 Loss Amount.

            Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L1 Interest Fraction: A fraction the numerator of which is equal to 11.5384615385% of the Principal Balance of the Class A-1 Certificates and the denominator is equal to the Class A-6 IO A Component Notional Amount.

            Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L2 Interest Fraction: A fraction the numerator of which is equal to 9.2307692308% of the Principal Balance of the Class A-2 Certificates and the denominator of which is equal to the Class A-6 IO A Component Notional Amount.

            Class A-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

            Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

            Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of
(x) the PO Fraction  with respect to such  Mortgage Loan and (y) the sum of: (i)
(A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan; (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt; (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
Section 2.02 or 2.03; (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

            Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest  Shortfall  Amount:  Any of the Class B-1  Interest
Shortfall  Amount,  Class B-2  Interest  Shortfall  Amount,  Class B-3  Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.500% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

            (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03;  and

            (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03;  and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03;  and

            (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:

            (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03;  and

            (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO  Fraction  with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii)the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

            Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

            Clearing  Agency:  An  organization   registered  as  a  "clearing
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating  Interest:  As to any Distribution  Date, the lesser of
(a) the  product  of (i) 1/12th of 0.20% and (ii) the Pool  Scheduled  Principal
Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Component: Any Class A-6 Component.

            Component Rate: With respect to any Component, 6.500% per annum.

            Co-op  Shares:   Shares  issued  by  private   non-profit  housing
corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Corresponding Upper-Tier Class, Classes,  Component or Components:
As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes, Component or Components as follows:

      Uncertificated Lower-Tier       Corresponding Upper-Tier Class, Classes,
      Interest                        Component or Components

      Class A-L1 Interest             Class A-1 Certificates

      Class A-L2 Interest             Class A-2 Certificates

      Class A-L3 Interest             Class A-3 Certificates, Class A-4
                                      Certificates, Class A-5 Certificates and
                                      Class A-6 IO B Component

      Class A-L6 Interest             Class A-6 PAC Component and Class A-6
                                      Scheduled Accrual Component

      Class A-L7 Interest             Class A-7 Certificates, Class A-8
                                      Certificates and Class A-9 Certificates

      Class A-LPO Interest            Class A-PO Certificates

      Class A-LUR Interest            Class A-R Certificate

      Class B-L1 Interest             Class B-1 Certificates

      Class B-L2 Interest             Class B-2 Certificates

      Class B-L3 Interest             Class B-3 Certificates

      Class B-L4 Interest             Class B-4 Certificates

      Class B-L5 Interest             Class B-5 Certificates

      Class B-L6 Interest             Class B-6 Certificates

            Cross-Over   Date:  The   Distribution   Date  preceding  the  first
Distribution Date on which the Class A Percentage (determined pursuant to clause
(ii) of the definition thereof) equals or exceeds 100%.

            Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in
Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.500%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii)commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii)securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii)such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

          (ix) In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

            Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

            Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            FHLMC:   The  Federal  Home  Loan  Mortgage   Corporation  or  any
successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-PO, Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is February 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch IBCA, Inc. or its successor in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.500%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.500%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            FNMA: Fannie Mae or any successor thereto.

            Foreclosure Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $10,004,584.57 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured  Expenses:   Expenses  covered  by  any  Insurance  Policy
covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates),
(a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Interest Accrual Amount for the Class A-6 Certificates will equal the sum of the Interest Accrual Amounts for the Class A-6 IO A Component, the Class A-6 IO B Component, the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component. The Class A-PO Certificates have no Interest Accrual Amount.

            As to any  Distribution  Date and any Component,  (a) the product of
(i) 1/12th of the Component Rate for such Component and (ii) the Principal Balance of such Component or, in the case of the Class A-6 IO A Component and Class A-6 IO B Component, the Class A-6 IO A Component Notional Amount and the Class A-6 IO B Component Notional Amount, respectively, as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Component of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

            As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

            Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

            MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

            Month End  Interest:  As defined in each  Servicing  Agreement  or
with  respect  to  the  MLCC  Servicing  Agreement,   the  amount  defined  as
"Compensating Interest".

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage 100sm Pledge Agreement: As defined in the MLCC Servicing Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage  Loan  Purchase  Agreement:   The  mortgage  loan  purchase
agreement dated as of January 28, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard  FNMA/FHLMC riders to the Mortgage
Note  and/or  Mortgage  riders  required  when  the  Mortgaged   Property  is  a
condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

          (i)  the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property; (iv) the Mortgage Interest Rate;

          (v)  the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date; (ix) the Cut-Off Date Principal Balance;

          (x)  the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii)whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

          (xv) the Master Servicing Fee;

          (xvi) Fixed Retained Yield, if applicable; and

          (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage  Note:  The  note  or  other  evidence  of   indebtedness
evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO  Fraction:  With respect to any Mortgage  Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.500%.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(g).

            Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

            Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

            Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.20.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Principal Balances of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in
Section 11.15.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than Norwest Mortgage.

            Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            PAC Certificates: The Class A-1 and Class A-2 Certificates.

            PAC Principal Amount: As defined in Section 4.01(b).

            Parent Power(R) Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

            Parent  Power(R)  Guaranty  and  Security  Agreement  for  Security
Account: As defined in the MLCC Servicing Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment   Account:    The   account    maintained    pursuant   to
Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person:  Any individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

(a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

(b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

(c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

(d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

(e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

(f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

(g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

(h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

(i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

(j)   Net Foreclosure Profits;

(k)   Month End Interest; and

(l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

            Pool Scheduled  Principal Balance:  As to any Distribution Date, the
aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.500% or greater.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Principal Accretion Amount: With respect to any Class of Accrual Certificates and the Accrual Component and as to the Distribution Date prior to the applicable Accretion Termination Date, an amount with respect to such Class or Component equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

            Principal  Adjustment:  In the  event  that the  Class  B-1  Optimal
Principal  Amount,  Class  B-2  Optimal  Principal  Amount,  Class  B-3  Optimal
Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-6 Certificates), the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component, the Original Principal Balance of such Class or Component. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-6 and Class A-PO Certificates), the Original Principal Balance of such Class or Component (increased in the case of a Class of Accrual Certificates or the Accrual Component by the Principal Accretion Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates or Accrual Component) less the sum of (a) all amounts previously distributed in respect of such Class or Component on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class or Component pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced (a "Loss Reduction") on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class or Component and the excess, if any, of
(i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such Loss Reductions for the Class A-6 Components will be decreased, pro rata, based on the amount of such Loss Reductions, by the Class A-9 Loss
Allocation  Amount.  After the Cross-Over  Date,  the Principal  Balance for the
Class A-9 Certificates will additionally be reduced by the Class A-9 Loss Allocation Amount.

            As of any Determination Date, the Principal Balance of the Class A-6 Certificates will equal the sum of the Principal Balances of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component.

            As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and
(ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            S&P: Standard & Poor's, or its successor in interest.

            Scheduled Certificates: The Class A-3, Class A-4 and Class A-5 Certificates.

            Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

            Schedule I Reduction Amount: As defined in Section 4.01(b).

            Schedule II Reduction Amount: As defined in Section 4.01(b).

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Norwest Asset Securities Corporation, or its successor in interest.

            Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers:  Each of Norwest Mortgage,  Inc., Countrywide Home Loans,
Inc.,  The  Huntington  Mortgage  Company,   HomeSide  Lending,   GMAC  Mortgage
Corporation, Bank United, National City Mortgage Company, Home Savings of America, FSB, Bank of Oklahoma, N.A., First Union Mortgage Corp., America First Credit Union, Merrill Lynch Credit Corporation, Hibernia National Bank, Columbia Equities, Ltd., Bank of America, NT&SA, BankNorth Mortgage Company, Inc. and SunTrust Mortgage, Inc., as Servicer under the related Servicing Agreement.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Similar Law: As defined in Section 5.02(c).

            Single Certificate:  A Certificate of any Class that evidences the
smallest   permissible   Denomination   for  such  Class,   as  set  forth  in
Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and
(b) any loss caused by or resulting from:

1.   normal wear and tear;

2. infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

3. errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $5,477,967.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordinated   Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02.

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Surety Bond: As defined in the MLCC Servicing Agreement.

            T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee:   United  States  Trust  Company  of  New  York,  or  any
successor trustee appointed as herein provided.

            Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L3 Interest, the Class A-L6 Interest, the Class A-L7 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-LI Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation,
Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of
Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

            Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: As defined in Section 4.01(g).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            Section 1.02      Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            Section 1.03      Effect of Headings and Table of Contents.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            Section 1.04      Benefits of Agreement.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            Section 2.01      Conveyance of Mortgage Loans.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each Additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            Section 2.02      Acceptance by Trust Administrator.

            The Trust  Administrator,  on behalf  of the  Trustee,  acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            Section 2.03 Representations and Warranties of the Master Servicer and the Seller.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the  representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            Section 2.04      Execution and Delivery of Certificates.

            The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

            Section 2.05      Designation  of  Certificates;   Designation  of
Startup Day and Latest Possible Maturity Date.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L6 Interest, Class A-L7 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is February 25, 2029 for purposes of Code Section 860G(a)(1).

                                   ARTICLE III

                ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

            Section 3.01      Certificate Account.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            Section 3.02      Permitted   Withdrawals   from  the  Certificate
Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xi) to clear and  terminate  the  Certificate  Account  pursuant to
     Section 9.01; and

            (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            Section 3.03      Advances   by   Master    Servicer   and   Trust
Administrator.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            Section 3.04 Trust Administrator to Cooperate; Release of Owner Mortgage Loan Files.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            Section 3.05 Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            Section 3.06 Title, Management and Disposition of Any REO Mortgage Loan.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            Section 3.07      Amendments     to     Servicing      Agreements,
Modification of Standard Provisions.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            Section 3.08      Oversight of Servicing.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

            Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as two separate REMICs or subject either REMIC to any tax.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            Section 3.09      Termination   and   Substitution   of  Servicing
Agreements.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            Section 3.10      Application of Net Liquidation Proceeds.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            Section 3.11      Act Reports.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                  DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            Section 4.01      Distributions.

            (a) 6. On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates or Components, in each case in accordance with
      Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates and the Accrual Component pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates or Components, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
      Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

          (i) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L1 Interest and Class A-L2 Interest) shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates or the Accrual Component, added to their Principal Balance) thereon. On each Distribution Date, the Class A-L1 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-1 Certificates and (ii) the product of the Class A-L1 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-6 IO A Component. On each Distribution Date, the Class A-L2 Interest shall receive a distribution in respect of interest in an amount equal to the sum of (i) the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-2 Certificates and (ii) the product of the Class A-L2 Interest Fraction and the Interest Accrual Amount and any distribution in respect of Unpaid Interest Shortfalls in each case actually distributed on the Class A-6 IO A Component. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of  any  date,  the  principal  balance  of  each  Uncertificated
Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

            The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L6 Interest, Class A-L7 Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 6.500% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates and Components (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

I. On each Distribution Date occurring prior to the latest Accretion Termination Date for the Class A-6 Scheduled Accrual Component, the Class A-7 Certificates and the Class A-8 Certificates, the sum of the Class A-6 Scheduled Accrual Component Distribution Amount, the Class A-7 Accrual Distribution Amount and the Class A-8 Accrual Distribution Amount will be allocated sequentially as follows:

            first, concurrently, as follows:

            (i)  31.1332503113%  to the  Class  A-3  Certificates,  up to  their
      Schedule I Reduction Amount for such Distribution Date; and

            (ii) 68.8667496887%, sequentially, as follows:

                  (a) to the  Class A-4  Certificates,  up to their  Schedule  I
            Reduction Amount for such Distribution Date; and

                  (b) to the  Class A-5  Certificates,  up to their  Schedule  I
            Reduction Amount for such Distribution Date;

            second,  to the Class A-6 Scheduled Accrual  Component,  up to its
Schedule I Reduction Amount for such Distribution Date;

            third, to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

            fourth, to the Class A-8 Certificates, until the Principal Balance thereof has been reduced to zero;

            fifth, concurrently, as follows:

            (i)  31.1332503113%  to the  Class  A-3  Certificates,  up to  their
      Schedule II Reduction Amount for such Distribution Date; and

            (ii) 68.8667496887%, sequentially, as follows:

                  (a) to the Class A-4  Certificates,  up to their  Schedule  II
            Reduction Amount for such Distribution Date; and

                  (b) to the Class A-5  Certificates,  up to their  Schedule  II
            Reduction Amount for such Distribution Date;

            sixth,  to the Class A-6 Scheduled  Accrual  Component,  up to its
Schedule II Reduction Amount for such Distribution Date;

            seventh, concurrently, as follows:

            (i) 31.1332503113% to the Class A-3 Certificates, without regard to their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

            (ii) 68.8667496887%, sequentially, as follows:

                  (a) to the Class  A-4  Certificates,  without  regard to their
            Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

                  (b) to the Class  A-5  Certificates,  without  regard to their
            Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

            eighth, to the Class A-6 Scheduled Accrual Component, without regard to its Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

II. The Class A Non-PO Principal Amount will be allocated sequentially, as follows:

            first, concurrently, as follows:

            (A) 1.0406152117% to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

            (B) 98.9593847883%, sequentially, as follows:

            (i) sequentially, to the Class A-1 and Class A-2 Certificates and the Class A-6 PAC Component, in that order, up to their respective PAC Principal Amounts for such Distribution Date;

            (ii) concurrently, as follows:

                  (a) 31.1332503113% to the Class A-3 Certificates,  up to their
            Schedule I Reduction Amount for such Distribution Date; and

                  (b) 68.8667496887%, sequentially, as follows:

                        (I) to the Class A-4 Certificates,  up to their Schedule
                  I Reduction Amount for such Distribution Date; and

                        (II) to the Class A-5 Certificates, up to their Schedule
                  I Reduction Amount for such Distribution Date;

            (iii)  to the  Class  A-6  Scheduled  Accrual  Component,  up to its
      Schedule I Reduction Amount for such Distribution Date;

            (iv) to the Class A-7 Certificates, until the Principal Balance thereof has been reduced to zero;

            (v) to the Class A-8 Certificates, until the Principal Balance thereof has been reduced to zero;

            (vi) concurrently, as follows:

                  (a) 31.1332503113% to the Class A-3 Certificates,  up to their
            Schedule II Reduction Amount for such Distribution Date; and

                  (b) 68.8667496887%, sequentially, as follows:

                        (I) to the Class A-4 Certificates,  up to their Schedule
                  II Reduction Amount for such Distribution Date; and

                        (II) to the Class A-5 Certificates, up to their Schedule
                  II Reduction Amount for such Distribution Date;

            (vii)  to the  Class  A-6  Scheduled  Accrual  Component,  up to its
      Schedule II Reduction Amount for such Distribution Date;

            (viii)      concurrently, as follows:

                  (a) 31.1332503113% to the Class A-3 Certificates, without regard to their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

                  (b) 68.8667496887%, sequentially, as follows:

                        (I) to the Class  A-4  Certificates,  without  regard to
                  their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

                        (II) to the Class A-5  Certificates,  without  regard to
                  their Schedule I and Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

            (ix) to the Class A-6 Scheduled Accrual Component, without regard to its Schedule I and Schedule II Reduction Amounts, until the Principal Balance thereof has been reduced to zero; and

            (x) sequentially, to the Class A-1 and Class A-2 Certificates and the Class A-6 PAC Component, in that order, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class and Component has been reduced to zero; and

            second, sequentially, to the Class A-R and Class A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero.

            As used above, the "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates or the Class A-6 PAC Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its respective Original Principal Balance shown in the tables set forth below with respect to such Distribution Date.

            As used above, the "Schedule I Reduction Amount" for any Distribution Date and for any Class of Scheduled Certificates or the Class A-6 Scheduled Accrual Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its respective Original Principal Balance shown in the related Schedule I table with respect to such Distribution Date.

            As used above, the "Schedule II Reduction Amount" for any Distribution Date and for any Class of Scheduled Certificates or the Class A-6 Scheduled Accrual Component means the amount, if any, that would reduce the Principal Balance of such Class or Component to the percentage of its respective Original Principal Balance shown in the related Schedule II table with respect to such Distribution Date.

            The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the Class A-6 PAC Component and the scheduled Principal Balances for the Scheduled Certificates and the Class A-6 Scheduled Accrual Component, expressed as a percentage of the Original Principal Balance of such Class or Component.






                                                     PLANNED PRINCIPAL BALANCES
                                             AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE



                           PERCENTAGE OF                              PERCENTAGE OF                              PERCENTAGE OF
                              INITIAL                                    INITIAL                                    INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE    PRINCIPAL BALANCE
   -----------------     -----------------     -----------------    -----------------     -----------------    -----------------
Up to and including                          January 2001........      71.14369989%      March 2002..........     30.49989063%
December 1999.......       100.00000000%     February 2001.......      68.35020488       April 2002..........     27.69538441
January 2000........        98.30572061      March 2001..........      65.48674085       May 2002............     24.90945610
February 2000.......        96.51996604      April 2001..........      62.55866719       June 2002...........     22.14198659
March 2000..........        94.64363787      May 2001............      59.58778969       July 2002...........     19.39285763
April 2000..........        92.67769627      June 2001...........      56.59648864       August 2002.........     16.66195171
May 2000............        90.62315922      July 2001...........      53.61929263       September 2002......     13.94915208
June 2000...........        88.48115176      August 2001.........      50.66178196       October 2002........     11.25434278
July 2000...........        86.25285477      September 2001......      47.72383032       November 2002.......      8.57740858
August 2000.........        83.93949205      October 2001........      44.80531226       December 2002.......      5.91823503
September 2000......        81.54230105      November 2001.......      41.90610308       January 2003........      3.27670842
October 2000........        79.06266753      December 2001.......      39.02607896       February 2003.......      0.65271578
November 2000.......        76.50193190      January 2002........      36.16511686       March 2003
December 2000.......        73.86168150      February 2002.......      33.32309457       and thereafter....        0.00000000





                                                       CLASS A-2 CERTIFICATES

                           PERCENTAGE OF                                PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                      INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------     -----------------     -----------------      -----------------
Up to and including                           October 2004........       50.38817048%      June 2006...........       15.22810340%
February 2003.......       100.00000000%      November 2004.......       48.06455772       July 2006...........       14.05845536
March 2003..........        97.98152792       December 2004.......       45.75652428       August 2006.........       12.92708684
April 2003..........        95.30663649       January 2005........       43.48078499       September 2006......       11.83279325
May 2003............        92.64951337       February 2005.......       41.32234140       October 2006........       10.77440701
June 2003...........        90.01004490       March 2005..........       39.23286205       November 2006.......        9.75079639
July 2003...........        87.38811814       April 2005..........       37.21022969       December 2006.......        8.76086448
August 2003.........        84.78362092       May 2005............       35.25239091       January 2007........        7.80354811
September 2003......        82.19644178       June 2005...........       33.35735416       February 2007.......        6.93891237
October 2003........        79.62647000       July 2005...........       31.52318799       March 2007..........        6.10216581
November 2003.......        77.07359560       August 2005.........       29.74801917       April 2007..........        5.29242816
December 2003.......        74.53770930       September 2005......       28.03003101       May 2007............        4.50884648
January 2004........        72.01870256       October 2005........       26.36746166       June 2007...........        3.75059430
February 2004.......        69.55023348       November 2005.......       24.75860242       July 2007...........        3.01687085
March 2004..........        67.09828037       December 2005.......       23.20179626       August 2007.........        2.30690023
April 2004..........        64.66273640       January 2006........       21.69543614       September 2007......        1.61993068
May 2004............        62.24349548       February 2006.......       20.31494357       October 2007........        0.95523381
June 2004...........        59.84045217       March 2006..........       18.97935022       November 2007.......        0.31210392
July 2004...........        57.45350174       April 2006..........       17.68724844       December 2007
August 2004.........        55.08254011       May 2006............       16.43727373         and thereafter....        0.00000000
September 2004......        52.72746393





                                                       CLASS A-6 PAC COMPONENT


                          PERCENTAGE OF                                PERCENTAGE OF                                PERCENTAGE OF
                             INITIAL                                      INITIAL                                      INITIAL
   DISTRIBUTION DATE    PRINCIPAL BALANCE      DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------    -----------------      -----------------     -----------------     -----------------      -----------------
Up to and including                          August 2008.........       57.14386349%      June 2009...........       19.93624142%
November 2007.......      100.00000000%      September 2008......       52.88042321       July 2009...........       16.81435660
December 2007.......       96.94155368       October 2008........       48.74760226       August 2009.........       13.78844340
January 2008........       91.00472670       November 2008.......       44.74144047       September 2009......       10.85558491
February 2008.......       85.70525292       December 2008.......       40.85809670       October 2009........        8.01295179
March 2008..........       80.56778009       January 2009........       37.09384519       November 2009.......        5.25780019
April 2008..........       75.58740434       February 2009.......       33.44507264       December 2009.......        2.58746896
May 2008............       70.75936925       March 2009..........       29.90827425       January 2010
June 2008...........       66.07906160       April 2009..........       26.48005094       and thereafter....          0.00000000
July 2008...........       61.54200642       May 2009............       23.15710585







                                                    SCHEDULED PRINCIPAL BALANCES
                                             AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                                       CLASS A-3 CERTIFICATES
                                                             SCHEDULE I

                           PERCENTAGE OF                                PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                      INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------     -----------------     -----------------      -----------------
January 1999........       100.00000000%      March 2001..........       60.97411044%      May 2003............       22.74419398%
February 1999.......        99.07375612       April 2001..........       59.22251174       June 2003...........       21.58879454
March 1999..........        98.02086398       May 2001............       57.46324340       July 2003...........       20.45311406
April 1999..........        96.84161328       June 2001...........       55.71031076       August 2003.........       19.33677596
May 1999............        95.53644650       July 2001...........       53.98441188       September 2003......       18.23940882
June 1999...........        94.10595922       August 2001.........       52.28849790       October 2003........       17.16064634
July 1999...........        92.55090020       September 2001......       50.62205138       November 2003.......       16.10012718
August 1999.........        90.87217100       October 2001........       48.98456206       December 2003.......       15.05749500
September 1999......        89.07082546       November 2001.......       47.37552664       January 2004........       14.03239834
October 1999........        87.14806870       December 2001.......       45.79444872       February 2004.......       13.04620344
November 1999.......        85.10525604       January 2002........       44.24083872       March 2004..........       12.07667622
December 1999.......        82.94389128       February 2002.......       42.71421374       April 2004..........       11.12347998
January 2000........        81.80486440       March 2002..........       41.21409752       May 2004............       10.18628274
February 2000.......        80.61223934       April 2002..........       39.74002036       June 2004...........        9.26475696
March 2000..........        79.36734706       May 2002............       38.29151894       July 2004...........        8.35857968
April 2000..........        78.07161846       June 2002...........       36.86813638       August 2004.........        7.46743234
May 2000............        76.72658172       July 2002...........       35.46942196       September 2004......        6.59100072
June 2000...........        75.33389036       August 2002.........       34.09493124       October 2004........        5.72897494
July 2000...........        73.89528788       September 2002......       32.74422580       November 2004.......        4.88104936
August 2000.........        72.41259718       October 2002........       31.41687330       December 2004.......        4.04692250
September 2000......        70.88770028       November 2002.......       30.11244730       January 2005........        3.21535218
October 2000........        69.32261736       December 2002.......       28.83052718       February 2005.......        2.34434482
November 2000.......        67.71938478       January 2003........       27.57069816       March 2005..........        1.45115394
December 2000.......        66.08022870       February 2003.......       26.33255108       April 2005..........        0.53680902
January 2001........        64.40752610       March 2003..........       25.11568242       May 2005
February 2001.......        62.70393866       April 2003..........       23.91969424       and thereafter....          0.00000000






                                                       CLASS A-3 CERTIFICATES
                                                             SCHEDULE II

                           PERCENTAGE OF                                PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                      INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------     -----------------     -----------------      -----------------
January 1999........       100.00000000%      February 2000.......       80.51397708%      February 2001.......       36.00576396%
February 1999.......        99.07375612       March 2000..........       77.40542256       March 2001..........       31.85764624
March 1999..........        98.02086398       April 2000..........       74.15755426       April 2001..........       27.70542694
April 1999..........        96.84161328       May 2000............       70.77839972       May 2001............       23.59504212
May 1999............        95.53644650       June 2000...........       67.27655588       June 2001...........       19.57031744
June 1999...........        94.10595922       July 2000...........       63.66105200       July 2001...........       15.69346334
July 1999...........        92.55090020       August 2000.........       59.94129522       August 2001.........       11.97031456
August 1999.........        90.87217100       September 2000......       56.12698570       September 2001......        8.39589100
September 1999......        89.07082546       October 2000........       52.22834146       October 2001........        4.96536310
October 1999........        87.14806870       November 2000.......       48.25568658       November 2001.......        1.67404758
November 1999.......        85.10525604       December 2000.......       44.21996716       December 2001
December 1999.......        82.94389128       January 2001........       40.13258520         and thereafter....        0.00000000
January 2000........        81.80486440




                                                    SCHEDULED PRINCIPAL BALANCES
                                             AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                                       CLASS A-4 CERTIFICATES
                                                             SCHEDULE I

                            PERCENTAGE OF                               PERCENTAGE OF                                PERCENTAGE OF
                               INITIAL                                     INITIAL                                      INITIAL
   DISTRIBUTION DATE      PRINCIPAL BALANCE      DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------      -----------------      -----------------    -----------------     -----------------      -----------------
January 1999........        100.00000000%      March 2001..........      60.29196519%      April 2003..........       22.58986369%
February 1999.......         99.05756603       April 2001..........      58.50974976       May 2003............       21.39381651
March 1999..........         97.98627007       May 2001............      56.71973063       June 2003...........       20.21822148
April 1999..........         96.78640689       June 2001...........      54.93615796       July 2003...........       19.06269010
May 1999............         95.45842671       July 2001...........      53.18009158       August 2003.........       17.92683920
June 1999...........         94.00293552       August 2001.........      51.45453420       September 2003......       16.81029086
July 1999...........         92.42069515       September 2001......      49.75895937       October 2003........       15.71267236
August 1999.........         90.71262293       October 2001........      48.09284787       November 2003.......       14.63361606
September 1999......         88.87979112       November 2001.......      46.45568764       December 2003.......       13.57275940
October 1999........         86.92342593       December 2001.......      44.84697359       January 2004........       12.52974477
November 1999.......         84.84490633       January 2002........      43.26620756       February 2004.......       11.52631188
December 1999.......         82.64576244       February 2002.......      41.71289824       March 2004..........       10.53983799
January 2000........         81.48682615       March 2002..........      40.18656105       April 2004..........        9.56998055
February 2000.......         80.27335483       April 2002..........      38.68671804       May 2004............        8.61640175
March 2000..........         79.00670271       May 2002............      37.21289785       June 2004...........        7.67876835
April 2000..........         77.68832568       June 2002...........      35.76463554       July 2004...........        6.75675174
May 2000............         76.31977864       July 2002...........      34.34147258       August 2004.........        5.85002776
June 2000...........         74.90274401       August 2002.........      32.94295672       September 2004......        4.95827672
July 2000...........         73.43899577       September 2002......      31.56864190       October 2004........        4.08118334
August 2000.........         71.93038867       October 2002........      30.21808821       November 2004.......        3.21843661
September 2000......         70.37883764       November 2002.......      28.89086174       December 2004.......        2.36972980
October 2000........         68.78639816       December 2002.......      27.58653456       January 2005........        1.52362420
November 2000.......         67.15514221       January 2003........      26.30468460       February 2005.......        0.63739224
December 2000.......         65.48733480       February 2003.......      25.04489557       March 2005
January 2001........         63.78539455       March 2003..........      23.80675692       and thereafter....          0.00000000
February 2001.......         62.05202958



                                                       CLASS A-4 CERTIFICATES
                                                             SCHEDULE II

                           PERCENTAGE OF                                PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                      INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------     -----------------     -----------------      -----------------
January 1999........       100.00000000%      January 2000........       81.48682615%      January 2001........       39.08614465%
February 1999.......        99.05756603       February 2000.......       80.17337502       February 2001.......       34.88718946
March 1999..........        97.98627007       March 2000..........       77.01048514       March 2001..........       30.66656554
April 1999..........        96.78640689       April 2000..........       73.70584637       April 2001..........       26.44176834
May 1999............        95.45842671       May 2000............       70.26762658       May 2001............       22.25953687
June 1999...........        94.00293552       June 2000...........       66.70457295       June 2001...........       18.16446283
July 1999...........        92.42069515       July 2000...........       63.02587259       July 2001...........       14.21984401
August 1999.........        90.71262293       August 2000.........       59.24109707       August 2001.........       10.43161721
September 1999......        88.87979112       September 2000......       55.36011608       September 2001......        6.79471522
October 1999........        86.92342593       October 2000........       51.39332627       October 2001........        3.30422410
November 1999.......        84.84490633       November 2000.......       47.35123217       November 2001
December 1999.......        82.64576244       December 2000.......       43.24497119         and thereafter....        0.00000000






                                                    SCHEDULED PRINCIPAL BALANCES
                                             AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                                       CLASS A-5 CERTIFICATES
                                                             SCHEDULE I

                           PERCENTAGE OF                               PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                     INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------    -----------------     -----------------      -----------------
Up to and including                           March 2005..........      84.47243421%      May 2005............
February 2005.......       100.00000000%      April 2005..........      31.24793526         and thereafter....        0.00000000%


                                                       CLASS A-5 CERTIFICATES
                                                             SCHEDULE II


                           PERCENTAGE OF                                PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                      INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------     -----------------     -----------------      -----------------
Up to and including                           November 2001.......       97.44719053%      December 2001.......
October 2001........       100.00000000%                                                      and therafter             0.00000000%




                                                    SCHEDULED PRINCIPAL BALANCES
                                             AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                                CLASS A-6 SCHEDULED ACCRUAL COMPONENT
                                                             SCHEDULE I

                           PERCENTAGE OF                                PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                      INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE     PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------     -----------------     -----------------      -----------------
January 1999........       100.00000000%      June 2003...........      123.89431847%      November 2007.......       87.62322012%
February 1999.......       100.50478329       July 2003...........      124.51765001       December 2007.......       85.77139269
March 1999..........       101.00046686       August 2003.........      125.14966337       January 2008........       83.92351268
April 1999..........       101.48709575       September 2003......      125.79026821       February 2008.......       82.05886448
May 1999............       101.96474503       October 2003........      126.43937650       March 2008..........       80.20155537
June 1999...........       102.43351991       November 2003.......      127.09690233       April 2008..........       78.35185566
July 1999...........       102.89355588       December 2003.......      127.76276199       May 2008............       76.51001952
August 1999.........       103.34501860       January 2004........      128.43687388       June 2008...........       74.67628561
September 1999......       103.78810388       February 2004.......      129.12370151       July 2008...........       72.85087754
October 1999........       104.22303735       March 2004..........      129.81857742       August 2008.........       71.03400458
November 1999.......       104.65007431       April 2004..........      130.52142643       September 2008......       69.22586207
December 1999.......       105.06949915       May 2004............      131.22841748       October 2008........       67.42663195
January 2000........       105.48162500       June 2004...........      131.93923808       November 2008.......       65.63648329
February 2000.......       105.88679307       July 2004...........      132.65390895       December 2008.......       63.85557275
March 2000..........       106.28537199       August 2004.........      133.37245095       January 2009........       62.08404504
April 2000..........       106.67775700       September 2004......      134.09488507       February 2009.......       60.32203340
May 2000............       107.06436915       October 2004........      134.82123236       March 2009..........       58.56965997
June 2000...........       107.44566046       November 2004.......      135.55151403       April 2009..........       56.82703630
July 2000...........       107.82210627       December 2004.......      136.28575140       May 2009............       55.09426367
August 2000.........       108.19420271       January 2005........      137.02396589       June 2009...........       53.37143354
September 2000......       108.56246218       February 2005.......      137.76617903       July 2009...........       51.65862793
October 2000........       108.92742859       March 2005..........      138.51241251       August 2009.........       49.95591971
November 2000.......       109.28965245       April 2005..........      139.26268808       September 2009......       48.26337310
December 2000.......       109.64972477       May 2005............      139.43822091       October 2009........       46.58104388
January 2001........       110.00826830       June 2005...........      138.04009307       November 2009.......       44.90897976
February 2001.......       110.36596272       July 2005...........      136.60669311       December 2009.......       43.24722076
March 2001..........       110.72387718       August 2005.........      135.14002847       January 2010........       41.59570432
April 2001..........       111.08303689       September 2005......      133.64203248       February 2010.......       39.57152559
May 2001............       111.44634866       October 2005........      132.11456671       March 2010..........       37.56953660
June 2001...........       111.81664964       November 2005.......      130.55942336       April 2010..........       35.58938981
July 2001...........       112.19803752       December 2005.......      128.97832741       May 2010............       33.63074231
August 2001.........       112.59104794       January 2006........      127.37293889       June 2010...........       31.69325562
September 2001......       112.99552461       February 2006.......      125.68980464       July 2010...........       29.77659578
October 2001........       113.41131455       March 2006..........      123.98824548       August 2010.........       27.88043316
November 2001.......       113.83826803       April 2006..........      122.26966189       September 2010......       26.00444249
December 2001.......       114.27623849       May 2006............      120.53539916       October 2010........       24.14830274
January 2002........       114.72508249       June 2006...........      118.78674922       November 2010.......       22.31169710
February 2002.......       115.18465971       July 2006...........      117.02495231       December 2010.......       20.49431293
March 2002..........       115.65483285       August 2006.........      115.25119883       January 2011........       18.69584160
April 2002..........       116.13546761       September 2006......      113.46663091       February 2011.......       16.91597860
May 2002............       116.62643261       October 2006........      111.67234406       March 2011..........       15.15442337
June 2002...........       117.12759935       November 2006.......      109.86938873       April 2011..........       13.41087925
July 2002...........       117.63884222       December 2006.......      108.05877184       May 2011............       11.68505346
August 2002.........       118.16003836       January 2007........      106.24145817       June 2011...........        9.97665703
September 2002......       118.69106769       February 2007.......      104.38059746       July 2011...........        8.28540477
October 2002........       119.23181285       March 2007..........      102.51771718       August 2011.........        6.61101517
November 2002.......       119.78215911       April 2007..........      100.65355003       September 2011......        4.95321037
December 2002.......       120.34199438       May 2007............       98.78879558       October 2011........        3.31171617
January 2003........       120.91120918       June 2007...........       96.92412141       November 2011.......        1.68626186
February 2003.......       121.48969650       July 2007...........       95.06016428       December 2011.......        0.07658026
March 2003..........       122.07735190       August 2007.........       93.19753112       January 2012........
April 2003..........       122.67407337       September 2007......       91.33680019         and thereafter....        0.00000000
May 2003............       123.27976130       October 2007........       89.47852193





                                                    SCHEDULED PRINCIPAL BALANCES
                                             AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                                                CLASS A-6 SCHEDULED ACCRUAL COMPONENT
                                                             SCHEDULE II

                           PERCENTAGE OF                               PERCENTAGE OF                                PERCENTAGE OF
                              INITIAL                                     INITIAL                                      INITIAL
   DISTRIBUTION DATE     PRINCIPAL BALANCE      DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE      PRINCIPAL BALANCE
   -----------------     -----------------      -----------------    -----------------     -----------------      -----------------
January 1999........       100.00000000%      November 1999.......      88.36337618%      August 2000.........       32.71592207%
February 1999.......       100.50478329       December 1999.......      80.61272006       September 2000......       27.28003677
March 1999..........       101.00046686       January 2000........      72.35475242       October 2000........       21.86886311
April 1999..........       101.48709575       February 2000.......      63.85428738       November 2000.......       16.51907451
May 1999............       101.96474503       March 2000..........      59.00982222       December 2000.......       11.26806595
June 1999...........       102.43351991       April 2000..........      53.98420718       January 2001........        6.15332346
July 1999...........       102.89355588       May 2000............      48.80853790       February 2001.......        1.21281752
August 1999.........       103.34501860       June 2000...........      43.51566863       March 2001..........
September 1999......       102.20965862       July 2000...........      38.13974386         and thereafter....        0.00000000
October 1999........        95.57258771


            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) 7. For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional  Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional  Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional  Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional  Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional  Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

               (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

            (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

            (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Section 4.02      Allocation of Realized Losses.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first,  to  the  Class  B-6  Certificates   until  the  Class  B-6
      Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third,  to  the  Class  B-4  Certificates   until  the  Class  B-4
      Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth,  to  the  Class  B-2  Certificates   until  the  Class  B-2
      Principal Balance has been reduced to zero;

            sixth,  to  the  Class  B-1  Certificates   until  the  Class  B-1
      Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-6 and Class A-PO Certificates), the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates (other than the Class A-6 Certificates) and the Components based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

            (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

            With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            Section 4.03      Paying Agent.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

               (i)hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
      Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            Section 4.04 Statements to Certificateholders; Report to the Trust Administrator and the Seller.

            Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

            (x)the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

            (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) in the case of the Class A-6 Certificates, the Class A-6 IO A Component Notional Amount and the Class A-6 IO B Component Notional Amount;

            (xxiv) the Class A-PO Deferred Amount, if any; and

            (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            Section 4.05      Reports to Mortgagors  and the Internal  Revenue
Service.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            Section 4.06      Calculation   of  Amounts;   Binding  Effect  of
Interpretations and Actions of Master Servicer.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01      The Certificates.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-PO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5, B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive  Certificates  are issued  pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to upon written request to the Trust Administrator at the Corporate Trust Office.

            Section 5.02      Registration of Certificates.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All  Certificates  surrendered  for transfer  and exchange  shall be
canceled  by  the  Certificate   Registrar,   the  Trust  Administrator  or  the
Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class A-9, Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class A-9, Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class A-9 or Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class A-9 or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class A-9 or Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-9, Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-9, Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-9, Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses
(i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as
Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            Section 5.03      Mutilated,    Destroyed,    Lost    or    Stolen
Certificates.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            Section 5.04      Persons Deemed Owners.

            Prior to the due  presentation of a Certificate for  registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            Section 5.06      Maintenance of Office or Agency.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            Section 5.07      Definitive Certificates.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            Section 5.08      Notices to Clearing Agency.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            Section 6.01      Liability of the Seller and the Master Servicer.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            Section 6.02 Merger or Consolidation of the Seller or the Master Servicer.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

            Section 6.03 Limitation on Liability of the Seller, the Master Servicer and Others.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

            Section 6.04      Resignation of the Master Servicer.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            Section 6.05      Compensation to the Master Servicer.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

            Section 6.06      Assignment  or  Delegation  of  Duties by Master
Servicer.

            The Master  Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            Section 6.07 Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

            Section 6.08 Master Servicer Covenants Concerning Year 2000 Compliance.

            The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01      Events of Default.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

               (v)the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            Section 7.02      Other Remedies of Trustee.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 7.03 Directions by Certificateholders and Duties of Trustee During Event of Default.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            Section 7.04 Action upon Certain Failures of the Master Servicer and upon Event of Default.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            Section 7.05      Trust  Administrator  to  Act;   Appointment  of
Successor.

            When the Master Servicer receives notice of termination  pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            Section 7.06      Notification to Certificateholders.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

              CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            Section 8.01      Duties of Trustee and the Trust Administrator.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i)Prior to the  occurrence  of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

               (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

               (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 8.02 Certain Matters Affecting the Trustee and the Trust Administrator.

            Except as otherwise provided in Section 8.01:

               (i)Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

               (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

               (v)Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 8.03      Neither   Trustee   nor   Trust    Administrator
Required to Make Investigation.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            Section 8.04 Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            Section 8.05      Trustee   and   Trust   Administrator   May  Own
Certificates.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            Section 8.06      The Master Servicer to Pay Fees and Expenses.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            Section 8.07      Eligibility Requirements.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            Section 8.08      Resignation and Removal.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            Section 8.09      Successor.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            Section 8.10      Merger or Consolidation.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            Section 8.11      Authenticating Agent.

            The Trust  Administrator may appoint an Authenticating  Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            Section 8.12      Separate Trustees and Co-Trustees.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            Section 8.13      Appointment of Custodians.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            Section 8.14      Tax Matters; Compliance with REMIC Provisions.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L3, Class A-L6, Class A-L7, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

            Section 8.15      Monthly Advances.

            In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

            Section 8.16      Trustee    Covenants    Concerning   Year   2000
Compliance.

            The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

            Section 8.17 Trust Administrator Covenants Concerning Year 2000 Compliance.

            The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and
(C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class, Classes, Component or Components in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            Section 9.02      Additional Termination Requirements.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

               (i)The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01     Amendment.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment  requiring the consent
of   Certificateholders,   the  Trust   Administrator   shall  furnish   written
notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

               (i)changing  the  Applicable   Unscheduled   Principal  Receipt
      Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

               (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            Section 10.02     Recordation of Agreement.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03     Limitation on Rights of Certificateholders.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No   Certificateholder,   solely  by   virtue   of  its   status  as
Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            Section 10.04     Governing Law; Jurisdiction.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 10.05     Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

            Section 10.06     Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07     Special Notices to Rating Agencies.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i)any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or  transfer of the Class B  Certificates  pursuant to
     Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any  resignation  of the Master  Servicer  pursuant  to Section
     6.04;

            (v)the  occurrence  of any of the  Events of  Default  described  in
     Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i)  the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

            (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i)  reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            Section 10.08     Covenant of Seller.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            Section 10.09     Recharacterization.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

\\NY4\SYS\APPS\WP\EDGAR\#333767 v7 - 1999-1 P&S (NT).doc1


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            Section 11.01     Class A Fixed Pass-Through Rate.

            The Class A Fixed Pass-Through Rate is 6.500% per annum.

            Section 11.02     Cut-Off Date.

            The Cut-Off Date for the Certificates is January 1, 1999.

            Section 11.03     Cut-Off Date Aggregate Principal Balance.

            The Cut-Off Date Aggregate Principal Balance is $500,234,184.41.

            Section 11.04     Original Class A Percentage.

            The Original Class A Percentage is 96.09802368%.

            Section 11.05 Original Principal Balances of the Classes of Class A Certificates.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                            Original
                       Class            Principal Balance

            Class A-1                   $107,988,000.00
            Class A-2                   $104,531,000.00
            Class A-3                   $50,000,000.00
            Class A-4                   $108,700,000.00
            Class A-5                   $1,900,000.00
            Class A-6                   $80,000,000.00
            Class A-7                   $11,930,000.00
            Class A-8                   $10,436,000.00
            Class A-9                   $5,000,000.00
            Class A-PO                  $239,302.50
            Class A-R                   $100.00
            Class A-LR                  $100.00

            SECTION 11.05(A)  ORIGINAL IO COMPONENT NOTIONAL AMOUNTS.

            As to each of the IO Components, the Notional Amount of such IO Component as of the Cut-Off Date, is as follows:
***
                                            Original
                                         Notional Amount
            Class A-6 IO A  Component    $22,109,169.23
            Class A-6 IO B  Component    $9,883,076.92

          Section 11.06 Original Class A Non-PO Principal Balance.

          The Original Class A Non-PO Principal Balance is $480,485,200.00.

          Section 11.07 Original Subordinated Percentage.

          The Original Subordinated Percentage is 3.90197632%.

          Section 11.08 Original Class B-1 Percentage.

          The Original Class B-1 Percentage is 1.40061434%.

          Section 11.09 Original Class B-2 Percentage.

          The Original Class B-2 Percentage is 1.35061383%.

          Section 11.10 Original Class B-3 Percentage.

          The Original Class B-3 Percentage is 0.45020461%.

          Section 11.11 Original Class B-4 Percentage.

          The Original Class B-4 Percentage is 0.30000307%.

          Section 11.12 Original Class B-5 Percentage.

          The Original Class B-5 Percentage is 0.20000205%.

          Section 11.13 Original Class B-6 Percentage.

          The Original Class B-6 Percentage is 0.20053843%.

          Section 11.14 Original Class B Principal Balance.

          The Original Class B Principal Balance is $19,509,681.91.

     Section 11.15 Original Principal Balances of the Classes of Class B Certificates.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
                       Class                Principal Balance
                     Class B-1                $ 7,003,000.00
                     Class B-2                $ 6,753,000.00
                     Class B-3                $ 2,251,000.00
                     Class B-4                $ 1,500,000.00
                     Class B-5                $ 1,000,000.00
                    Class B-6                 $ 1,002,681.91

            Section 11.16 Original Class B-1 Fractional Interest.

            The Original Class B-1 Fractional Interest is 2.50136198%.

            Section 11.17 Original Class B-2 Fractional Interest.

            The Original Class B-2 Fractional Interest is 1.15074816%.

            Section 11.18 Original Class B-3 Fractional Interest.

            The Original Class B-3 Fractional Interest is 0.70054355%.

            Section 11.19 Original Class B-4 Fractional Interest.

            The Original Class B-4 Fractional Interest is 0.40054048%.

            Section 11.20 Original Class B-5 Fractional Interest.

            The Original Class B-5 Fractional Interest is 0.20053843%.

            Section 11.21 Closing Date.

            The Closing Date is January 28, 1999.

            Section 11.22 Right to Purchase.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $50,023,418.44 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            Section 11.23     Wire Transfer Eligibility.

            With respect to the Class A Certificates (other than the Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

            Section 11.24     Single Certificate.

            A Single Certificate for each Class of Class A Certificates (other than the Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $239,302.50 Denomination.

            Section 11.25     Servicing Fee Rate.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            Section 11.26     Master Servicing Fee Rate.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       NORWEST ASSET SECURITIES CORPORATION
                                       as Seller


                                       By:
                                          Name:
                                          Title:

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
                                       as Master Servicer


                                       By:
                                          Name:
                                          Title:

                                       FIRST UNION NATIONAL BANK
                                       as Trust Administrator


                                       By:
                                          Name:
                                          Title:

Attest:
By:____________________________________
Name: _________________________________
Title: ________________________________


                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK
                                       as Trustee


                                       By:
                                          Name:
                                          Title:

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of January, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

            On this 28th day of January, 1999, before me, a notary public in and for the State of Maryland, personally appeared Brett Handelman, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                      )
                              ss.:
COUNTY OF                     )

            On this 28th day of January, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

            On this 28th day of January, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

  Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                  Series 1999-1
               Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled     Partial Unscheduled
Servicer                             Principal Receipts     Principal Receipts
--------                             ------------------     ------------------

Norwest Mortgage, Inc. Exhibit F-1       Prior Month           Prior Month
Norwest Mortgage, Inc. Exhibit F-2       Mid-Month             Mid-Month
The Huntington Mortgage Company          Mid-Month             Prior Month
HomeSide Lending                         Prior Month           Prior Month
GMAC Mortgage Corporation                Mid-Month             Prior Month
SunTrust Mortgage, Inc.                  Mid-Month             Prior Month
National City Mortgage Company           Mid-Month             Prior Month
Bank United                              Mid-Month             Prior Month
Countrywide Home Loans, Inc.             Prior Month           Prior Month
Bank of Oklahoma, N.A.                   Mid-Month             Prior Month
First Union Mortgage Corporation         Mid-Month             Prior Month
America First Credit Union               Mid-Month             Prior Month
BankNorth Mortgage Company, Inc.         Mid-Month             Prior Month
Merrill Lynch Credit Corporation         Mid-Month             Prior Month
Hibernia National Bank                   Mid-Month             Prior Month
Columbia National, Inc.                  Mid-Month             Prior Month
Bank of America, NT&SA                   Mid-Month             Prior Month
Home Savings of America                  Mid-Month             Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 5.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 5.900% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.

Dated:

                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination:
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.100% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, and based on its issue price of 97.36532%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.68551333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.62%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02592677%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON A PORTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. For the purposes of determining distributions of interest and in reduction of Principal Balance, the Class A-6 Certificates consist of four components (each, a "Component" and individually, the "Class A-6 IO A Component," the "Class A-6 IO B Component," the "Class A-6 PAC Component" and the "Class A-6 Scheduled Accrual Component"). The amount of interest which accrues on the Class A-6 Certificates in any month will equal the sum of the interest which accrues on the Class A-6 Components. The component rate (the "Component Rate") on each of the Class A-6 Components will be 6.500% per annum. Interest with respect to each Component will accrue during each month in an amount equal to the product of (i) 1/12th of the Component Rate for such Component and (ii) the outstanding Principal Balance in the case of the Class A-6 PAC Component and the Class A-6 Scheduled Accrual Component or the outstanding notional amount in the case of the Class A-6 IO A Component and Class A-6 IO B Component. Prior to the applicable Accretion Termination Date, the interest accrual on the Class A-6 Scheduled Accrual Component will not be distributed as interest on this Certificate. Prior to the applicable Accretion Termination Date, the interest on the Class A-6 Scheduled Accrual Component otherwise available for distribution on this Certificate will be added to the Component Principal Balance of such Component on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates with respect to their Components.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, at an issue price of 102.86390%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 89.24719771%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.12%; and
(iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.54947206%.

            Each Component of this Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in
Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-7 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, at an issue price of 98.24398%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 17.44293945%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.34%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.54096290%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
       NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO
  ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE.
BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.500% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-8 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, at an issue price of 91.45625%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 239.50969538%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.00%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.47989124%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

AFTER THE CROSS-OVER DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-6 CERTIFICATES WILL BE BORNE BY THE CLASS A-9 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1999-1 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-9 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS A-PO

 evidencing an interest in a pool of fixed interest rate, conventional,  monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.:                               First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, at an issue price of 69.50000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.50000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.74%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.35133323%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $100.00
by this Certificate: 100%

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.
Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $100.00
by this Certificate: 100%

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By_____________________________________
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By_____________________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-2

                   evidencing an interest in a pool of fixed interest
                   rate, conventional, monthly pay, fully amortizing,
                  first lien, one- to four-family residential mortgage
                    loans, which may include loans secured by shares
                  issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, and based on its issue price of 93.78438%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.26978667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.39%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03190027%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS   CERTIFIES   THAT   _______________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, and based on its issue price of 87.85469%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.19947667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.31%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05962063%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-4

     evidencing an  interest  in a pool of fixed  interest  rate,  conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, and based on its issue price of 70.23360%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.82056667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.67%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12676330%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-5

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, and based on its issue price of 51.00313%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 49.05103667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 17.14%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.16769803%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-1, CLASS B-6

               evidencing an interest in a pool of fixed interest
               rate, conventional, monthly pay, fully amortizing,
              first lien, one- to four-family residential mortgage
             loans, which may include loans secured by shares issued
                  by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date: January 1, 1999

CUSIP No.: 66937R                        First Distribution Date: February 25,
1999

Percentage Interest evidenced            Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: February 25, 2029

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on January 28, 1999, and based on its issue price of 19.48750%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 3 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated January 25, 1999 with respect to the offering of the Class A (except Class A-PO), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 80.56666667%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 41.96%; and (iii) the amount of OID allocable to the short first accrual period (January 28, 1999 to February 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12468830%.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:


                                           First Union National Bank,
                                              Trust Administrator


                                       By
                                              Authorized Officer


Countersigned:

First Union National Bank,
   Trust Administrator


By
   Authorized Officer

                                    EXHIBIT C

                 [Form of Reverse of Series 1999-1 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________


    (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

 ____________________________________________________________________________
 ____________________________________________________________________________
 ____________________________________________________________________________





Social Security or other Identifying Number of Assignee:

 ____________________________________________________________________________


Dated:

                                   --------------------------------------
                                   Signature by or on behalf of assignor


                                   --------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _______________________________________ for the
account  of   ___________________________________________________ account number
_____________, or, if mailed by check, to ___________________________________.
Applicable  statements should be mailed to ___________________________________ .
____________________________________________________________________________

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H T H A T

            WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of January 28, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:
ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.
ARTICLE II

                          Custody of Mortgage Documents

            Section 2.01 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders. Section 2.02
RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian. Section
2.03 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator. Section 2.04 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator. Section 2.05 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement. Section 2.06 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

            Section 3.01 CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this
Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian. Section
3.02 INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the
Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved  by the  Seller,  and  the  cost  of  defending  any  action,  suit  or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply. Section 3.03 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.
Section 3.04 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. Section 3.05 CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust
Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer. Section 3.06 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.07 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.01 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section  4.02  AMENDMENTS.   No  modification  or  amendment  of  or
supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.03 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Section 4.05 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                               FIRST UNION NATIONAL BANK

230 South Tryon Street                 By:____________________________________
Charlotte, North Carolina,  28288      Name:__________________________________
                                       Title:_________________________________


Address:                               NORWEST ASSET SECURITIES CORPORATION

7485 New Horizon Way                   By:____________________________________
Frederick, Maryland,  21703            Name:__________________________________
                                       Title:_________________________________


Address:                               NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION

7485 New Horizon Way                   By:____________________________________
Frederick, Maryland,  21703            Name:__________________________________
                                       Title:_________________________________


Address:                               [CUSTODIAN]

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

STATE OF              )
                      : ss.:
COUNTY OF             )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             __________________________________
                                                         Notary Public

[NOTARIAL SEAL]

STATE OF              )
                      : ss.:
COUNTY OF             )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                             __________________________________
                                                         Notary Public

[NOTARIAL SEAL]

STATE OF              )
                      : ss.:
COUNTY OF             )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             __________________________________
                                                         Notary Public

[NOTARIAL SEAL]

STATE OF              )
                      : ss.:
COUNTY OF             )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                             __________________________________
                                                         Notary Public

[NOTARIAL SEAL]

                                   EXHIBIT F-1

            Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland



NASCOR
NMI / 1999-01  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

(i)       (ii)                                          (iii)     (iv)        (v)       (vi)         (vii)      (viii)
-------   ---------------------   -------    -------   --------   --------   --------  --------    --------  ----------
                                                                             NET
MORTGAGE                                                          MORTGAGE   MORTGAGE  CURRENT     ORIGINAL   SCHEDULED
LOAN                                          ZIP      PROPERTY   INTEREST   INTEREST  MONTHLY     TERM TO    MATURITY
NUMBER    CITY                     STATE      CODE     TYPE       RATE       RATE      PAYMENT     MATURITY   DATE
-------   ---------------------   -------    -------   --------   --------   --------  --------    --------  -----------

6344182   SILVERTHORNE            CO         80498      SFD      7.250        6.500   $2,387.62        360       1-Dec-28
7099388   EDEN PRAIRIE            MN         55347      SFD      7.250        6.500   $1,882.81        360       1-Sep-28
7139381   NORTH OAKS              MN         55127      SFD      6.875        6.500   $1,968.82        360       1-Nov-28
7191232   MINNEAPOLIS             MN         55410      SFD      7.125        6.500   $1,768.52        360       1-Oct-28
7194567   EDINA                   MN         55424      SFD      7.500        6.500   $2,278.04        360       1-Oct-28
7233332   MAPLE GROVE             MN         55311      SFD      7.250        6.500   $1,828.23        360       1-Oct-28
7241966   INVER GROVE HGT         MN         55077      SFD      7.500        6.500   $1,887.88        360       1-Nov-28
7242014   MINNETONKA              MN         55345      SFD      7.375        6.500   $2,513.72        360       1-Nov-28
7246988   STILLWATER              MN         55082      SFD      7.000        6.500   $1,809.09        360       1-Nov-28
7276836   BIRMINGHAM              MI         48009      SFD      6.625        6.358   $1,703.23        360       1-Nov-28
7280280   FOREST LAKE             MN         55025      SFD      7.125        6.500   $2,002.30        360       1-Oct-28
7286526   CHICAGO                 IL         60657      SFD      7.250        6.500   $1,841.88        360       1-Oct-28
7296829   WOODBURY                MN         55125      SFD      7.625        6.500   $1,922.37        360       1-Dec-28
7317871   LAKEVILLE               MN         55044      SFD      7.125        6.500   $1,621.65        360       1-Nov-28
7374512   NAPERVILLE              IL         60565      SFD      7.000        6.500   $2,907.37        360       1-Nov-28




TABLE (CONTINUED)

  (i)        (ix)              (x)      (xi)        (xii)      (xiii)    (xiv)     (xv)      (xvi)
-------     -------------    -------   -------    ----------   -------   --------  -------   ---------
            CUT-OFF
MORTGAGE    DATE                                  MORTGAGE               T.O.P.    MASTER    FIXED
LOAN        PRINCIPAL                             INSURANCE    SERVICE   MORTGAGE  SERVICE   RETAINED
NUMBER      BALANCE            LTV     SUBSIDY    CODE         FEE       LOAN      FEE       YIELD
-------     --------------   -------   -------    ---------    -------   --------  -------   ---------

6344182       $349,726.96     42.42                            0.250                0.017    0.483
7099388       $275,130.92     56.79                            0.250                0.017    0.483
7139381       $299,041.27     90.00                 13         0.250                0.017    0.108
7191232       $261,866.47     75.00                            0.250                0.017    0.358
7194567       $325,070.09     71.60                            0.250                0.017    0.733
7233332       $267,369.01     80.00                            0.250                0.017    0.483
7241966       $269,597.99     76.06                            0.250                0.017    0.733
7242014       $363,394.41     69.99                            0.250                0.017    0.608
7246988       $271,472.92     80.00                            0.250                0.017    0.233
7276836       $265,529.33     50.67                            0.250                0.017    0.000
7280280       $296,482.73     79.98                            0.250                0.017    0.358
7286526       $269,364.29     79.41                            0.250                0.017    0.483
7296829       $271,403.42     57.18                            0.250                0.017    0.858
7317871       $240,313.87     85.96                 06         0.250                0.017    0.358
7374512       $436,281.51     64.74                            0.250                0.017    0.233

            $4,462,045.19


COUNT:                         15
WAC:                  7.191954825
WAM:                  357.6976086
WALTV:                69.99349637

                                   EXHIBIT F-2

 Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland


NASCOR
NMI / 1999-01  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

(i)       (ii)                                          (iii)     (iv)        (v)       (vi)         (vii)      (viii)
-------   ---------------------   -------    -------   --------   --------   --------  --------    --------  ----------
                                                                             NET
MORTGAGE                                                          MORTGAGE   MORTGAGE  CURRENT     ORIGINAL   SCHEDULED
LOAN                                          ZIP      PROPERTY   INTEREST   INTEREST  MONTHLY     TERM TO    MATURITY
NUMBER    CITY                     STATE      CODE     TYPE       RATE       RATE      PAYMENT     MATURITY   DATE
-------   ---------------------   -------    -------   --------   --------   --------  --------    --------  -----------

4602964   BROWNSTOWN TOWNSHIP      MI         48183       SFD       7.625      6.500     $  694.70      360      1-Dec-28
4650451   GREAT FALLS              MT         59404       SFD       7.375      6.500     $4,092.25      360      1-Dec-28
4742325   SAN MATEO                CA         94401       SFD       6.875      6.500     $1,581.89      360      1-Nov-28
4743224   RANDOLPH                 NJ         07869       SFD       6.875      6.500     $2,404.36      360      1-Dec-28
4748961   HOUSTON                  TX         77024       SFD       6.875      6.500     $1,960.94      360      1-Jan-29
4762268   DENVER                   CO         80237       SFD       8.000      6.500     $2,090.87      360      1-Jan-29
4774617   CHATHAM                  NJ         07928       SFD       7.500      6.500     $2,097.65      360      1-Jan-29
4775596   HOPKINTON                MA         01748       SFD       7.000      6.500     $2,224.11      360      1-Dec-28
4782209   FAIRFAX                  VA         22032       SFD       7.250      6.500     $2,237.88      360      1-Aug-28
4802155   MOUNT SINAI              NY         11766       SFD       7.875      6.500     $1,821.38      360      1-Dec-28
4805415   DUBLIN                   OH         43017       SFD       7.375      6.500     $1,779.18      360      1-Aug-28
4806821   SALEM                    OR         97301       SFD       7.250      6.500     $1,657.69      360      1-Aug-28
4820144   ANAHEIM                  CA         92808       SFD       7.000      6.500     $1,809.30      360      1-Dec-28
4821274   SANTA BARBARA            CA         93108       SFD       7.000      6.500     $6,020.99      360      1-Dec-28
4823374   EAST HAMPTON             NY         11937       SFD       7.125      6.500     $1,805.57      360      1-Jan-29
4823633   LOS ANGELES              CA         91326       SFD       7.625      6.500     $2,338.55      360      1-Sep-28
4827219   NORFOLK                  MA         02056       SFD       7.000      6.500     $1,649.96      360      1-Jan-29
4829059   BELLE MEAD               NJ         08502       SFD       7.000      6.500     $1,358.33      240      1-Sep-18
4829317   EDEN PRAIRIE             MN         55346       SFD       7.375      6.500     $1,920.08      360      1-Dec-28
4830900   DELRAY BEACH             FL         33483       SFD       7.650      6.500     $1,929.88      360      1-Jul-28
4831605   KANSAS CITY              MO         64152       SFD       7.125      6.500     $1,669.41      360      1-Nov-28
4835142   HAMPTON BAYS             NY         11946       SFD       7.500      6.500     $  832.07      360      1-Dec-28
4836692   DUBLIN                   CA         94568       SFD       7.000      6.500     $2,097.04      360      1-Dec-28
4838964   ALLEN                    TX         75013       SFD       7.375      6.500     $1,695.61      360      1-Nov-28
4841546   LINCOLNDALE              NY         10540       SFD       7.000      6.500     $2,328.56      360      1-Nov-28
4842187   CHAPPAQUA                NY         10514       SFD       7.125      6.500     $2,694.88      360      1-Nov-28
4844307   STATEN ISLAND            NY         10305       SFD       7.625      6.500     $1,835.67      360      1-Jan-29
4844696   STOCKTON                 NJ         08559       SFD       7.500      6.500     $2,908.74      360      1-Jan-29
4844725   GRANVILLE                OH         43023       SFD       7.250      6.500     $2,182.96      360      1-Nov-28
4845230   SAN JOSE                 CA         95133       SFD       7.625      6.500     $2,197.70      360      1-Jun-28
4845993   MIDLOTHIAN               VA         23113       SFD       7.250      6.500     $1,916.92      360      1-Aug-28
4846330   SUMMIT                   NJ         07901       SFD       7.875      6.500     $2,326.39      360      1-Sep-28
4846949   AVON                     CT         06001       SFD       7.500      6.500     $1,793.49      360      1-Oct-28
4847327   NOVATO                   CA         94947       SFD       7.250      6.500     $2,796.93      360      1-Nov-28
4848155   TAVERNIER                FL         33070       SFD       7.875      6.500     $1,859.81      360      1-Dec-28
4848553   CITY BY THE SEA          TX         78336       SFD       7.250      6.500     $1,691.80      360      1-Dec-28
4848916   HENDERSON                NV         89014       SFD       7.250      6.500     $2,283.24      360      1-Oct-28
4849073   VIENNA                   VA         22182       SFD       7.375      6.500     $2,454.66      360      1-Dec-28
4849743   NANTUCKET                MA         02554       SFD       7.750      6.500     $3,202.37      360      1-Jan-29
4850892   MISSION HILLS            KS         66208       SFD       7.250      6.500     $3,138.01      360      1-Dec-28
4851771   BUFFALO                  MN         55313       SFD       7.375      6.500     $2,072.03      360      1-Oct-28
4852400   TROY                     MI         48098       SFD       7.625      6.500     $3,347.87      360      1-Nov-28
4852543   EUGENE                   OR         97401       SFD       7.000      6.500     $1,714.82      360      1-Oct-28
4852830   LAVEROCK                 PA         19038       SFD       7.125      6.500     $1,852.73      360      1-Dec-28
4854602   SAN JOSE                 CA         95124       SFD       7.375      6.500     $1,811.65      360      1-Oct-28
4856128   COHASSET                 MA         02025       SFD       7.375      6.500     $2,348.30      360      1-Dec-28
4856804   MILPITAS                 CA         95035       SFD       7.750      6.500     $2,091.93      360      1-Dec-28
4858063   PROVIDENCE               RI         02906       SFD       7.250      6.500     $2,176.14      360      1-Nov-28
4858237   LOS ANGELES              CA         90077       SFD       7.125      6.500     $3,840.20      360      1-Oct-28
4858819   HOLBROOK                 NY         11741       SFD       7.750      6.500     $1,998.80      360      1-Dec-28
4859523   FORT SALONGA             NY         11768       SFD       7.375      6.500     $3,226.14      360      1-Nov-28
4859781   DALLAS                   TX         75229       SFD       7.250      6.500     $2,865.48      360      1-Oct-28
4859801   WARREN                   NJ         07059       SFD       7.125      6.500     $1,711.25      360      1-Jan-29
4860382   EDGEWATER                NJ         07020       COP       7.750      6.500     $2,965.95      360      1-Nov-28
4860391   SYOSSET                  NY         11791       SFD       7.375      6.500     $1,933.90      360      1-Nov-28
4860400   HARTSDALE                NY         10530       COP       7.750      6.500     $  306.41      360      1-Nov-28
4860467   REDWOOD CITY             CA         94061       SFD       7.125      6.500     $2,366.10      360      1-Dec-28
4861271   GREENWICH                CT         06831       SFD       8.125      6.500     $3,393.22      360      1-Jun-28
4861354   WELLINGTON               FL         33414       SFD       7.625      6.500     $2,256.09      360      1-Jul-28
4861472   CHESTERFIELD             MO         63017       SFD       7.375      6.500     $1,712.88      360      1-Oct-28
4861479   KATY                     TX         77450       SFD       7.375      6.500     $2,120.38      360      1-Oct-28
4861582   LAKE FOREST              IL         60005       SFD       7.125      6.500     $2,290.64      360      1-Oct-28
4861725   EAST ISLIP               NY         11730       SFD       7.250      6.500     $2,148.86      360      1-Nov-28
4861822   SUNNYVALE                CA         94087       SFD       7.625      6.500     $ 1,358.97     360      1-Dec-28
4862068   RESTON                   VA         22091       SFD       7.875      6.500     $ 2,204.22     360      1-May-28
4862359   TUSTIN                   CA         92782       SFD       7.000      6.500     $ 2,062.44     360      1-Nov-28
4862651   LARCHMONT                NY         10538       SFD       7.000      6.500     $2,827.54      360      1-Nov-28
4863227   SUWANEE                  GA         30024       SFD       7.250      6.500     $ 1,840.51     360      1-Sep-28
4863407   STUART                   FL         34996       SFD       7.500      6.500     $ 2,992.64     360      1-Jul-28
4863443   IRVINE                   CA         92620       SFD       7.750      6.500     $ 1,868.41     360      1-Aug-28
4863549   LAYTON                   UT         84041       SFD       7.250      6.500     $ 763.51       240      1-Dec-18
4863637   PEMBROKE PINES           FL         33028       SFD       7.625      6.500     $ 1,916.71     360      1-Jul-28
4864107   FRANKLIN                 TN         37069       SFD       7.375      6.500     $ 1,733.25     360      1-Oct-28
4864818   GREAT NECK               NY         11021       SFD       7.500      6.500     $ 2,622.06     360      1-Jan-29
4864919   SAN DIEGO                CA         92106       SFD       7.875      6.500     $ 2,011.34     360      1-Sep-28
4864953   SAN FRANCISCO            CA         94123       SFD       7.125      6.500     $ 3,832.11     360      1-Oct-28
4865045   HOLIDAY                  FL         34961       SFD       7.750      6.500     $ 1,809.21     357      1-Mar-28
4866163   MUKILTEO                 WA         98275       SFD       7.000      6.500     $ 2,092.38     360      1-Nov-28
4866246   SCARSDALE                NY         10583       SFD       7.625      6.500     $ 2,406.50     360      1-Jan-29
4866433   CLINTON                  NJ         08801       SFD       7.500      6.500     $2,377.33      360      1-Dec-28
4866517   MEMPHIS                  TN         38120       SFD       7.000      6.500     $2,049.13      360      1-Nov-28
4866825   MIDDLETOWN               NJ         07748       SFD       7.250      6.500     $ 2,728.71     360      1-Jan-29
4866833   PEAPACK-GLADSTONE        NJ         07934       SFD       7.625      6.500     $ 1,592.54     360      1-Dec-28
4866957   DALLAS                   TX         75218       SFD       7.000      6.500     $2,224.77      360      1-Oct-28
4867043   BROOKLYN                 NY         11229       SFD       7.625      6.500     $1,828.94      360      1-Dec-28
4867922   CHESTERFIELD             MO         63017       SFD       7.000      6.500     $2,148.93      360      1-Dec-28
4868078   MISSION VIEJO            CA         92691       SFD       7.625      6.500     $ 2,038.45     360      1-Jan-29
4868366   SEATTLE                  WA         98136       SFD       7.000      6.500     $ 1,995.91     360      1-Nov-28
4868891   STAMFORD                 CT         06902       SFD       7.125      6.500     $ 1,541.13     360      1-Sep-28
4868973   MARIETTA                 GA         30067       SFD       7.125      6.500     $2,371.49      360      1-Nov-28
4869057   MOORPARK                 CA         93021       SFD       7.125      6.500     $1,944.36      360      1-Dec-28
4869091   MANHASSET                NY         11030       SFD       7.250      6.500     $ 2,963.37     360      1-Dec-28
4869151   CENTERPORT               NY         11721       SFD       7.125      6.500     $1,684.30      360      1-Nov-28
4869270   FARMINGDALE              NY         11735       SFD       6.875      6.500     $ 1,747.44     360      1-Nov-28
4869593   CROWNSVILLE              MD         21032       SFD       7.375      6.500     $2,182.54      360      1-Sep-28
4870016   SCARSDALE                NY         10583       SFD       7.125      6.500     $3,126.05      360      1-Dec-28
4871185   PLEASANTVILLE            NY         10570       SFD       6.500      6.233     $2,186.96      360      1-Jan-29
4871377   HINGHAM                  MA         02043       SFD       7.375      6.500     $ 1,787.13     360      1-Dec-28
4871655   RYE                      NY         10580       SFD       7.000      6.500     $ 2,794.28     360      1-Jan-29
4872018   JAMAICA PLAIN            MA         02130       SFD       7.375      6.500     $1,699.06      360      1-Nov-28
4872028   HANOUVER                 MA         02339       SFD       7.125      6.500     $ 2,378.23     360      1-Dec-28
4872277   SHORT HILLS              NJ         07078       SFD       7.125      6.500     $3,705.46      360      1-Dec-28
4872435   WATER MILL               NY         11976       SFD       7.500      6.500     $ 1,727.06     360      1-Nov-28
4872443   DANVILLE                 CA         94506       SFD       7.125      6.500     $3,031.74      360      1-Oct-28
4872713   SCOTTSDALE               AZ         85259       SFD       7.500      6.500     $1,866.90      360      1-Nov-28
4872927   CHILI                    NY         14556       SFD       7.625      6.500     $ 400.62       360      1-Dec-28
4872940   NEW YORK                 NY         10021       HCO       7.000      6.500     $3,958.55      360      1-Nov-28
4873171   SAN DIEGO                CA         92130       SFD       7.250      6.500     $ 2,530.88     360      1-Nov-28
4873483   SANTA MONICA             CA         90403       SFD       7.375      6.500     $ 2,596.94     360      1-Nov-28
4873557   RIVERDALE                NY         10463       SFD       7.500      6.500     $ 3,476.84     360      1-Dec-28
4874477   GREENWICH                CT         06830       LCO       7.625      6.500     $ 2,423.49     360      1-Jan-29
4874576   NORTH RIDGE              CA         91326       SFD       7.125      6.500     $ 1,825.78     360      1-Dec-28
4874802   HUDSON                   OH         44236       SFD       7.250      6.500     $ 2,534.29     360      1-Dec-28
4875879   LOVELAND                 OH         45140       SFD       7.000      6.500     $ 2,328.56     360      1-Oct-28
4875903   CARMEL                   IN         46032       SFD       7.250      6.500     $2,182.97      360      1-Nov-28
4876444   FORT LEE                 NJ         07024       LCO       7.500      6.500     $ 1,720.07     360      1-Nov-28
4876858   FRANKLIN PARK            NJ         08873       SFD       7.375      6.500     $ 2,391.81     360      1-Oct-28
4876860   NAPERVILLE               IL         60563       SFD       7.125      6.500     $2,432.12      360      1-Dec-28
4876888   HILLSDALE                NJ         07642       SFD       7.375      6.500     $2,762.70      360      1-Nov-28
4877535   PLACENTIA                CA         92870       SFD       7.250      6.500     $2,016.52      360      1-Oct-28
4877820   NEW YORK                 NY         10025       HCO       7.625      6.500     $ 2,831.17     360      1-Dec-28
4878210   AGOURA HILLS             CA         91301       SFD       7.000      6.500     $ 1,849.55     360      1-Dec-28
4878423   STONY POINT              NY         10980       SFD       7.250      6.500     $2,455.84      360      1-Dec-28
4878481   MOSS BEACH               CA         94038       SFD       7.500      6.500     $ 2,215.12     360      1-Jan-29
4879070   SANTA CLARA              CA         95054       SFD       7.250      6.500     $ 1,773.66     360      1-Nov-28
4879280   JACKSONVILLE             FL         32256       SFD       7.000      6.500     $ 1,705.18     360      1-Dec-28
4879591   SAN RAFAEL               CA         94901       SFD       7.500      6.500     $ 2,908.74     360      1-Dec-28
4879639   WHITESTONE               NY         11357       SFD       7.125      6.500     $ 1,819.05     360      1-Dec-28
4879689   WINCHESTER               MA         01890       SFD       7.250      6.500     $ 2,530.88     360      1-Jan-29
4880037   RIVERSIDE                CA         92506       SFD       7.625      6.500     $ 2,831.17     360      1-Oct-28
4880367   HIGHLAND PARK            TX         75205       SFD       7.250      6.500     $6,207.81      360      1-Dec-28
4880499   HAVERTOWN                PA         19083       SFD       7.375      6.500     $ 1,685.25     360      1-Dec-28
4882355   TUCSON                   AZ         85718       SFD       7.000      6.500     $ 2,523.60     240      1-Dec-18
4882430   SAN FRANCISCO            CA         94112       SFD       7.000      6.500     $2,162.24      360      1-Dec-28
4882635   IRVINE                   CA         92614       SFD       7.375      6.500     $ 2,068.58     360      1-Nov-28
4882790   CORONA                   CA         91720       SFD       7.500      6.500     $ 1,710.98     360      1-Jan-29
4882848   MODESTO                  CA         95350       SFD       7.125      6.500     $2,252.91      360      1-Dec-28
4882889   SAN JOSE                 CA         95148       SFD       7.500      6.500     $ 2,153.59     360      1-Dec-28
4882900   SAN JOSE                 CA         95125       SFD       7.375      6.500     $ 2,266.11     360      1-Dec-28
4883269   CINCINNATI               OH         45244       SFD       7.125      6.500     $2,627.50      360      1-Nov-28
4883383   HAWTHORN WOODS           IL         60047       SFD       7.300      6.500     $ 2,119.79     360      1-Sep-28
4883399   BUFFALO GROVE            IL         60089       SFD       7.000      6.500     $ 1,995.91     360      1-Dec-28
4883680   DAKOTA DUNES             SD         57049       SFD       7.000      6.500     $ 1,800.31     360      1-Dec-28
4883979   NOVATO                   CA         94945       SFD       7.375      6.500     $2,541.69      360      1-Dec-28
4883987   TULSA                    OK         74136       SFD       7.000      6.500     $ 2,262.03     360      1-Oct-28
4884041   MONTE SERENO             CA         95030       SFD       7.250      6.500     $5,682.53      360      1-Dec-28
4884105   IRVINE                   CA         92620       SFD       7.500      6.500     $ 2,672.40     360      1-Dec-28
4884218   SANTA CLARA              CA         95051       SFD       7.250      6.500     $1,835.06      360      1-Nov-28
4884472   SOUTH ORANGE             NJ         07079       SFD       7.000      6.500     $2,984.91      240      1-Dec-18
4884779   ARNOLD                   MD         21012       SFD       7.375      6.500     $ 2,058.22     360      1-Jan-29
4884886   SAN MARTIN               CA         95046       SFD       7.000      6.500     $1,663.26      360      1-Dec-28
4884995   MILPITAS                 CA         95035       SFD       7.125      6.500     $ 3,058.69     360      1-Nov-28
4885493   OAKLAND                  CA         94618       SFD       7.250      6.500     $ 2,373.98     360      1-Dec-28
4885649   HEMET                    CA         92543       SFD       7.550      6.500     $1,862.00      360      1-Sep-28
4885942   ELK GROVE                CA         95624       SFD       7.500      6.500     $2,013.74      360      1-Nov-28
4886119   LAGUNA HILLS             CA         92653       SFD       7.125      6.500     $ 1,977.37     360      1-Dec-28
4886181   LAKEWOOD                 IL         60014       SFD       7.000      6.500     $ 2,980.56     360      1-Dec-28
4886340   SAN FRANCISCO            CA         94122       SFD       7.500      6.500     $ 1,957.81     360      1-Dec-28
4886484   YONKERS                  NY         10710       SFD       7.375      6.500     $ 1,989.14     360      1-Dec-28
4886518   HALF MOON BAY            CA         94019       SFD       7.000      6.500     $ 2,661.21     360      1-Dec-28
4886666   KETCHUM                  ID         83340       SFD       7.125      6.500     $ 1,212.70     360      1-Dec-28
4886740   BOISE                    ID         83702       SFD       7.125      6.500     $ 1,920.10     360      1-Dec-28
4886766   SAN MATEO                CA         94402       SFD       7.125      6.500     $ 2,826.93     360      1-Dec-28
4886856   NESHANIC STATION         NJ         08853       SFD       7.125      6.500     $1,933.58      360      1-Dec-28
4886960   SAN CARLOS               CA         94070       SFD       7.250      6.500     $3,165.30      360      1-Nov-28
4886981   MISSION VIEJO            CA         92692       SFD       7.125      6.500     $ 3,712.19     360      1-Dec-28
4887003   RENTON                   WA         98058       SFD       7.000      6.500     $ 1,904.10     360      1-Oct-28
4887012   TUCSON                   AZ         85750       SFD       7.250      6.500     $1,923.74      360      1-Nov-28
4887036   VALLEY CENTER            CA         92082       SFD       7.000      6.500     $2,541.46      360      1-Dec-28
4887112   MENLO PARK               CA         94025       SFD       7.125      6.500     $ 4,015.37     360      1-Dec-28
4887204   SAN RAMON                CA         94583       LCO       7.750      6.500     $1,869.84      360      1-Jan-29
4887257   BURLINGAME               CA         94010       SFD       7.375      6.500     $ 2,417.37     360      1-Jan-29
4887442   DACULA                   GA         30019       SFD       6.875      6.500     $ 1,761.23     360      1-Jan-29
4887885   PIEDMONT                 CA         94611       SFD       7.125      6.500     $ 4,015.37     360      1-Dec-28
4887969   SAN MATEO                CA         94402       SFD       7.375      6.500     $ 2,265.42     360      1-Dec-28
4887993   LINCOLN PARK             NJ         07035       SFD       7.875      6.500     $2,708.14      360      1-Jan-29
4888015   LA GRANGE                IL         60525       SFD       8.125      6.500     $1,900.80      360      1-Jan-29
4888023   EL GRANADA               CA         94018       SFD       7.375      6.500     $ 2,230.89     360      1-Dec-28
4888025   PLEASANTON               CA         94588       SFD       7.250      6.500     $ 2,660.49     360      1-Dec-28
4888030   MILPITAS                 CA         95035       SFD       7.250      6.500     $2,544.52      360      1-Dec-28
4888032   MENLO PARK               CA         94025       SFD       7.125      6.500     $3,705.46      360      1-Dec-28
4888051   VALLEY VILLAGE           CA         91607       SFD       7.375      6.500     $ 2,862.85     360      1-Dec-28
4888141   CHARLESTON               WV         25314       SFD       7.125      6.500     $ 4,026.82     360      1-Dec-28
4888156   SANTA BARBARA            CA         93110       SFD       7.125      6.500     $2,671.30      360      1-Dec-28
4888183   MOUNTAIN VIEW            CA         94040       SFD       7.250      6.500     $1,899.87      360      1-Dec-28
4888402   IJAMSVILLE               MD         21754       SFD       6.875      6.500     $ 1,876.85     360      1-Dec-28
4888434   BETHESDA                 MD         20814       SFD       7.125      6.500     $1,849.36      360      1-Dec-28
4888649   SNOHOMISH                WA         98296       SFD       7.250      6.500     $2,095.65      360      1-Oct-28
4889232   WALTHAM                  MA         02154       SFD       7.000      6.500     $1,796.32      360      1-Dec-28
4889248   GRANITE BAY              CA         95746       SFD       7.500      6.500     $2,120.02      360      1-Dec-28
4889366   SEAL BEACH               CA         90740       SFD       7.125      6.500     $ 1,913.36     360      1-Nov-28
4889506   CUPERTINO                CA         95014       SFD       7.125      6.500     $1,906.63      360      1-Dec-28
4889553   LAFAYETTE                CA         94549       SFD       7.125      6.500     $ 3,116.29     360      1-Dec-28
4889601   LOS ANGELES              CA         91607       SFD       7.375      6.500     $2,202.57      360      1-Dec-28
4889668   SAN JOSE                 CA         95129       SFD       7.375      6.500     $2,668.77      360      1-Nov-28
4890087   LOS ANGELES              CA         90046       SFD       7.000      6.500     $3,559.37      360      1-Dec-28
4890185   TUMWATER                 WA         98512       SFD       7.000      6.500     $ 1,787.00     360      1-Dec-28
4890351   MANDEVILLE               LA         70471       SFD       6.875      6.500     $ 1,688.31     360      1-Nov-28
4890416   FOUNTAIN HILLS           AZ         85268       SFD       7.250      6.500     $2,146.74      300      1-Sep-23
4890564   NEW YORK                 NY         10022       COP       7.500      6.500     $ 1,957.81     360      1-Jan-29
4890592   MASSAPEQUA               NY         11758       SFD       7.000      6.500     $1,663.26      360      1-Dec-28
4890673   COTO DE CAZA             CA         92679       PUD       7.000      6.500     $ 3,306.56     360      1-Nov-28
4890729   PARKER                   CO         80138       SFD       6.875      6.500     $ 1,785.20     360      1-Nov-28
4890818   FAIR HAVEN               NJ         07704       SFD       7.250      6.500     $ 2,726.66     360      1-Dec-28
4891010   PRINCETON JUNCTION       NJ         08550       SFD       7.625      6.500     $ 2,349.88     360      1-Dec-28
4891064   SAN JOSE                 CA         95132       SFD       7.125      6.500     $1,886.42      360      1-Dec-28
4891103   SANTA MONICA             CA         90402       SFD       7.125      6.500     $ 6,737.19     360      1-Dec-28
4891227   REDWOOD CITY             CA         94063       SFD       7.375      6.500     $2,340.01      360      1-Dec-28
4891240   VILLA HILLS              KY         41017       SFD       7.000      6.500     $1,649.95      360      1-Nov-28
4891253   LAKE MARY                FL         32746       SFD       7.125      6.500     $ 3,405.28     347      1-Oct-27
4891357   CERRITOS                 CA         90703       SFD       7.000      6.500     $1,960.93      360      1-Dec-28
4891368   BEVERLY HILLS            CA         90210       SFD       7.125      6.500     $ 4,379.17     360      1-Nov-28
4891494   JAMAICA                  NY         11432       SFD       7.750      6.500     $2,149.24      360      1-Jan-29
4891675   SAN JOSE                 CA         95124       SFD       7.000      6.500     $ 1,715.82     360      1-Dec-28
4891682   LITTLETON                CO         80125       SFD       6.875      6.500     $ 2,299.26     360      1-Dec-28
4891716   POWAY                    CA         92064       SFD       6.875      6.500     $3,580.27      360      1-Dec-28
4891812   FREMONT                  CA         94539       SFD       7.000      6.500     $ 2,634.60     360      1-Nov-28
4891845   SOLANA BEACH             CA         92075       SFD       7.500      6.500     $ 2,629.05     360      1-Oct-28
4891962   SAN JOSE                 CA         95129       SFD       7.625      6.500     $2,017.22      360      1-Jan-29
4891997   MASPETH                  NY         11378       MF2       7.125      6.500     $ 2,486.03     360      1-Dec-28
4892041   JUPITER                  FL         33478       SFD       7.125      6.500     $1,684.66      350      1-Jan-28
4892047   COUNTRYSIDE              IL         60525       SFD       7.125      6.500     $2,128.96      360      1-Jan-29
4892077   ARLINGTON                VA         22201       SFD       7.500      6.500     $2,313.49      360      1-Oct-28
4892111   BELVEDERE                CA         94920       SFD       7.000      6.500     $5,966.77      360      1-Dec-28
4892189   VALENCIA                 CA         91355       PUD       7.375      6.500     $1,837.20      360      1-Oct-28
4892356   CAMPBELL                 CA         95008       SFD       7.000      6.500     $ 2,195.50     360      1-Nov-28
4892385   MONMOUTH JUNCTION        NJ         08852       SFD       7.750      6.500     $ 2,174.74     360      1-Nov-28
4892396   LA JOLLA                 CA         92037       SFD       6.875      6.500     $3,404.21      360      1-Dec-28
4892459   SAN JOSE                 CA         95135       SFD       7.125      6.500     $ 2,024.53     360      1-Dec-28
4892478   SAN JOSE                 CA         95120       SFD       7.375      6.500     $1,906.27      360      1-Dec-28
4892486   CAMPBELL                 CA         95008       SFD       7.250      6.500     $ 2,387.62     360      1-Dec-28
4892495   CAMPBELL                 CA         95008       SFD       7.125      6.500     $ 1,819.05     360      1-Dec-28
4892532   SUNNYVALE                CA         94087       SFD       7.000      6.500     $ 1,733.12     360      1-Dec-28
4892576   OAKLAND                  CA         94705       SFD       7.125      6.500     $ 2,490.74     360      1-Dec-28
4892592   MONTE SERENO             CA         95030       SFD       7.500      6.500     $3,447.13      360      1-Dec-28
4892616   CULVER CITY              CA         90230       SFD       7.375      6.500     $2,331.03      360      1-Dec-28
4892634   WEST HILLS               CA         91304       SFD       7.500      6.500     $ 1,699.10     360      1-Dec-28
4892674   SAN JOSE                 CA         95134       SFD       7.375      6.500     $1,963.59      360      1-Dec-28
4892688   BURLINGAME               CA         94010       SFD       7.250      6.500     $1,964.67      360      1-Dec-28
4892851   SAN JOSE                 CA         95124       SFD       7.125      6.500     $1,998.93      360      1-Dec-28
4892858   FREMONT                  CA         94536       SFD       7.125      6.500     $2,317.60      360      1-Dec-28
4892921   SAN DIEGO                CA         92127       SFD       7.125      6.500     $ 1,959.18     360      1-Dec-28
4893055   SCOTTSDALE               AZ         85260       SFD       6.875      6.500     $ 2,640.86     360      1-Dec-28
4893154   MALIBU                   CA         90265       SFD       7.250      6.500     $ 4,788.88     360      1-Dec-28
4893189   WILMINGTON               NC         28412       SFD       7.375      6.500     $ 1,571.29     360      1-Nov-28
4893310   CUPERTINO                CA         95014       SFD       7.000      6.500     $2,780.97      360      1-Dec-28
4893322   SAN JOSE                 CA         95129       SFD       7.000      6.500     $ 2,328.56     360      1-Dec-28
4893464   VALLEY STREAM            NY         11580       SFD       7.375      6.500     $ 704.49       360      1-Dec-28
4893626   SAN JOSE                 CA         95120       SFD       7.125      6.500     $ 2,425.39     360      1-Dec-28
4893631   ESCONDIDO                CA         92029       SFD       7.125      6.500     $ 1,792.10     360      1-Dec-28
4893687   MILLERSVILLE             MD         21108       SFD       7.250      6.500     $2,019.24      360      1-Nov-28
4893727   MENLO PARK               CA         94025       SFD       7.375      6.500     $ 2,313.77     360      1-Dec-28
4893862   MENLO PARK               CA         94025       SFD       7.000      6.500     $4,304.51      360      1-Dec-28
4893869   CROWNSVILLE              MD         21032       SFD       7.250      6.500     $1,850.06      360      1-Dec-28
4894057   SAN JOSE                 CA         95125       SFD       7.125      6.500     $2,055.69      240      1-Dec-18
4894161   SAN MARTIN               CA         95046       SFD       7.125      6.500     $ 2,098.64     360      1-Dec-28
4894172   PALO ALTO                CA         94301       SFD       7.000      6.500     $4,257.94      360      1-Dec-28
4894175   ATHERTON                 CA         94027       SFD       7.125      6.500     $ 2,115.48     360      1-Dec-28
4894181   SAN MATEO                CA         94403       SFD       7.250      6.500     $ 2,563.98     240      1-Dec-18
4894194   FAIRPORT                 NY         14450       SFD       7.375      6.500     $ 545.64       360      1-Dec-28
4894195   REDWOOD CITY             CA         94065       SFD       7.250      6.500     $ 1,796.18     360      1-Dec-28
4894383   LOS GATOS                CA         95033       SFD       7.250      6.500     $ 2,728.71     360      1-Dec-28
4894505   STAMFORD                 CT         06903       SFD       6.875      6.500     $2,956.18      360      1-Dec-28
4894520   CARMEL                   IN         46032       SFD       6.875      6.500     $3,442.31      360      1-Dec-28
4894552   SAN MATEO                CA         94403       SFD       6.875      6.500     $1,769.44      360      1-Dec-28
4894614   CASTLE ROCK              CO         80104       SFD       7.000      6.500     $2,065.77      360      1-Jan-29
4894617   SAN FRANCISCO            CA         94131       SFD       7.375      6.500     $2,707.45      360      1-Dec-28
4894700   SAN JOSE                 CA         95128       SFD       7.375      6.500     $ 2,203.26     360      1-Dec-28
4894704   NEW FAIRFIELD            CT         06812       SFD       7.000      6.500     $ 2,538.80     360      1-Dec-28
4894786   MORGAN HILL              CA         95037       SFD       7.000      6.500     $ 2,035.83     360      1-Dec-28
4894790   SAN JOSE                 CA         95120       SFD       7.000      6.500     $2,860.81      360      1-Nov-28
4894847   LEONIA                   NJ         07605       SFD       7.375      6.500     $1,864.82      360      1-Dec-28
4894993   OSSINING                 NY         10562       LCO       7.000      6.500     $1,990.59      360      1-Nov-28
4895013   SAN JOSE                 CA         95125       SFD       7.000      6.500     $ 1,669.91     360      1-Dec-28
4895058   YORBA LINDA              CA         92887       SFD       7.125      6.500     $ 2,364.76     360      1-Dec-28
4895093   SAN JOSE                 CA         95126       SFD       7.000      6.500     $3,166.84      360      1-Dec-28
4895123   SAN RAFAEL               CA         94901       SFD       7.375      6.500     $1,830.29      360      1-Dec-28
4895150   SAN JOSE                 CA         95125       SFD       7.000      6.500     $ 1,916.08     360      1-Dec-28
4895194   MILPITAS                 CA         95035       SFD       7.000      6.500     $ 2,240.74     360      1-Dec-28
4895203   SAN JOSE                 CA         95138       SFD       7.125      6.500     $ 4,325.28     360      1-Nov-28
4895204   LAKE GROVE               NY         11755       SFD       7.125      6.500     $ 2,097.96     240      1-Jan-19
4895209   ANDERSON                 IN         46011       SFD       6.875      6.500     $ 2,414.21     360      1-Dec-28
4895377   RANCHO PALOS VERDES      CA         90275       SFD       7.250      6.500     $ 2,615.47     360      1-Dec-28
4895398   TRABUCO CANYON           CA         92679       SFD       7.125      6.500     $ 2,499.50     360      1-Dec-28
4895444   SAN DIEGO                CA         92109       LCO       7.750      6.500     $3,159.38      360      1-Dec-28
4895445   CASTRO VALLEY            CA         94552       SFD       7.000      6.500     $ 2,005.89     360      1-Dec-28
4895551   SAN DIEGO                CA         92130       SFD       7.750      6.500     $ 3,223.86     360      1-Dec-28
4895562   SANTA CLARA              CA         95051       SFD       7.125      6.500     $ 1,941.32     360      1-Dec-28
4895574   DANVILLE                 CA         94506       SFD       7.125      6.500     $ 2,984.58     360      1-Dec-28
4895646   SAN MATEO                CA         94403       SFD       7.125      6.500     $ 2,445.60     360      1-Dec-28
4895662   WALNUT CREEK             CA         94598       SFD       6.875      6.500     $ 3,908.73     360      1-Dec-28
4895669   KENTFIELD                CA         94904       SFD       7.000      6.500     $2,827.54      360      1-Dec-28
4895676   SAN FRANCISCO            CA         94118       SFD       7.125      6.500     $ 3,513.45     360      1-Dec-28
4895716   RANCHO PALOS VERDES      CA         90275       SFD       7.375      6.500     $2,092.75      360      1-Dec-28
4895806   FREMONT                  CA         94539       SFD       7.375      6.500     $3,695.12      360      1-Dec-28
4895824   LOS ANGELES              CA         90069       SFD       7.375      6.500     $2,567.24      360      1-Dec-28
4895830   RANCHO PALOS VERDES      CA         90275       SFD       7.375      6.500     $ 1,710.81     360      1-Dec-28
4895903   HENDERSON                NV         89012       SFD       7.000      6.500     $ 1,733.78     360      1-Dec-28
4895962   DALY CITY                CA         94015       SFD       7.375      6.500     $ 1,719.79     360      1-Dec-28
4896052   LOS GATOS                CA         95032       SFD       7.250      6.500     $1,843.25      360      1-Dec-28
4896065   SAN DIEGO                CA         92122       SFD       7.375      6.500     $ 1,787.13     360      1-Nov-28
4896077   PLEASANTON               CA         94566       SFD       7.375      6.500     $2,025.76      360      1-Dec-28
4896143   SAN JOSE                 CA         95118       SFD       7.125      6.500     $1,894.83      360      1-Dec-28
4896173   RIVERSIDE                IL         60546       SFD       7.250      6.500     $2,554.07      360      1-Nov-28
4896202   SARATOGA                 CA         95070       SFD       7.125      6.500     $ 2,155.90     360      1-Dec-28
4896272   SAN JOSE                 CA         95148       SFD       7.750      6.500     $ 1,970.14     360      1-Dec-28
4896314   SAN JUAN CAPISTRANO      CA         92675       SFD       7.000      6.500     $5,495.40      360      1-Dec-28
4896356   PONTE VEDRA BEACH        FL         32082       SFD       7.250      6.500     $ 3,069.80     360      1-Nov-28
4896529   NORTH BRUNSWICK          NJ         08902       SFD       7.625      6.500     $1,978.99      360      1-Nov-28
4896542   DANVILLE                 CA         94526       SFD       7.125      6.500     $ 2,694.88     360      1-Dec-28
4896578   KENTFIELD                CA         94904       SFD       7.000      6.500     $3,832.15      360      1-Nov-28
4896612   LOS GATOS                CA         95030       SFD       7.000      6.500     $ 2,328.56     360      1-Dec-28
4896745   ALAMEDA                  CA         94502       SFD       6.875      6.500     $2,279.55      360      1-Dec-28
4896850   NASHVILLE                TN         37215       SFD       7.500      6.500     $ 2,837.42     360      1-Dec-28
4896883   SAN FRANCISCO            CA         94121       SFD       7.125      6.500     $ 1,751.67     360      1-Dec-28
4896888   PLEASANTON               CA         94566       SFD       7.000      6.500     $1,796.32      360      1-Dec-28
4896944   MOUNTAIN VIEW            CA         94040       SFD       7.000      6.500     $2,128.97      360      1-Dec-28
4896947   SUNNYVALE                CA         94087       SFD       7.000      6.500     $1,696.53      360      1-Dec-28
4896956   SAN FRANCISCO            CA         94122       SFD       7.000      6.500     $1,836.24      360      1-Dec-28
4896967   BURLINGAME               CA         94010       SFD       7.000      6.500     $ 2,607.99     360      1-Dec-28
4897030   FREMONT                  CA         94539       SFD       7.000      6.500     $3,486.19      360      1-Dec-28
4897035   MORAGA                   CA         94556       SFD       7.250      6.500     $2,496.77      360      1-Dec-28
4897060   SAN FRANCISCO            CA         94132       SFD       7.000      6.500     $2,085.73      360      1-Dec-28
4897101   NAPA                     CA         94559       SFD       7.250      6.500     $ 1,916.92     360      1-Dec-28
4897119   CASTRO VALLEY            CA         94552       SFD       7.375      6.500     $ 2,223.98     360      1-Dec-28
4897171   LOS ALTOS                CA         94024       SFD       7.000      6.500     $ 2,894.07     360      1-Dec-28
4897176   SAN RAFAEL               CA         94901       SFD       7.000      6.500     $4,124.88      360      1-Dec-28
4897188   LOS GATOS                CA         95032       SFD       7.250      6.500     $5,457.42      360      1-Dec-28
4897192   LOS ALTOS HILLS          CA         94022       SFD       7.250      6.500     $4,775.24      360      1-Dec-28
4897209   LIVERMORE                CA         94550       SFD       7.500      6.500     $ 1,817.96     360      1-Dec-28
4897335   CORTE MADERA             CA         94925       SFD       7.000      6.500     $ 1,995.91     360      1-Dec-28
4897339   FREMONT                  CA         94539       SFD       7.125      6.500     $ 1,697.78     360      1-Dec-28
4897357   LOS ALTOS                CA         94024       SFD       7.000      6.500     $ 2,687.83     360      1-Dec-28
4897411   SAN DIEGO                CA         92128       SFD       6.875      6.500     $1,694.88      360      1-Dec-28
4897482   CUPERTINO                CA         95014       SFD       7.000      6.500     $ 2,095.71     360      1-Dec-28
4897543   NEWTOWN                  PA         18940       SFD       6.875      6.500     $1,642.33      360      1-Nov-28
4897547   LOS ANGELES              CA         90049       SFD       7.125      6.500     $4,581.29      360      1-Dec-28
4897550   YORBA LINDA              CA         92886       SFD       7.500      6.500     $ 1,992.77     360      1-Dec-28
4897728   ALAMO                    CA         94507       SFD       7.000      6.500     $ 3,472.88     360      1-Dec-28
4897737   BURLINGAME               CA         94010       SFD       6.875      6.500     $1,937.94      360      1-Dec-28
4897750   DANVILLE                 CA         94526       SFD       7.000      6.500     $4,031.74      360      1-Dec-28
4897754   FOSTER CITY              CA         94404       SFD       7.000      6.500     $ 3,313.21     360      1-Dec-28
4897820   SAN JOSE                 CA         95129       SFD       7.375      6.500     $ 2,210.17     360      1-Dec-28
4897877   MUKILTEO                 WA         98275       SFD       6.875      6.500     $ 1,708.01     360      1-Nov-28
4897956   CALDWELL                 ID         83605       SFD       7.500      6.500     $ 2,167.56     360      1-Dec-28
4897980   JAMAICA ESTATES          NY         11432       SFD       7.500      6.500     $ 1,971.79     360      1-Dec-28
4898005   BERKELEY                 CA         94708       SFD       7.000      6.500     $ 2,305.28     360      1-Dec-28
4898022   REDWOOD CITY             CA         94065       SFD       6.875      6.500     $ 2,890.49     360      1-Dec-28
4898028   SARATOGA                 CA         95070       SFD       7.000      6.500     $ 3,844.46     360      1-Dec-28
4898029   OAKLAND                  CA         94705       SFD       6.875      6.500     $ 4,089.39     360      1-Dec-28
4898034   LOS GATOS                CA         95030       SFD       7.000      6.500     $1,922.73      360      1-Dec-28
4898041   SAN JOSE                 CA         95129       SFD       7.000      6.500     $1,630.00      360      1-Dec-28
4898042   CUPERTINO                CA         95014       SFD       7.000      6.500     $3,126.93      360      1-Dec-28
4898043   FREMONT                  CA         94539       SFD       6.875      6.500     $3,094.14      360      1-Dec-28
4898045   SAN FRANCISCO            CA         94121       SFD       7.000      6.500     $ 2,947.30     360      1-Dec-28
4898049   SAN RAFAEL               CA         94903       SFD       7.250      6.500     $ 2,244.36     360      1-Dec-28
4898057   SAN MATEO                CA         94402       SFD       7.000      6.500     $2,651.24      360      1-Dec-28
4898073   BURLINGAME               CA         94010       SFD       7.000      6.500     $1,802.97      360      1-Dec-28
4898083   MOUNTAIN VIEW            CA         94040       SFD       7.000      6.500     $2,837.52      360      1-Dec-28
4898091   SAN JOSE                 CA         95125       SFD       7.000      6.500     $ 2,871.45     360      1-Dec-28
4898100   SAN FRANCISCO            CA         94112       SFD       7.125      6.500     $1,827.80      360      1-Dec-28
4898105   SAN CLEMENTE             CA         92673       SFD       7.250      6.500     $ 1,719.09     360      1-Dec-28
4898110   MENLO PARK               CA         94025       SFD       6.875      6.500     $ 2,433.93     360      1-Dec-28
4898136   SAN FRANCISCO            CA         94116       SFD       7.000      6.500     $1,689.87      360      1-Dec-28
4898146   GLENDALE                 NY         11385       SFD       7.000      6.500     $ 665.31       360      1-Jan-29
4898148   SAN JOSE                 CA         95129       SFD       7.000      6.500     $1,989.26      360      1-Dec-28
4898153   SAUSALITO                CA         94965       SFD       7.000      6.500     $ 3,838.80     360      1-Dec-28
4898155   PLEASANTON               CA         94566       SFD       7.250      6.500     $ 1,810.50     360      1-Dec-28
4898166   TOWN   COUNTRY           MO         63017       SFD       7.375      6.500     $1,864.82      360      1-Oct-28
4898188   PLEASANTON               CA         94566       SFD       6.875      6.500     $3,087.57      360      1-Dec-28
4898204   SEATTLE                  WA         98109       SFD       7.250      6.500     $ 1,739.55     360      1-Oct-28
4898208   CARLSBAD                 CA         92009       SFD       6.875      6.500     $ 2,726.26     360      1-Dec-28
4898209   CUPERTINO                CA         95014       SFD       6.875      6.500     $ 3,186.11     360      1-Dec-28
4898224   CUPERTINO                CA         95016       SFD       7.000      6.500     $2,228.77      360      1-Dec-28
4898232   PLACENTIA                CA         92870       SFD       7.000      6.500     $ 1,712.49     360      1-Oct-28
4898241   MOSS BEACH               CA         94038       SFD       7.000      6.500     $4,989.77      360      1-Dec-28
4898255   SUNNYVALE                CA         94086       SFD       7.125      6.500     $ 2,694.88     360      1-Dec-28
4898272   PALO ALTO                CA         94306       SFD       7.000      6.500     $ 3,526.11     360      1-Dec-28
4898280   LOS GATOS                CA         95030       SFD       7.000      6.500     $ 2,195.50     360      1-Dec-28
4898286   SAN FRANCISCO            CA         94110       SFD       6.875      6.500     $1,832.84      360      1-Dec-28
4898325   MOSS BEACH               CA         94038       SFD       7.000      6.500     $3,193.46      360      1-Dec-28
4898333   FREMONT                  CA         94539       SFD       7.000      6.500     $ 2,741.05     360      1-Dec-28
4898368   SCOTTS VALLEY            CA         95066       SFD       7.125      6.500     $ 2,694.88     360      1-Dec-28
4898389   SUNNYVALE                CA         94086       SFD       7.250      6.500     $2,033.57      360      1-Dec-28
4898397   LOS ALTOS                CA         94024       SFD       6.875      6.500     $3,481.73      360      1-Dec-28
4898400   SAN JOSE                 CA         95118       PUD       7.875      6.500     $1,784.40      360      1-Aug-28
4898427   FOREST HILLS             NY         11375       SFD       7.375      6.500     $ 2,762.71     360      1-Dec-28
4898467   CUPERTINO                CA         95014       SFD       6.875      6.500     $ 2,463.49     360      1-Dec-28
4898475   MISSION VIEJO            CA         92692       SFD       7.000      6.500     $ 1,776.36     360      1-Dec-28
4898514   DANVILLE                 CA         94506       SFD       7.125      6.500     $2,762.25      360      1-Dec-28
4898530   SAN JOSE                 CA         95118       SFD       7.125      6.500     $ 2,593.82     360      1-Dec-28
4898531   LOS ALTOS                CA         94024       SFD       7.250      6.500     $2,592.27      360      1-Dec-28
4898539   OAKLAND                  CA         94602       SFD       7.125      6.500     $ 2,021.16     360      1-Dec-28
4898545   CARMEL                   CA         93921       SFD       7.250      6.500     $ 4,400.04     360      1-Dec-28
4898557   SUDBURY                  MA         01776       SFD       6.875      6.500     $3,166.40      360      1-Dec-28
4898605   MONUMENT                 CO         80132       SFD       6.875      6.500     $ 2,049.62     360      1-Dec-28
4898616   SAN MATEO                CA         94403       SFD       7.000      6.500     $1,862.85      360      1-Dec-28
4898620   MOUNTAIN VIEW            CA         94043       SFD       6.875      6.500     $ 2,102.18     360      1-Dec-28
4898621   SAN JOSE                 CA         95120       SFD       6.875      6.500     $1,642.33      360      1-Dec-28
4898628   SUNNYVALE                CA         94087       SFD       7.000      6.500     $ 2,268.69     360      1-Dec-28
4898636   NEW CANAAN               CT         06840       SFD       6.875      6.500     $ 3,186.11     360      1-Jan-29
4898639   SAN FRANCISCO            CA         94115       LCO       7.000      6.500     $ 3,985.17     360      1-Dec-28
4898671   NORTH ANDOVER            MA         01845       SFD       7.000      6.500     $ 1,995.91     360      1-Dec-28
4898672   NORTH ANDOVER            MA         01845       SFD       7.000      6.500     $2,287.14      240      1-Dec-18
4898688   SAN MATEO                CA         94402       SFD       7.250      6.500     $ 6,342.20     360      1-Dec-28
4898691   ORINDA                   CA         94563       SFD       7.000      6.500     $2,723.75      360      1-Dec-28
4898699   FREMONT                  CA         94536       SFD       7.125      6.500     $1,945.03      360      1-Dec-28
4898725   SAN RAFAEL               CA         94901       SFD       7.375      6.500     $2,520.97      360      1-Dec-28
4898728   TARZANA                  CA         91356       SFD       7.500      6.500     $ 2,823.08     360      1-Nov-28
4898762   SAN JOSE                 CA         95138       SFD       7.000      6.500     $1,796.32      360      1-Dec-28
4898807   SAN CARLOS               CA         94070       SFD       7.250      6.500     $ 2,196.61     360      1-Dec-28
4898894   SAN JOSE                 CA         95125       SFD       6.875      6.500     $ 2,699.98     360      1-Dec-28
4898899   OLD GREENWICH            CT         06870       SFD       7.125      6.500     $ 2,506.24     360      1-Dec-28
4898927   BELMONT                  CA         94002       SFD       7.250      6.500     $ 1,991.75     240      1-Dec-18
4898933   MILLBRAE                 CA         94030       SFD       7.125      6.500     $ 2,068.32     360      1-Dec-28
4898948   SAN MATEO                CA         94402       SFD       7.000      6.500     $2,124.98      360      1-Dec-28
4898968   LOS GATOS                CA         95033       SFD       7.000      6.500     $ 3,176.16     360      1-Dec-28
4898977   PILOT HILL               CA         95664       SFD       7.250      6.500     $ 3,745.15     360      1-Dec-28
4899023   LIVERMORE                CA         94550       SFD       7.625      6.500     $ 1,953.52     360      1-Jan-29
4899062   MISSION VIEJO            CA         92692       SFD       7.250      6.500     $1,760.02      360      1-Dec-28
4899064   PORTOLA VALLEY           CA         94028       SFD       7.125      6.500     $3,685.25      360      1-Dec-28
4899066   NORTH CANTON             OH         44720       SFD       7.625      6.500     $ 637.02       360      1-Jan-29
4899158   CUPERTINO                CA         95014       SFD       6.875      6.500     $ 2,089.04     360      1-Dec-28
4899172   CUPERTINO                CA         95014       SFD       6.875      6.500     $ 3,462.02     360      1-Dec-28
4899178   SAN JOSE                 CA         95133       SFD       7.250      6.500     $1,978.32      360      1-Nov-28
4899207   MOUNTAIN VIEW            CA         94040       SFD       6.875      6.500     $ 2,299.26     360      1-Dec-28
4899210   SANTA CRUZ               CA         95062       SFD       7.500      6.500     $ 1,957.81     360      1-Dec-28
4899251   PLEASANTON               CA         94566       SFD       7.000      6.500     $ 3,182.81     360      1-Dec-28
4899256   REDWOOD CITY             CA         94065       SFD       7.375      6.500     $ 1,775.04     360      1-Dec-28
4899271   PALO ALTO                CA         94306       SFD       7.375      6.500     $1,956.69      360      1-Dec-28
4899312   CUPERTINO                CA         95014       SFD       7.000      6.500     $2,827.54      360      1-Dec-28
4899346   SAN JOSE                 CA         95131       SFD       7.125      6.500     $ 1,637.14     360      1-Dec-28
4899430   MONTCLAIR                NJ         07042       SFD       7.875      6.500     $ 1,825.37     360      1-Dec-28
4899469   MONTE SERENO             CA         95030       SFD       7.250      6.500     $4,243.14      360      1-Nov-28
4899591   BEVERLY HILLS            CA         90211       SFD       7.000      6.500     $1,829.59      360      1-Nov-28
4899646   READINGTON               NJ         08822       SFD       7.375      6.500     $ 1,851.01     360      1-Dec-28
4899689   LOS GATOS                CA         95032       SFD       7.125      6.500     $ 3,368.60     360      1-Dec-28
4899958   ALAMEDA                  CA         94502       SFD       7.000      6.500     $2,122.32      360      1-Dec-28
4899982   WOODSIDE                 CA         94062       SFD       7.000      6.500     $ 6,320.37     360      1-Nov-28
4900158   SANTA ANA                CA         92705       SFD       7.000      6.500     $3,858.76      360      1-Dec-28
4900218   SHREWSBURY               MA         01545       SFD       7.875      6.500     $ 1,825.37     360      1-Dec-28
4900268   SAN JOSE                 CA         95128       SFD       7.000      6.500     $ 2,478.26     360      1-Dec-28
4900444   SANTA BARBARA            CA         93105       SFD       7.500      6.500     $ 1,817.96     360      1-Dec-28
4900541   NOVATO                   CA         94945       SFD       7.375      6.500     $3,108.04      360      1-Dec-28
4900559   CAMPBELL                 CA         95008       SFD       7.000      6.500     $ 1,995.91     360      1-Nov-28
4900605   CROWNSVILLE              MD         21032       SFD       7.500      6.500     $ 2,497.94     360      1-Oct-28
4900629   PHOENIX                  AZ         85020       SFD       7.375      6.500     $2,538.58      360      1-Oct-28
4900656   PHOENIX                  AZ         85018       SFD       7.375      6.500     $ 2,486.43     360      1-Oct-28
4900758   PHOENIX                  AZ         85255       SFD       6.625      6.358     $1,654.09      360      1-Dec-28
4900826   MILLBRAE                 CA         94030       SFD       6.875      6.500     $ 2,069.33     360      1-Oct-28
4900848   MCMURRAY                 PA         15317       SFD       7.125      6.500     $ 498.56       360      1-Dec-28
4900894   STUDIO CITY              CA         91604       SFD       7.250      6.500     $2,655.38      360      1-Dec-28
4900976   OTIS                     OR         97368       SFD       7.250      6.500     $ 1,705.46     360      1-Oct-28
4901114   SAN JOSE                 CA         95125       SFD       7.500      6.500     $2,027.73      360      1-Dec-28
4901155   TEWKSBURY                NJ         08833       SFD       7.625      6.500     $ 3,317.79     360      1-Oct-28
4901400   HAYWARD                  CA         94542       SFD       7.875      6.500     $1,834.43      360      1-Dec-28
4901491   SAN MATEO                CA         94402       SFD       7.250      6.500     $4,331.82      360      1-Dec-28
4901503   SARATOGA                 CA         95070       SFD       7.250      6.500     $2,878.79      360      1-Dec-28
4901513   FREMONT                  CA         94539       SFD       7.125      6.500     $3,206.91      360      1-Dec-28
4901613   REDWOOD CITY             CA         94065       SFD       6.875      6.500     $2,594.87      360      1-Dec-28
4901618   BURLINGAME               CA         94010       SFD       6.875      6.500     $ 2,759.11     360      1-Dec-28
4901733   SANTA BARBARA            CA         93110       LCO       7.750      6.500     $1,746.26      360      1-Jan-29
4901737   WHITE PLAINS             NY         10605       SFD       7.500      6.500     $ 1,153.71     360      1-Dec-28
4901917   CLAYTON                  MO         63105       SFD       7.375      6.500     $2,479.53      360      1-Dec-28
4901951   SARATOGA                 CA         95070       SFD       6.875      6.500     $ 3,179.54     360      1-Dec-28
4901962   SAN JOSE                 CA         95125       SFD       6.875      6.500     $ 1,773.71     360      1-Dec-28
4902089   DANVILLE                 CA         94526       SFD       7.750      6.500     $2,564.76      360      1-Dec-28
4902095   SAN GERONIMO             CA         94963       SFD       7.250      6.500     $ 1,841.88     360      1-Dec-28
4902155   DANVILLE                 CA         94526       SFD       7.125      6.500     $ 2,667.93     360      1-Dec-28
4902303   SANTA BARBARA            CA         93103       SFD       7.125      6.500     $2,304.12      360      1-Dec-28
4902579   FREMONT                  CA         94538       SFD       7.000      6.500     $1,796.32      360      1-Dec-28
4902775   RUIDOSO AREA             NM         88345       SFD       7.750      6.500     $ 2,751.02     360      1-Dec-28
4902809   MARTINEZ                 CA         94553       SFD       7.375      6.500     $1,899.36      360      1-Dec-28
4903071   GREENWICH                CT         06830       SFD       7.125      6.500     $5,389.75      360      1-Dec-28
4903168   ESCONDIDO                CA         92029       SFD       6.875      6.500     $2,752.54      360      1-Oct-28
4903364   CUMMING                  GA         30041       SFD       7.375      6.500     $ 2,210.17     360      1-Nov-28
4903408   FREMONT                  CA         94539       SFD       6.875      6.500     $2,450.35      360      1-Dec-28
4903547   NORWELL                  MA         02061       SFD       7.375      6.500     $ 2,486.43     360      1-Nov-28
4903562   SAN MATEO                CA         94402       SFD       8.000      6.500     $1,995.84      360      1-Dec-28
4903580   PARKLAND                 FL         33067       SFD       7.000      6.500     $ 1,902.77     360      1-Dec-28
4903657   LOS ANGELES              CA         90024       HCO       7.500      6.500     $1,940.33      360      1-Dec-28
4903715   SAN FRANCISCO            CA         94116       SFD       7.000      6.500     $ 1,743.10     360      1-Dec-28
4903922   APPLE VALLEY             MN         55124       SFD       6.875      6.500     $ 1,316.49     360      1-Jan-29
4904141   NORTH PALM BEACH         FL         33408       HCO       8.000      6.500     $ 275.17       360      1-Dec-28
4904188   CORTLANDT MANOR          NY         10566       SFD       6.750      6.483     $ 1,712.30     360      1-Jan-29
4904555   ARVADA                   CO         80005       SFD       7.375      6.500     $ 1,781.95     360      1-Dec-28
4904735   BAYSIDE                  NY         11361       SFD       8.000      6.500     $2,047.21      360      1-Dec-28
4904869   ROLLING HILLS ESTATES    CA         90274       SFD       7.000      6.500     $ 2,428.36     360      1-Dec-28
4905259   HUNTINGTON BEACH         CA         92648       SFD       7.375      6.500     $2,299.61      360      1-Dec-28
4905671   CASTRO VALLEY            CA         94546       SFD       7.875      6.500     $ 1,856.18     360      1-Jan-29
4905699   LOS GATOS                CA         95030       SFD       7.000      6.500     $ 2,443.66     360      1-Dec-28
4905786   WOODMERE                 NY         11598       SFD       7.000      6.500     $ 1,655.28     360      1-Dec-28
4905800   CUPERTINO                CA         95014       SFD       7.000      6.500     $ 1,995.91     360      1-Dec-28
4905811   LOS ALTOS                CA         94024       SFD       7.000      6.500     $ 2,594.68     360      1-Dec-28
4906082   POST FALLS               ID         83854       SFD       7.125      6.500     $ 2,694.87     360      1-Nov-28
4906140   LONG GROVE               IL         60047       SFD       7.000      6.500     $4,324.13      360      1-Dec-28
4906168   CUPERTINO                CA         95014       SFD       7.250      6.500     $2,428.55      360      1-Dec-28
4906383   FREMONT                  CA         94539       SFD       8.000      6.500     $ 3,815.58     360      1-Dec-28
4906437   ENCINO                   CA         91436       SFD       7.125      6.500     $2,882.17      360      1-Dec-28
4906649   MOUNTAIN VIEW            CA         94040       SFD       7.000      6.500     $1,603.38      360      1-Dec-28
4906736   LOS ANGELES              CA         90045       SFD       7.125      6.500     $ 2,506.24     360      1-Dec-28
4906944   TULSA                    OK         74105       SFD       6.750      6.483     $ 2,811.68     360      1-Jan-29
4907057   HUNTINGTON BEACH         CA         92646       SFD       7.250      6.500     $ 1,725.91     360      1-Dec-28
4907247   SALT LAKE CITY           UT         84102       SFD       7.000      6.500     $2,128.97      360      1-Dec-28
4908012   YORBA LINDA              CA         92886       SFD       7.500      6.500     $2,223.51      360      1-Nov-28
4908051   FREMONT                  CA         94539       SFD       7.000      6.500     $ 1,955.99     360      1-Dec-28
4908268   TAMPA                    FL         33624       SFD       7.625      6.500     $ 467.15       360      1-Dec-28
4908419   SARATOGA                 CA         95070       SFD       7.625      6.500     $ 3,822.09     360      1-Dec-28
4908700   ARCADIA                  CA         91007       SFD       7.000      6.500     $ 1,669.91     360      1-Dec-28
4909128   LOS ANGELES              CA         90048       SFD       7.125      6.500     $ 1,771.88     360      1-Dec-28
4909500   IRVINE                   CA         92720       SFD       6.875      6.500     $1,806.23      360      1-Dec-28
4909591   NEW YORK                 NY         10017       COP       8.000      6.500     $ 642.04       360      1-Nov-28
4909623   LEAWOOD                  KS         66209       SFD       7.750      6.500     $1,862.68      360      1-Dec-28
4909633   SAN JOSE                 CA         95130       SFD       7.125      6.500     $ 1,751.67     360      1-Nov-28
4909698   ALAMO                    CA         94507       SFD       7.000      6.500     $ 1,896.12     360      1-Nov-28
4909772   SAN MARINO               CA         91108       SFD       7.125      6.500     $2,863.31      360      1-Nov-28
4909896   SAN JOSE                 CA         95118       SFD       7.250      6.500     $ 1,674.75     360      1-Dec-28
4910165   MILLBURN                 NJ         07041       SFD       7.875      6.500     $ 1,015.10     360      1-Nov-28
4910274   GREENEHAVEN              AZ         86040       SFD       7.500      6.500     $1,922.84      360      1-Nov-28
4910476   LOS ANGELES              CA         90045       SFD       7.625      6.500     $1,995.98      360      1-Dec-28
4910511   HUNTINGTON BEACH         CA         92646       SFD       7.375      6.500     $1,902.82      360      1-Dec-28
4910827   PLANO                    TX         75093       SFD       7.875      6.500     $ 7,116.56     360      1-Nov-28
4910915   KINGSTON                 MA         02364       SFD       7.250      6.500     $ 2,285.29     360      1-Dec-28
4911059   BROOKEVILLE              MD         20833       SFD       7.125      6.500     $ 1,911.21     360      1-Nov-28
4911250   SEATTLE                  WA         98105       SFD       7.125      6.500     $ 2,425.39     360      1-Nov-28
4911862   NEW YORK                 NY         10011       COP       7.625      6.500     $2,947.97      360      1-Jan-29
4912057   MOUNTAINSIDE             NJ         07092       SFD       7.250      6.500     $ 1,841.88     360      1-Dec-28
4912082   OSSINING                 NY         10562       SFD       7.375      6.500     $ 2,511.30     360      1-Jan-29
4912108   MUTTONTOWN               NY         11791       SFD       7.000      6.500     $ 2,308.60     360      1-Nov-28
4912282   SALT LAKE CITY           UT         84108       SFD       7.375      6.500     $ 2,121.76     360      1-Nov-28
4912451   WILMINGTON               DE         19802       SFD       7.500      6.500     $ 562.87       360      1-Dec-28
4912467   SAN JOSE                 CA         95117       SFD       7.875      6.500     $1,863.43      360      1-Dec-28
4912883   MIAMI                    FL         33143       SFD       7.500      6.500     $ 1,743.15     360      1-Dec-28
4913105   ANAHEIM                  CA         92807       SFD       7.250      6.500     $ 1,787.31     360      1-Dec-28
4913320   OAK PARK                 IL         60302       SFD       7.125      6.500     $ 2,358.02     360      1-Dec-28
4913321   JACKSONVILLE             FL         32259       SFD       7.000      6.500     $1,760.40      360      1-Nov-28
4913324   BOTHELL                  WA         98011       SFD       7.375      6.500     $ 2,020.23     360      1-Sep-28
4913427   LOS ANGELES              CA         90025       LCO       7.125      6.500     $1,802.20      360      1-Nov-28
4913535   OYSTER BAY COVE          NY         11771       SFD       7.250      6.500     $ 2,251.19     360      1-Oct-28
4914145   SHERBORN                 MA         01770       SFD       7.000      6.500     $3,556.04      360      1-Dec-28
4914188   FRAMINGHAM               MA         01702       SFD       7.000      6.500     $ 1,995.91     360      1-Dec-28
4914221   AURORA                   IL         60504       SFD       7.750      6.500     $ 1,779.57     360      1-Nov-28
4914274   SAN JOSE                 CA         95135       SFD       7.750      6.500     $3,143.26      360      1-Dec-28
4914689   UNION CITY               CA         94587       SFD       7.125      6.500     $ 1,771.88     360      1-Nov-28
4915001   MANHATTAN BEACH          CA         90266       LCO       7.250      6.500     $3,001.58      360      1-Oct-28
4915151   BERKELEY LAKE            GA         30096       SFD       7.625      6.500     $2,186.38      360      1-Dec-28
4915613   ARLINGTON                WA         98223       SFD       7.500      6.500     $ 1,887.53     360      1-Dec-28
4915622   JACKSON                  WY         83001       SFD       7.500      6.500     $1,922.84      360      1-Dec-28
4915625   HUNTINGTON BEACH         CA         92648       PUD       7.625      6.500     $ 2,356.96     360      1-Jan-29
4915864   ROSWELL                  GA         30076       SFD       7.125      6.500     $ 2,191.61     360      1-Dec-28
4915964   SALT LAKE CITY           UT         84121       SFD       7.250      6.500     $ 1,091.49     360      1-Dec-28
4915984   NEW CITY                 NY         10956       SFD       7.625      6.500     $ 778.57       360      1-Dec-28
4916106   MANASSAS                 VA         21235       SFD       7.375      6.500     $ 2,417.37     360      1-Dec-28
4916157   ALEXANDRIA               VA         22312       SFD       7.875      6.500     $1,928.69      360      1-Dec-28
4916459   SHERMAN                  CT         06784       SFD       7.500      6.500     $3,697.45      360      1-Dec-28
4916486   PACIFICA                 CA         94044       SFD       7.125      6.500     $ 1,914.71     360      1-Nov-28
4916495   IRVINE                   CA         92620       PUD       7.250      6.500     $2,237.54      360      1-Nov-28
4916661   SAN JUAN CAPISTRANO      CA         92675       SFD       7.125      6.500     $ 1,771.88     360      1-Nov-28
4917275   NEWPORT BEACH            CA         92663       SFD       7.125      6.500     $ 1,751.67     360      1-Nov-28
4917313   OSTERVILLE               MA         02655       SFD       7.000      6.500     $3,991.82      360      1-Dec-28
4917404   HUNTINGTON BEACH         CA         92648       SFD       7.250      6.500     $2,210.26      360      1-Nov-28
4917446   BRENTWOOD                TN         37027       SFD       7.000      6.500     $ 1,856.19     360      1-Dec-28
4917474   POTOMAC                  MD         20854       SFD       7.500      6.500     $1,865.30      360      1-Dec-28
4917558   LOS ANGELES              CA         90210       SFD       7.125      6.500     $ 3,846.94     360      1-Nov-28
4917636   FOSTER CITY              CA         94404       SFD       6.875      6.500     $ 3,038.96     360      1-Nov-28
4917680   IRVINE                   CA         92604       SFD       7.125      6.500     $2,108.59      300      1-Nov-23
4917825   LOS ANGELES              CA         91364       SFD       7.125      6.500     $ 2,038.00     360      1-Nov-28
4917830   SANTA ROSA               CA         95401       SFD       7.375      6.500     $2,534.78      360      1-Nov-28
4917842   LOS ANGELES              CA         90077       SFD       7.125      6.500     $ 2,775.73     360      1-Nov-28
4917876   CARMEL                   IN         46032       SFD       7.375      6.500     $ 2,047.86     360      1-Dec-28
4917963   EDMONDS                  WA         98020       SFD       7.500      6.500     $2,321.40      360      1-Dec-28
4918108   THOUSAND OAKS            CA         91362       SFD       7.125      6.500     $ 2,047.44     360      1-Nov-28
4918142   SAN PEDRO AREA           CA         90732       SFD       7.125      6.500     $1,684.30      360      1-Nov-28
4918417   RANCHO PALOS VERDES      CA         90275       SFD       7.250      6.500     $ 2,411.50     360      1-Nov-28
4918418   DUXBURY                  MA         02332       SFD       7.250      6.500     $ 2,011.74     360      1-Nov-28
4918463   SIMI VALLEY              CA         93065       PUD       7.250      6.500     $ 2,646.85     360      1-Nov-28
4918596   BOXFORD                  MA         01921       SFD       6.875      6.500     $2,822.17      360      1-Dec-28
4918750   NORTH HOLLYWOOD AREA     CA         91607       SFD       7.250      6.500     $ 2,172.74     360      1-Nov-28
4918762   WHITE HOUSE STATION      NJ         08889       SFD       7.625      6.500     $ 920.14       360      1-Jan-29
4918766   CHINO HILLS              CA         91709       SFD       7.250      6.500     $ 1,916.92     360      1-Nov-28
4919093   SANTA MONICA             CA         90403       SFD       7.125      6.500     $2,010.38      360      1-Nov-28
4919097   GLENDALE                 CA         91206       SFD       7.125      6.500     $ 1,920.10     360      1-Nov-28
4919269   BEDFORD HILLS            NY         10507       SFD       7.125      6.500     $3,705.45      360      1-Oct-28
4919350   SAG HARBOR               NY         11963       SFD       7.375      6.500     $ 1,554.02     360      1-Dec-28
4919427   ANAHEIM                  CA         92808       SFD       7.250      6.500     $1,766.84      360      1-Dec-28
4920510   FAYETTEVILLE             AR         72703       SFD       7.000      6.500     $ 1,618.02     360      1-Nov-28
4921207   RANCHO PALOS VERDE       CA         90274       SFD       7.250      6.500     $2,077.23      360      1-Nov-28
4921213   HUNTINGTON BEACH         CA         92648       SFD       7.000      6.500     $ 1,857.53     360      1-Nov-28
4921243   WESTLAKE VILLAGE AREA    CA         91361       SFD       7.250      6.500     $ 2,073.82     360      1-Nov-28
4921252   THOUSAND OAKS            CA         91362       SFD       7.250      6.500     $ 2,108.61     360      1-Nov-28
4921414   EL CAJON                 CA         92019       SFD       7.750      6.500     $1,740.88      360      1-Nov-28
4921529   NASHVILLE                TN         37215       SFD       7.625      6.500     $ 7,028.40     360      1-Jan-29
4921887   PACIFICA                 CA         94044       SFD       7.250      6.500     $1,820.73      360      1-Nov-28
4921892   LOS ANGELES              CA         91324       SFD       7.250      6.500     $ 1,773.66     360      1-Nov-28
4921913   REDONDO BEACH            CA         90278       SFD       7.250      6.500     $2,124.30      360      1-Nov-28
4922001   EL SEGUNDO               CA         90245       SFD       7.125      6.500     $ 1,704.51     360      1-Nov-28
4922022   FULLERTON                CA         92835       SFD       7.250      6.500     $ 1,841.88     360      1-Nov-28
4922024   WEST HILLS               CA         91304       SFD       7.250      6.500     $ 1,773.66     360      1-Nov-28
4922035   SAN DIMAS                CA         91773       SFD       7.250      6.500     $1,760.02      360      1-Nov-28
4922037   TEMECULA                 CA         92590       SFD       7.250      6.500     $ 1,705.45     360      1-Nov-28
4922041   SOUTH RIDING             VA         20152       SFD       6.875      6.500     $ 1,970.79     360      1-Dec-28
4922074   SAN JOSE                 CA         95134       SFD       7.250      6.500     $1,903.28      360      1-Nov-28
4922079   LONG BEACH               CA         90803       SFD       7.250      6.500     $2,039.71      360      1-Nov-28
4922095   LAGUNA HILLS             CA         92653       SFD       7.250      6.500     $ 1,659.74     360      1-Nov-28
4922097   YORBA LINDA              CA         92887       SFD       7.250      6.500     $ 1,691.80     360      1-Nov-28
4922106   ATLANTA                  GA         30324       SFD       6.875      6.500     $2,135.02      360      1-Nov-28
4922109   LOS ANGELES              CA         90056       SFD       7.250      6.500     $ 2,933.36     360      1-Nov-28
4922127   RANCHO PALOS VERDE       CA         90275       SFD       7.875      6.500     $2,882.16      360      1-Nov-28
4922135   CHINO HILLS              CA         91709       SFD       7.125      6.500     $1,832.52      360      1-Nov-28
4922139   RANCHO PALOS VERDES      CA         90275       SFD       7.125      6.500     $ 1,852.73     360      1-Nov-28
4922147   GRANITE BAY              CA         95746       SFD       7.125      6.500     $ 2,950.89     360      1-Nov-28
4922194   LOS ANGELES              CA         90066       SFD       7.250      6.500     $ 1,869.17     360      1-Nov-28
4922195   SAN JOSE                 CA         95117       SFD       7.250      6.500     $ 1,722.50     360      1-Nov-28
4922201   IRVINE                   CA         92606       SFD       7.125      6.500     $ 2,854.89     360      1-Nov-28
4922203   TIBURON                  CA         94920       SFD       7.125      6.500     $ 2,213.17     360      1-Nov-28
4922211   LONG BEACH               CA         90807       SFD       7.250      6.500     $ 2,708.24     360      1-Nov-28
4922214   HERMOSA BEACH            CA         90254       LCO       7.250      6.500     $ 2,049.94     360      1-Nov-28
4922653   MILPITAS                 CA         95035       LCO       6.875      6.500     $ 1,679.12     360      1-Dec-28
4922686   CALABASAS                CA         91302       SFD       7.000      6.500     $ 2,993.87     360      1-Nov-28
4922693   YARDLEY                  PA         19067       SFD       7.875      6.500     $ 1,972.19     360      1-Nov-28
4922707   TRABUCO CANYON           CA         92679       SFD       7.875      6.500     $ 2,581.25     360      1-Nov-28
4922715   SANTA MONICA             CA         90405       SFD       7.250      6.500     $ 2,240.95     360      1-Nov-28
4923565   SARATOGA                 CA         95070       SFD       7.875      6.500     $ 2,675.51     360      1-Jan-29
4923625   JACKSONVILLE             FL         32277       SFD       7.250      6.500     $2,019.92      360      1-Dec-28
4923759   MISSION VIEJO            CA         92692       SFD       7.375      6.500     $ 1,810.96     360      1-Nov-28
4923766   NEWTONVILLE              MA         02160       SFD       7.875      6.500     $1,984.88      360      1-Dec-28
4923883   HOUSTON                  TX         77024       SFD       6.875      6.500     $1,609.48      360      1-Nov-28
4923908   WOODSIDE                 NY         11377       MF2       7.750      6.500     $2,643.57      360      1-Jan-29
4924043   FORT WASHINGTON          MD         20744       SFD       8.000      6.500     $ 2,311.36     360      1-Dec-28
4924100   NORTHRIDGE               CA         91325       SFD       7.000      6.500     $1,796.32      360      1-Nov-28
4924103   SAN DIEGO                CA         92130       SFD       7.875      6.500     $ 2,787.17     360      1-Nov-28
4924117   GRANADA HILLS            CA         91344       SFD       7.125      6.500     $1,876.98      360      1-Nov-28
4924126   LOS ANGELES              CA         90035       SFD       6.875      6.500     $1,734.30      360      1-Dec-28
4924214   GREEN VILLAGE            NJ         07935       SFD       8.125      6.500     $ 2,338.87     360      1-Dec-28
4924378   DEERFIELD BEACH          FL         33441       SFD       7.625      6.500     $ 637.02       360      1-Dec-28
4924501   SAN DIMAS                CA         91773       SFD       7.375      6.500     $ 2,113.47     360      1-Dec-28
4924509   LA PALMA                 CA         90623       SFD       7.000      6.500     $1,663.59      360      1-Nov-28
4924514   REDONDO BEACH            CA         90278       SFD       7.250      6.500     $ 1,705.45     360      1-Nov-28
4924880   STATEN ISLAND            NY         10301       SFD       7.750      6.500     $4,002.13      240      1-Jan-19
4924890   LA CANADA FLINTRIDGE     CA         91011       SFD       7.125      6.500     $ 2,853.20     360      1-Nov-28
4925070   CASTRO VALLEY            CA         94552       SFD       7.125      6.500     $1,839.26      360      1-Nov-28
4925074   LAGUNA NIGUEL            CA         92677       SFD       7.000      6.500     $ 1,703.18     360      1-Dec-28
4925240   GREAT FALLS              VA         22066       SFD       7.500      6.500     $3,943.57      360      1-Dec-28
4925270   FORT WORTH               TX         76109       SFD       7.375      6.500     $3,601.87      360      1-Nov-28
4925460   WAYNE                    NJ         07470       SFD       7.375      6.500     $ 3,936.37     240      1-Nov-18
4925774   WINDERMERE               FL         34786       SFD       7.625      6.500     $ 2,791.54     360      1-Dec-28
4925806   SUWANEE                  GA         30024       SFD       7.250      6.500     $ 2,329.63     360      1-Dec-28
4925826   CYPRESS                  CA         90630       SFD       7.250      6.500     $2,217.08      360      1-Nov-28
4925830   ARROYO GRANDE            CA         93420       SFD       7.000      6.500     $ 2,429.02     360      1-Nov-28
4925836   SAN DIEGO                CA         92128       SFD       7.250      6.500     $1,760.02      360      1-Dec-28
4925847   NORTHRIDGE               CA         91326       SFD       7.000      6.500     $ 1,759.73     360      1-Dec-28
4926253   HERMITAGE                PA         16148       SFD       7.750      6.500     $2,235.21      360      1-Jan-29
4926824   NAPLES                   FL         34102       SFD       7.250      6.500     $ 2,046.53     360      1-Dec-28
4927181   LOS ANGELES              CA         90069       SFD       7.750      6.500     $2,364.17      360      1-Nov-28
4927204   LOS ANGELES              CA         91326       SFD       7.625      6.500     $2,095.78      360      1-Nov-28
4927207   SILVERTHORNE             CO         80498       SFD       7.125      6.500     $2,457.06      360      1-Dec-28
4927350   RIDGEFIELD               CT         06877       SFD       7.875      6.500     $ 1,914.19     360      1-Jan-29
4927389   ORANGE                   CA         92869       SFD       7.875      6.500     $1,969.29      360      1-Dec-28
4928134   SAN DIEGO                CA         92107       SFD       7.000      6.500     $ 1,769.71     360      1-Dec-28
4928136   AGOURA HILLS             CA         91301       SFD       7.250      6.500     $ 2,053.36     360      1-Nov-28
4928189   BOCA RATON               FL         33496       SFD       7.375      6.500     $2,613.34      360      1-Dec-28
4928273   LA MESA                  CA         91941       SFD       7.625      6.500     $2,576.37      360      1-Jan-29
4928528   WESTON                   FL         33326       SFD       7.250      6.500     $ 1,869.17     360      1-Dec-28
4928598   ANNAPOLIS                MD         21401       SFD       7.000      6.500     $ 1,946.01     360      1-Dec-28
4928908   WASHINGTON               CT         06793       SFD       7.250      6.500     $ 2,026.06     360      1-Dec-28
4928949   WESTPORT                 CT         06880       SFD       7.000      6.500     $ 4,324.47     360      1-Dec-28
4928971   LAGUNA BEACH             CA         92651       LCO       7.125      6.500     $ 1,697.78     360      1-Dec-28
4928977   TACOMA                   WA         98422       SFD       7.250      6.500     $ 1,855.52     360      1-Dec-28
4929134   AMITYVILLE               NY         11701       SFD       7.125      6.500     $ 505.29       360      1-Jan-29
4929265   CORONA                   NY         11368       MF2       8.000      6.500     $ 2,350.99     360      1-Jan-29
4929779   SOUTHBOROUGH             MA         01772       SFD       7.375      6.500     $2,458.81      360      1-Jan-29
4929981   MORGAN HILL              CA         95037       SFD       7.500      6.500     $ 2,370.34     360      1-Jan-29
4929997   CALABASAS AREA           CA         91302       SFD       7.000      6.500     $ 4,324.47     360      1-Dec-28
4930025   LOS ANGELES  PLAYA DEL RECA         90293       SFD       7.375      6.500     $ 3,177.11     360      1-Dec-28
4930149   SUWANEE                  GA         30024       SFD       7.625      6.500     $2,356.25      360      1-Dec-28
4930287   FULLERTON                CA         92633       SFD       7.875      6.500     $ 2,157.81     360      1-Jan-29
4930414   SALEM                    OR         97302       SFD       6.625      6.358     $ 1,075.73     360      1-Jan-29
4930545   SAN JOSE                 CA         95112       SFD       7.625      6.500     $ 2,158.78     360      1-Jan-29
4930759   MIAMI                    FL         33133       SFD       7.375      6.500     $ 2,320.67     360      1-Jan-29
4930765   BETHESDA                 MD         20816       LCO       7.500      6.500     $ 1,952.21     360      1-Jan-29
4931148   ANNAPOLIS                MD         21403       SFD       6.500      6.233     $ 1,991.02     360      1-Jan-29
4931219   DEARBORN                 MI         48124       SFD       7.875      6.500     $1,835.88      360      1-Dec-28
4931349   ACTON                    CA         93510       SFD       7.250      6.500     $ 1,957.85     360      1-Dec-28
4931391   FREMONT                  CA         94539       SFD       7.000      6.500     $3,326.51      360      1-Nov-28
4931403   SARATOGA                 CA         95070       SFD       7.125      6.500     $ 3,368.59     360      1-Nov-28
4931918   GILROY                   CA         95020       SFD       7.375      6.500     $2,149.73      360      1-Jan-29
4932125   SIMI VALLEY              CA         93065       SFD       7.750      6.500     $ 1,971.57     360      1-Oct-28
4932367   LIVERMORE                CA         94550       SFD       7.750      6.500     $ 2,063.27     360      1-Jan-29
4932601   ROSLYN HEIGHTS           NY         11577       SFD       7.500      6.500     $2,936.71      360      1-Jan-29
4932993   MOUNTAIN VIEW            CA         94040       SFD       7.375      6.500     $2,935.37      360      1-Jan-29
4933745   CARMICHAEL               CA         95608       SFD       7.000      6.500     $1,962.64      360      1-Dec-28
4933821   PRINCETON                NJ         08540       SFD       7.250      6.500     $1,904.64      360      1-Nov-28
4934493   SARATOGA                 CA         95070       SFD       7.625      6.500     $ 6,370.15     360      1-Jan-29
4934756   HOLLYWOOD                FL         33312       SFD       7.625      6.500     $2,477.28      360      1-Jan-29
4934779   PLANTATION               FL         33324       SFD       7.125      6.500     $1,886.42      360      1-Jan-29
4935411   VALDOSTA                 GA         31602       SFD       7.125      6.500     $ 1,704.51     360      1-Jan-29
4935631   WELLESLEY                MA         02181       SFD       6.750      6.483     $ 2,205.24     360      1-Jan-29
4936265   GUILFORD                 CT         06437       SFD       7.375      6.500     $2,745.44      360      1-Jan-29
4936304   RICHMOND                 CA         94801       SFD       7.000      6.500     $ 2,095.71     360      1-Jan-29
4936315   LIVERMORE                CA         94550       SFD       6.750      6.483     $2,010.66      360      1-Jan-29
4936574   MIDDLETON                MA         01949       SFD       6.500      6.233     $2,433.15      360      1-Nov-28
4936585   HUNTSVILLE               AL         35803       SFD       6.875      6.500     $ 1,579.62     360      1-Oct-28
4936707   HOLLIES                  NY         11423       SFD       7.625      6.500     $2,012.97      360      1-Nov-28
4936722   ELBERT                   CO         80106       SFD       6.500      6.233     $1,883.56      360      1-Oct-28
4936731   CLARENDON HILLS          IL         60514       SFD       7.250      6.500     $2,182.97      360      1-Nov-28
4936745   LANCASTER                PA         17601       SFD       7.250      6.500     $1,896.46      360      1-Oct-28
4937065   HARROD                   OH         45850       SFD       7.375      6.500     $1,864.83      360      1-Nov-28
4937133   TEMPLE                   TX         76502       SFD       7.250      6.500     $ 1,695.21     360      1-Oct-28
4937170   HARAHAN                  LA         70123       SFD       8.625      6.500     $ 2,302.26     360      1-Nov-28
4937202   TEMECULA                 CA         92591       SFD       7.625      6.500     $ 1,850.18     360      1-Dec-28
4937220   BENNINGTON               NE         68007       SFD       7.625      6.500     $3,397.41      360      1-Nov-28
4937240   ANAHEIM                  CA         92808       PUD       7.625      6.500     $2,250.79      360      1-Dec-28
4937261   AGOURA AREA              CA         91301       SFD       7.750      6.500     $ 2,428.64     360      1-Dec-28
4937333   MILLSTONE TOWNSHIP       NJ         07728       SFD       7.625      6.500     $2,279.10      360      1-Dec-28
4937513   SAINT LOUIS              MO         63017       SFD       6.625      6.358     $2,356.35      360      1-Jan-29
4937602   BROWNSVILLE              TX         78520       SFD       6.875      6.500     $2,056.19      360      1-Jan-29
4937662   PRAIRIEVILLE             LA         70769       SFD       6.875      6.500     $ 1,839.41     360      1-Oct-28
4937715   EDMOND                   OK         73034       SFD       7.875      6.500     $2,882.16      360      1-Nov-28
4937814   WINCHESTER               MA         01890       SFD       7.000      6.500     $2,102.36      360      1-Nov-28
4937903   GRAFTON                  WI         53024       SFD       7.125      6.500     $ 2,145.79     360      1-Oct-28
4937912   CUMMING                  GA         30040       SFD       6.875      6.500     $ 1,970.79     360      1-Nov-28
4937922   SAN CLEMENTE             CA         92673       SFD       7.625      6.500     $2,123.38      360      1-Oct-28
4938174   CAMBRIDGE                MA         02138       SFD       7.125      6.500     $ 4,264.64     360      1-Oct-28
4938483   ENCINITAS                CA         92024       SFD       7.625      6.500     $1,992.44      360      1-Mar-28
4938543   ENCINITAS                CA         92024       SFD       7.625      6.500     $1,896.89      360      1-Sep-28
4938761   OWINGS MILLS             MD         21117       SFD       7.000      6.500     $2,661.22      360      1-Oct-28
4938779   SAN BRUNO                CA         94066       SFD       7.625      6.500     $1,925.20      360      1-Nov-28
4939111   KERNERSVILLE             NC         27284       SFD       6.750      6.483     $1,880.94      360      1-Nov-28
4939209   ARLINGTON                VA         22205       SFD       7.625      6.500     $ 1,953.51     360      1-Oct-28
4939254   MISSION VIEJO            CA         92691       PUD       7.625      6.500     $ 2,165.85     360      1-Dec-28
4939264   VALENCIA                 CA         91354       SFD       7.625      6.500     $ 2,548.06     360      1-Dec-28
4939281   CARLSBAD                 CA         92009       SFD       7.625      6.500     $ 2,158.77     360      1-Oct-28
4939312   MISSION VIEJO            CA         92692       SFD       7.750      6.500     $ 2,095.51     360      1-Dec-28
4939540   IRVINE                   CA         92614       PUD       7.625      6.500     $ 2,300.33     360      1-Dec-28
4940122   SAN RAFAEL               CA         94901       SFD       7.625      6.500     $5,046.57      360      1-Jan-29
4940174   LOS ANGELES              CA         90068       SFD       7.625      6.500     $2,272.73      360      1-Dec-28
4940181   SANTA MONICA             CA         90405       SFD       7.625      6.500     $2,109.23      360      1-Jan-29
4940282   NEWPORT BEACH            CA         92663       PUD       7.625      6.500     $ 1,875.66     360      1-Dec-28
4940749   HUNTINGTON BEACH         CA         92649       SFD       7.625      6.500     $ 2,746.24     360      1-Dec-28
4941173   PASADENA                 CA         91105       SFD       7.000      6.500     $ 2,661.21     360      1-Jan-29
4942169   SAN CARLOS               CA         94070       SFD       7.250      6.500     $ 2,870.60     360      1-Jan-29
4942669   CAMARILLO                CA         93010       SFD       7.750      6.500     $2,041.78      360      1-Dec-28
4943011   LOS ALTOS                CA         94024       SFD       7.125      6.500     $ 2,964.37     360      1-Jan-29
4943134   TUCSON                   AZ         85718       SFD       6.750      6.483     $1,906.88      360      1-Jan-29
4943487   PLEASANTON               CA         94566       SFD       7.250      6.500     $2,258.01      360      1-Jan-29
4944441   MISSION HILLS            KS         66208       SFD       7.125      6.500     $ 2,500.84     360      1-Jan-29
4944808   CAMPBELL                 CA         95008       SFD       7.375      6.500     $ 1,885.55     360      1-Jan-29
4945433   CONCORD                  CA         94521       SFD       7.500      6.500     $2,192.74      360      1-Jan-29
4946061   MILL VALLEY              CA         94941       LCO       7.125      6.500     $1,744.94      360      1-Jan-29
4946378   BLOOMINGDALE             IL         60440       SFD       7.125      6.500     $ 1,977.37     360      1-Jan-29
4946789   ALEXANDRIA               VA         22301       SFD       7.125      6.500     $ 2,058.89     360      1-Jan-29
4947705   COLD SPRING              NY         10516       SFD       7.000      6.500     $1,942.69      360      1-Jan-29
4948289   SAN JOSE                 CA         95134       SFD       7.375      6.500     $ 2,265.42     360      1-Jan-29
4948922   AUSTIN                   TX         78746       SFD       7.000      6.500     $ 2,470.94     360      1-Jan-29
4951828   SAN CLEMENTE             CA         92673       SFD       7.000      6.500     $2,363.15      360      1-Jan-29
6413435   MINNETONKA               MN         55305       SFD       6.750      6.483     $2,319.26      360      1-Nov-28
6496839   OMAHA                    NE         68124       SFD       7.125      6.500     $5,255.00      360      1-Dec-28
6513442   FORT COLLINS             CO         80525       PUD       6.750      6.483     $ 2,303.82     360      1-Nov-28
6514127   PARADISE VALLEY          AZ         85253       SFD       7.250      6.500     $3,744.12      360      1-Nov-28
6553877   CHARLOTTE                NC         28207       SFD       6.625      6.358     $ 4,097.99     360      1-Oct-28
6582535   OMAHA                    NE         68130       SFD       7.000      6.500     $ 2,860.80     360      1-Nov-28
6602714   PAYSON                   AZ         85541       SFD       7.500      6.500     $1,966.54      360      1-Dec-28
6700469   CANTON                   MA         02021       SFD       6.875      6.500     $ 2,791.95     360      1-Nov-28
6703418   MEDINA                   MN         55369       SFD       7.000      6.500     $2,122.65      360      1-Nov-28
6727015   UPLAND                   CA         91786       SFD       6.625      6.358     $2,458.79      360      1-Dec-28
6783376   COLLEYVILLE              TX         76034       SFD       7.125      6.500     $ 1,681.60     360      1-Nov-28
6809791   LINDON                   UT         84042       SFD       7.250      6.500     $2,182.96      360      1-Nov-28
6812150   PHOENIX                  AZ         85045       PUD       6.875      6.500     $1,666.69      360      1-Dec-28
6812803   ANDOVER                  MA         01810       SFD       6.750      6.483     $3,108.08      360      1-Nov-28
6813436   DAVIDSON                 NC         28036       SFD       7.125      6.500     $ 1,788.72     360      1-Dec-28
6816531   CHANDLER                 AZ         85225       SFD       7.250      6.500     $1,942.50      360      1-Dec-28
6816996   RIVERVALE                NJ         07675       SFD       7.250      6.500     $ 2,728.71     360      1-Oct-28
6831348   JAMISON                  PA         18929       SFD       7.000      6.500     $2,058.50      360      1-Nov-28
6835757   HADDONFIELD              NJ         08033       SFD       7.250      6.500     $2,182.96      360      1-Dec-28
6838561   LANDENBERG               PA         19350       SFD       6.750      6.483     $1,686.36      360      1-Nov-28
6839966   SHOREWOOD                MN         55331       SFD       6.875      6.500     $1,905.09      360      1-Nov-28
6841169   EDEN PRAIRIE             MN         55347       SFD       6.625      6.358     $1,640.22      360      1-Nov-28
6844812   BERTHOUD                 CO         80513       PUD       6.875      6.500     $1,890.90      360      1-Nov-28
6847041   DOYLESTOWN               PA         18901       SFD       7.375      6.500     $ 1,768.13     360      1-Nov-28
6876634   VIEWTOWN                 VA         22746       SFD       7.375      6.500     $2,691.56      360      1-Nov-28
6888520   BENICIA                  CA         94510       SFD       6.875      6.500     $ 1,798.91     360      1-Dec-28
6888659   ATLANTA                  GA         30319       SFD       7.000      6.500     $1,663.26      360      1-Dec-28
6889843   MUKILTEO                 WA         98275       PUD       7.375      6.500     $ 1,929.75     360      1-Dec-28
6892179   NEWPORT COAST            CA         92647       PUD       6.875      6.500     $ 3,689.97     360      1-Dec-28
6893347   RINGWOOD                 NJ         07456       SFD       7.500      6.500     $1,852.92      360      1-Nov-28
6898302   ESCONDIDO                CA         92027       SFD       7.500      6.500     $ 2,032.62     360      1-Nov-28
6904407   LAS VEGAS                NV         89117       SFD       7.250      6.500     $2,128.73      360      1-Nov-28
6908058   CAMARILLO                CA         93010       SFD       7.000      6.500     $ 2,003.23     360      1-Nov-28
6914766   ARCADIA                  CA         91006       SFD       7.000      6.500     $2,914.02      360      1-Nov-28
6917645   SAN MARCOS               CA         92069       SFD       7.375      6.500     $ 2,169.41     360      1-Dec-28
6919322   MILLERSVILLE             MD         21108       SFD       7.250      6.500     $2,120.89      360      1-Nov-28
6919733   WALNUT CREEK             CA         94596       SFD       7.250      6.500     $ 3,056.15     360      1-Nov-28
6919873   EL PASO                  TX         79912       SFD       7.750      6.500     $ 1,773.12     360      1-Nov-28
6920720   MONTGOMERY TWP           NJ         08558       SFD       7.625      6.500     $ 2,512.67     360      1-Dec-28
6927698   CLARKSVILLE              MD         21029       SFD       7.250      6.500     $ 1,945.91     360      1-Nov-28
6930091   SANTA CLARA              CA         95051       SFD       6.875      6.500     $1,609.48      360      1-Nov-28
6931106   CHINO HILLS              CA         91709       SFD       7.375      6.500     $2,065.12      360      1-Nov-28
6933756   MITCHELLVILLE            MD         20721       PUD       7.375      6.500     $ 1,871.38     360      1-Dec-28
6936730   WESTBORO                 MA         01581       SFD       7.500      6.500     $ 2,949.29     360      1-Oct-28
6942373   SAN DIEGO                CA         92128       PUD       7.375      6.500     $ 2,529.94     360      1-Nov-28
6949910   HERNDON                  VA         20171       SFD       6.750      6.483     $ 1,956.50     360      1-Dec-28
6955764   CAMARILLO                CA         93010       SFD       6.875      6.500     $ 1,785.86     360      1-Dec-28
6957588   MORGAN HILL              CA         95037       PUD       7.000      6.500     $ 3,388.59     360      1-Dec-28
6959348   CARLSBAD                 CA         92009       SFD       6.750      6.483     $2,107.94      360      1-Nov-28
6963809   RUMSON                   NJ         07760       SFD       7.250      6.500     $1,964.67      360      1-Nov-28
6964925   CHESTER                  NJ         07930       SFD       7.250      6.500     $ 3,404.06     360      1-Nov-28
6965136   SAN LEANDRO              CA         94579       SFD       7.000      6.500     $ 1,743.76     360      1-Nov-28
6972309   SOUTH RIDING             VA         20152       SFD       6.875      6.500     $1,938.93      360      1-Dec-28
6972344   SANTA CLARITA            CA         91351       SFD       7.625      6.500     $ 3,111.11     360      1-Dec-28
6980036   LAKEWOOD                 CO         80228       SFD       7.125      6.500     $ 1,751.67     360      1-Aug-28
6982897   TUSTIN                   CA         92782       SFD       6.500      6.233     $2,078.81      360      1-Nov-28
6987792   CHINO HILLS              CA         91709       SFD       7.750      6.500     $ 1,764.52     360      1-Nov-28
6989082   EDEN PRAIRIE             MN         55344       SFD       7.875      6.500     $ 1,741.25     360      1-Nov-28
7000479   CARLSBAD                 CA         92009       PUD       7.250      6.500     $2,422.91      360      1-Nov-28
7034825   ABERDEEN                 MD         21001       SFD       7.000      6.500     $1,902.43      360      1-Nov-28
7041899   CARLSBAD                 CA         92009       LCO       6.875      6.500     $ 1,604.55     360      1-Nov-28
7056431   JOHNSTON                 IA         50131       SFD       7.125      6.500     $ 3,233.85     360      1-Aug-28
7062205   SCOTTSDALE               AZ         85262       SFD       7.375      6.500     $2,843.51      360      1-Nov-28
7076416   ALISO VIEJO              CA         92656       SFD       7.125      6.500     $ 2,694.87     360      1-Nov-28
7083188   DEEPHAVEN                MN         55331       SFD       7.250      6.500     $ 5,900.82     360      1-Oct-28
7096632   MORGAN HILL              CA         95037       SFD       6.625      6.358     $ 2,200.11     360      1-Dec-28
7113564   GILROY                   CA         95020       SFD       6.750      6.483     $1,994.34      360      1-Nov-28
7116118   ENGLEWOOD                CO         80110       SFD       7.125      6.500     $ 6,602.44     360      1-Sep-28
7117134   SAN MARINO               CA         91108       SFD       7.250      6.500     $ 6,548.89     360      1-Nov-28
7117922   ALBUQUERQUE              NM         87111       SFD       7.500      6.500     $ 1,912.35     360      1-Oct-28
7118340   FRISCO                   CO         80443       SFD       7.500      6.500     $ 2,882.86     360      1-Dec-28
7119665   GIG HARBOR               WA         98329       SFD       7.250      6.500     $1,846.65      360      1-Sep-28
7119989   UNION CITY               CA         94587       SFD       7.375      6.500     $ 1,885.54     360      1-Nov-28
7121842   SAN JOSE                 CA         95123       SFD       7.250      6.500     $ 2,742.69     360      1-Nov-28
7128634   SEA ISLE CITY            NJ         08243       LCO       7.250      6.500     $ 2,302.35     360      1-Oct-28
7135645   MAPLE GROVE              MN         55369       SFD       6.875      6.500     $ 2,530.49     360      1-Dec-28
7150609   LAGUNA NIGUEL            CA         92677       SFD       6.500      6.233     $ 2,958.71     360      1-Dec-28
7166612   LONE TREE                CO         80124       PUD       6.750      6.483     $ 1,945.79     360      1-Sep-28
7175670   SUNNYVALE                CA         94086       SFD       7.250      6.500     $2,837.85      360      1-Dec-28
7179779   REDMOND                  WA         98053       PUD       7.250      6.500     $ 2,902.92     360      1-Nov-28
7180251   LIBERTY                  UT         84310       SFD       7.500      6.500     $1,887.88      360      1-Sep-28
7184844   CHELAN                   WA         98816       SFD       7.250      6.500     $ 1,875.98     360      1-Dec-28
7200498   ATLANTA                  GA         30306       SFD       6.875      6.500     $1,839.40      360      1-Nov-28
7202678   SAN DIEGO                CA         92129       SFD       7.500      6.500     $2,081.56      360      1-Dec-28
7203897   VOORHEES                 NJ         08043       SFD       7.125      6.500     $ 1,852.73     360      1-Oct-28
7212316   BRECKENRIDGE             CO         80424       LCO       7.250      6.500     $ 1,915.28     360      1-Nov-28
7213515   TACOMA                   WA         98407       SFD       7.250      6.500     $ 1,991.95     360      1-Nov-28
7213902   OLYMPIA                  WA         98502       SFD       6.750      6.483     $ 1,767.43     360      1-Dec-28
7221667   MORRIS TOWNSHIP          NJ         07960       SFD       7.250      6.500     $1,893.72      360      1-Dec-28
7224402   CARY                     NC         27513       SFD       6.750      6.483     $ 2,237.66     360      1-Oct-28
7224445   FAIR HAVEN               NJ         07704       SFD       7.375      6.500     $2,762.70      360      1-Dec-28
7225271   GREAT FALLS              VA         22066       PUD       7.375      6.500     $2,373.16      360      1-Dec-28
7226543   EASTON                   MA         02356       SFD       7.375      6.500     $ 1,989.14     360      1-Dec-28
7227037   BARRINGTON               IL         60010       SFD       7.000      6.500     $ 4,045.04     360      1-Oct-28
7228119   BEAVER CREEK             CO         81620       LCO       7.000      6.500     $ 6,653.03     360      1-Nov-28
7229102   FLOWERY BRANCH           GA         30542       SFD       7.250      6.500     $ 2,028.79     360      1-Nov-28
7231502   PHOENIX                  AZ         85023       SFD       7.500      6.500     $ 1,817.96     360      1-Dec-28
7231795   HUNTINGTON BEACH         CA         92648       PUD       7.375      6.500     $3,018.25      360      1-Dec-28
7231812   PALATINE                 IL         60067       SFD       7.250      6.500     $ 2,032.89     360      1-Dec-28
7235922   EAGAN                    MN         55121       SFD       7.000      6.500     $ 2,494.88     360      1-Oct-28
7237106   RIVERSWOOD               IL         60015       SFD       7.000      6.500     $ 1,995.91     360      1-Nov-28
7239581   RENO                     NV         89511       PUD       7.125      6.500     $ 3,368.59     360      1-Nov-28
7239821   MIDDLEBURG               VA         20117       SFD       7.500      6.500     $1,873.89      360      1-Dec-28
7239867   ROSWELL                  GA         30075       SFD       7.000      6.500     $ 1,641.63     360      1-Nov-28
7239891   MEDFIELD                 MA         02052       SFD       7.250      6.500     $ 1,691.80     360      1-Nov-28
7242140   WASHINGTON               DC         20015       PUD       7.250      6.500     $2,483.12      360      1-Nov-28
7249074   LINO LAKES               MN         55014       SFD       7.000      6.500     $ 1,695.19     360      1-Nov-28
7249426   BOULDER                  CO         80302       SFD       6.875      6.500     $ 2,016.77     360      1-Nov-28
7251238   WHEATRIDGE               CO         80033       SFD       7.000      6.500     $2,500.87      360      1-Nov-28
7257425   COCKEYSVILLE             MD         21030       SFD       7.125      6.500     $ 3,233.85     360      1-Nov-28
7258528   GREEN BAY                WI         54311       SFD       7.250      6.500     $ 3,342.66     360      1-Nov-28
7258568   DE PERE                  WI         54115       SFD       7.375      6.500     $ 3,453.38     360      1-Nov-28
7258596   POTOMAC                  MD         20854       SFD       7.125      6.500     $ 1,933.57     360      1-Nov-28
7258635   ECLECTIC                 AL         36024       SFD       7.000      6.500     $ 5,322.42     360      1-Nov-28
7261995   DANVILLE                 CA         94526       SFD       6.875      6.500     $1,609.48      360      1-Nov-28
7264318   DELRAY BEACH             FL         33483       PUD       7.500      6.500     $ 2,097.64     360      1-Dec-28
7267861   MENLO PARK               CA         94025       SFD       7.000      6.500     $ 2,195.50     360      1-Nov-28
7270035   PHOENIX                  AZ         85028       PUD       7.375      6.500     $2,251.60      360      1-Nov-28
7276280   LOS ANGELES              CA         90045       SFD       7.250      6.500     $2,592.27      360      1-Nov-28
7281466   PALO ALTO                CA         94303       SFD       7.125      6.500     $ 3,840.20     360      1-Dec-28
7282200   ARVADA                   CO         80007       SFD       7.000      6.500     $2,655.89      360      1-Dec-28
7283139   KILDEER                  IL         60047       SFD       7.000      6.500     $ 2,927.34     360      1-Dec-28
7283915   PARADISE VALLEY          AZ         85253       SFD       8.000      6.500     $ 3,384.49     360      1-Dec-28
7285558   MILL VALLEY              CA         94941       SFD       6.875      6.500     $ 2,581.73     360      1-Nov-28
7292160   RED WING                 MN         55066       SFD       7.250      6.500     $1,886.22      360      1-Dec-28
7292930   MOORPARK                 CA         93021       SFD       6.750      6.483     $1,909.47      360      1-Nov-28
7293107   ROSELAND                 NJ         07068       SFD       6.875      6.500     $ 1,944.51     360      1-Dec-28
7293309   PHOENIX                  AZ         85018       SFD       7.250      6.500     $ 2,650.94     360      1-Nov-28
7294631   SAN JOSE                 CA         95123       SFD       7.625      6.500     $1,740.66      360      1-Nov-28
7294884   PORTLAND                 OR         97229       SFD       6.875      6.500     $ 1,872.25     360      1-Nov-28
7294889   ALAMOGORDO               NM         88310       SFD       7.125      6.500     $1,623.66      360      1-Nov-28
7295118   WAYNE                    NJ         07470       SFD       7.125      6.500     $2,054.97      300      1-Nov-23
7296615   CINCINNATI               OH         45246       SFD       7.000      6.500     $3,957.88      360      1-Nov-28
7297347   CHAGRIN FALLS            OH         44022       SFD       7.250      6.500     $ 3,280.46     360      1-Nov-28
7297876   LAFAYETTE                CA         94549       SFD       6.875      6.500     $ 1,708.01     360      1-Nov-28
7298008   SAINT HELENA             CA         94574       SFD       7.000      6.500     $4,241.30      360      1-Nov-28
7298411   BARRINGTON               IL         60010       SFD       7.000      6.500     $ 2,940.64     360      1-Dec-28
7298663   HUDSON                   OH         44236       SFD       7.250      6.500     $ 1,777.07     360      1-Dec-28
7298927   BARRINGTON               IL         60010       PUD       7.250      6.500     $ 1,865.72     360      1-Dec-28
7299409   WHEATON                  IL         60187       SFD       6.875      6.500     $ 1,970.79     360      1-Nov-28
7299437   SANTA CRUZ               CA         95060       SFD       7.000      6.500     $1,789.66      360      1-Dec-28
7299470   BROOKLYN                 NY         11211       SFD       7.500      6.500     $ 2,069.67     360      1-Nov-28
7300593   LAKEWOOD                 CO         80215       SFD       7.125      6.500     $1,635.93      360      1-Nov-28
7300734   SAN DIEGO                CA         92130       SFD       6.875      6.500     $1,937.94      360      1-Nov-28
7300954   LAGUNA NIGUEL            CA         92677       PUD       7.125      6.500     $ 2,290.64     360      1-Nov-28
7302353   SAN JOSE                 CA         95125       SFD       6.875      6.500     $ 3,859.46     360      1-Nov-28
7302356   ALTADENA AREA            CA         91001       SFD       6.625      6.358     $ 1,965.75     360      1-Nov-28
7308790   PLYMOUTH                 MN         55447       SFD       7.125      6.500     $2,041.37      360      1-Nov-28
7308885   SOQUEL                   CA         95073       SFD       7.000      6.500     $ 1,846.21     360      1-Nov-28
7309680   PARK CITY                UT         84060       PUD       7.500      6.500     $1,796.98      360      1-Nov-28
7310963   SCOTTSDALE               AZ         85259       SFD       7.125      6.500     $ 2,155.90     360      1-Nov-28
7311102   MARIETTA                 GA         30067       PUD       6.875      6.500     $1,822.98      360      1-Nov-28
7311127   SAN DIEGO                CA         92104       SFD       6.875      6.500     $ 1,602.91     360      1-Nov-28
7311153   SAN JOSE                 CA         95135       SFD       6.875      6.500     $ 2,299.25     360      1-Nov-28
7311482   HAYWARD                  CA         94542       PUD       7.000      6.500     $ 1,661.26     360      1-Nov-28
7311708   BEVERLY HILLS            CA         90210       SFD       7.000      6.500     $ 3,279.94     360      1-Nov-28
7311998   NEWBURY                  OH         44065       SFD       7.125      6.500     $1,665.43      360      1-Dec-28
7312092   PHOENIX                  AZ         85016       SFD       7.125      6.500     $ 2,021.16     360      1-Nov-28
7314126   TWINSBURG                OH         44087       SFD       7.250      6.500     $1,649.50      360      1-Nov-28
7314794   WHEATON                  IL         60187       SFD       7.125      6.500     $2,048.10      360      1-Nov-28
7316107   REDWOOD CITY             CA         94062       SFD       7.000      6.500     $ 2,222.11     360      1-Nov-28
7316432   CANTON                   MA         02021       SFD       7.000      6.500     $2,188.85      360      1-Nov-28
7317502   COSTA MESA               CA         92627       SFD       6.875      6.500     $ 1,655.46     360      1-Nov-28
7318191   AGOURA HILLS             CA         91301       SFD       7.750      6.500     $2,779.68      360      1-Dec-28
7318231   ROLLA                    MO         65401       SFD       7.125      6.500     $1,643.87      360      1-Dec-28
7318383   ALPHARETTA               GA         30004       SFD       7.375      6.500     $ 1,721.85     360      1-Nov-28
7318531   DENVER                   CO         80209       SFD       7.000      6.500     $2,970.58      360      1-Nov-28
7319912   WEST DES MOINES          IA         50265       SFD       6.875      6.500     $2,200.71      360      1-Dec-28
7321385   SADDLE RIVER             NJ         07458       SFD       7.125      6.500     $ 6,063.47     360      1-Nov-28
7323009   CHERRY HILL              NJ         08003       SFD       7.750      6.500     $ 2,435.80     360      1-Nov-28
7323046   WASHINGTON               DC         20015       SFD       7.375      6.500     $ 1,751.55     360      1-Nov-28
7324214   GRANITE BAY              CA         95746       SFD       6.750      6.483     $ 1,893.91     360      1-Nov-28
7324345   CALABASAS                CA         91302       PUD       7.250      6.500     $ 2,453.83     360      1-Nov-28
7325173   EAST BRADFORD TWP        PA         19382       SFD       7.375      6.500     $ 2,279.23     360      1-Dec-28
7325783   THOUSAND OAKS            CA         91361       PUD       6.875      6.500     $3,501.43      360      1-Nov-28
7327272   YORBA LINDA              CA         92886       SFD       7.250      6.500     $ 1,664.51     360      1-Nov-28
7328664   WALNUT CREEK             CA         94596       SFD       7.250      6.500     $ 1,991.95     360      1-Dec-28
7329476   ALPHARETTA               GA         30022       PUD       7.500      6.500     $1,933.33      360      1-Nov-28
7330005   CAMERON PARK             CA         95762       PUD       7.125      6.500     $1,738.34      360      1-Nov-28
7330245   ALBUQUERQUE              NM         87122       SFD       7.375      6.500     $ 2,233.78     360      1-Nov-28
7330313   PORTLAND                 OR         97236       SFD       7.000      6.500     $1,635.98      360      1-Nov-28
7330729   STONE HARBOR             NJ         08247       SFD       7.000      6.500     $ 2,661.21     360      1-Nov-28
7333051   SIMI VALLEY              CA         93063       SFD       7.125      6.500     $ 1,650.61     360      1-Nov-28
7336753   WOODINVILLE              WA         98072       PUD       6.625      6.358     $2,241.09      360      1-Nov-28
7336815   EDEN PRAIRIE             MN         55347       SFD       7.375      6.500     $2,707.45      360      1-Nov-28
7337003   EASTON                   PA         18045       SFD       7.250      6.500     $ 1,657.69     360      1-Nov-28
7337091   SANTA ANA                CA         92705       SFD       7.000      6.500     $2,421.70      360      1-Dec-28
7337237   HAMPTON                  NH         03842       SFD       8.125      6.500     $2,439.10      360      1-Nov-28
7337403   GLEN ELLYN               IL         60137       SFD       6.750      6.483     $ 2,734.49     360      1-Dec-28
7337720   WAYZATA                  MN         55391       SFD       6.875      6.500     $ 2,089.03     360      1-Dec-28
7338616   SAN JOSE                 CA         95120       SFD       6.750      6.483     $1,887.42      360      1-Dec-28
7339565   SOUTHBORO                MA         01772       SFD       7.000      6.500     $ 2,245.40     360      1-Nov-28
7340022   FREMONT                  CA         94539       SFD       7.000      6.500     $2,400.41      360      1-Nov-28
7341402   OTTSVILLE                PA         18942       SFD       6.625      6.358     $2,894.21      360      1-Dec-28
7341978   LOS ANGELES              CA         90024       SFD       7.000      6.500     $1,829.58      360      1-Dec-28
7342056   REDWOOD CITY             CA         94061       LCO       7.000      6.500     $2,102.36      360      1-Nov-28
  7343613 MAPLE VALLEY             WA         98038       SFD       7.125      6.500     $ 1,751.67     360      1-Nov-28
  7343815 ANAHEIM                  CA         92807       SFD       6.625      6.358     $1,652.00      360      1-Nov-28
  7344149 PLEASANTON               CA         94566       SFD       6.875      6.500     $2,458.16      360      1-Dec-28
  7346384 CHAPEL HILL              NC         27514       PUD       7.000      6.500     $2,653.76      360      1-Nov-28
7347005   MILL VALLEY              CA         94941       SFD       7.000      6.500     $1,829.58      360      1-Dec-28
7347971   OMAHA                    NE         68130       PUD       7.125      6.500     $ 2,088.53     360      1-Dec-28
7348926   ALAMO                    CA         94507       SFD       6.875      6.500     $2,012.83      360      1-Dec-28
7349153   ANGOLA                   IN         46703       SFD       7.375      6.500     $2,762.70      360      1-Dec-28
7349677   ALEXANDRIA               VA         22310       SFD       6.875      6.500     $ 2,374.80     360      1-Dec-28
7350052   NORTH OAKS               MN         55127       PUD       6.750      6.483     $4,215.89      360      1-Nov-28
7350127   VILLA PARK               CA         92861       SFD       7.000      6.500     $2,641.25      360      1-Nov-28
7350195   MILL VALLEY              CA         94941       SFD       7.000      6.500     $ 2,920.68     360      1-Nov-28
7350451   ENCINO                   CA         91436       SFD       7.000      6.500     $2,202.15      360      1-Dec-28
7350876   LAFAYETTE                CO         80026       PUD       6.875      6.500     $1,683.05      360      1-Nov-28
7352038   LYNCHBURG                VA         24503       SFD       7.000      6.500     $ 2,667.86     360      1-Nov-28
7352731   PACIFICA                 CA         94044       SFD       6.875      6.500     $2,601.44      360      1-Dec-28
7352757   SAN FRANCISCO            CA         94117       SFD       7.000      6.500     $ 2,328.56     360      1-Nov-28
7353958   REDWOOD CITY             CA         94065       PUD       6.750      6.483     $2,927.12      360      1-Nov-28
7354666   LAGUNA BEACH             CA         92651       SFD       6.875      6.500     $ 5,262.00     360      1-Dec-28
7355642   CHARLOTTE                NC         28207       SFD       7.000      6.500     $2,597.34      360      1-Dec-28
7356144   LOS ANGELES              CA         90046       SFD       7.250      6.500     $ 2,114.75     360      1-Dec-28
7356186   RADNOR                   PA         19087       SFD       6.875      6.500     $1,740.86      360      1-Nov-28
7356409   HILLSBOROUGH             CA         94010       SFD       6.875      6.500     $3,054.72      360      1-Nov-28
7356418   KENSINGTON               MD         20895       SFD       6.875      6.500     $ 1,797.85     360      1-Dec-28
7356421   PARK RIDGE               IL         60068       SFD       7.125      6.500     $ 1,657.28     360      1-Dec-28
7356467   CLAYTON                  CA         94517       SFD       6.875      6.500     $ 2,463.48     360      1-Nov-28
7356771   CINCINNATI               OH         45226       SFD       7.000      6.500     $2,029.17      360      1-Dec-28
7356906   MINNEAPOLIS              MN         55405       SFD       6.625      6.358     $2,458.79      360      1-Dec-28
7356918   FAIR OAKS                CA         95628       SFD       7.000      6.500     $1,649.95      360      1-Nov-28
7357168   PARK CITY                UT         84060       SFD       7.500      6.500     $5,593.72      360      1-Dec-28
7357405   ROCKVILLE                MD         20852       SFD       6.000      5.733     $ 1,678.74     360      1-Nov-28
7359608   BUMPASS                  VA         23024       SFD       7.625      6.500     $1,796.38      360      1-Dec-28
7360668   MUKILTEO                 WA         98275       SFD       7.125      6.500     $ 1,701.14     360      1-Nov-28
7361657   SCOTTSDALE               AZ         85258       SFD       6.875      6.500     $ 3,202.53     360      1-Nov-28
7361723   LOS ANGELES              CA         90049       SFD       7.250      6.500     $6,821.76      360      1-Nov-28
7366314   ATLANTA                  GA         30324       SFD       7.500      6.500     $ 2,041.71     360      1-Nov-28
7366454   EDWARDS                  CO         81632       SFD       7.250      6.500     $3,410.88      360      1-Nov-28
7366502   RENO                     NV         89509       SFD       7.625      6.500     $ 2,328.64     360      1-Dec-28
7367129   BROOMFIELD               CO         80020       PUD       7.375      6.500     $ 2,072.03     360      1-Dec-28
7371013   CONCORD                  MA         01741       SFD       7.375      6.500     $ 2,431.18     360      1-Dec-28
7373759   CASTLE ROCK              CO         80104       SFD       7.625      6.500     $ 4,600.66     360      1-Dec-28
7379524   REDMOND                  WA         98053       PUD       7.375      6.500     $ 2,141.09     360      1-Dec-28
7380082   TUALATIN                 OR         97062       SFD       7.375      6.500     $1,906.26      360      1-Dec-28
7380185   MIDLOTHIAN               VA         23113       SFD       6.750      6.483     $ 2,594.39     360      1-Dec-28
7382638   IJAMSVILLE               MD         21754       PUD       6.875      6.500     $ 2,286.11     360      1-Nov-28
7382782   FREMONT                  CA         94539       SFD       7.375      6.500     $ 2,555.50     360      1-Dec-28
7384168   RANCHO SANTE FE          CA         92067       SFD       7.500      6.500     $ 6,729.94     360      1-Nov-28
7384825   STEAMBOAT SPRINGS        CO         80487       SFD       7.000      6.500     $ 2,208.80     360      1-Dec-28
7386041   SPRINGFIELD              MO         65804       SFD       7.375      6.500     $ 2,072.03     360      1-Dec-28
7394922   BLOOMINGTON              MN         55438       SFD       7.125      6.500     $2,937.41      360      1-Dec-28
7394928   AMELIA ISLAND            FL         32034       SFD       7.250      6.500     $ 1,838.81     360      1-Dec-28
7395690   MILL CREEK               WA         98012       SFD       7.000      6.500     $ 1,902.77     360      1-Dec-28
7397602   SAN DIEGO                CA         92107       SFD       7.375      6.500     $ 1,795.76     360      1-Dec-28
7398404   CHINO HILLS              CA         91709       SFD       6.750      6.483     $1,867.38      360      1-Dec-28
7401192   CARLSBAD                 CA         92009       SFD       7.250      6.500     $1,964.67      360      1-Dec-28
7401975   CHENEQUA                 WI         53029       SFD       7.625      6.500     $7,077.94      360      1-Dec-28
7404088   REDWOOD CITY             CA         94065       SFD       7.000      6.500     $ 2,874.11     360      1-Dec-28
7404570   WALNUT CREEK             CA         94596       PUD       7.250      6.500     $ 2,303.03     360      1-Dec-28
7406381   VINCENNES                IN         47591       SFD       7.125      6.500     $ 1,752.34     360      1-Nov-28
7409287   HAYDEN LAKE              ID         83835       SFD       7.625      6.500     $2,315.90      360      1-Dec-28
7410835   ORANGE                   CA         92867       PUD       7.500      6.500     $ 2,167.56     360      1-Dec-28
7413429   BRECKENRIDGE             CO         80424       SFD       7.000      6.500     $ 4,324.47     360      1-Dec-28
7420335   SAN JOSE                 CA         95121       SFD       7.375      6.500     $2,146.62      360      1-Nov-28
7431169   PORTLAND                 OR         97219       SFD       7.500      6.500     $ 2,125.61     360      1-Dec-28
7435115   SAN JOSE                 CA         95120       SFD       7.125      6.500     $ 2,425.39     360      1-Dec-28
7437754   SILVERTHORNE             CO         80498       SFD       7.375      6.500     $2,192.89      360      1-Dec-28
7462435   WAYNE                    NJ         07470       SFD       7.500      6.500     $2,265.45      360      1-Jan-29
7464809   INCLINE VILLAGE          NV         89450       SFD       7.250      6.500     $ 2,046.53     360      1-Dec-28






TABLE (CONTINUED)

  (i)        (ix)               (x)      (xi)        (xii)      (xiii)    (xiv)     (xv)          (xvi)
-------     -------------     -------   -------    ----------   -------   --------  -------      ---------
            CUT-OFF
MORTGAGE    DATE                                   MORTGAGE               T.O.P.    MASTER       FIXED
LOAN        PRINCIPAL                              INSURANCE    SERVICE   MORTGAGE  SERVICE      RETAINED
NUMBER      BALANCE             LTV     SUBSIDY    CODE         FEE       LOAN      FEE          YIELD
-------     --------------    -------   -------    ---------    -------   --------  -------      ---------

4602964      $ 97,773.66       62.07                            0.250               0.017         0.858
4650451     $ 592,049.16       75.00                            0.250               0.017         0.608
4742325     $ 240,394.22       80.00                            0.250               0.017         0.108
4743224     $ 365,692.52       64.44                            0.250               0.017         0.108
4748961     $ 298,500.00       62.19                            0.250               0.017         0.108
4762268     $ 284,950.00       95.00                  17        0.250               0.017         1.233
4774617     $ 300,000.00       54.55                            0.250               0.017         0.733
4775596     $ 334,025.97       80.00                            0.250               0.017         0.233
4782209     $ 326,754.89       90.00                  33        0.250               0.017         0.483
4802155     $ 251,027.12       94.99                  17        0.250               0.017         1.108
4805415     $ 256,607.80       80.00                            0.250               0.017         0.608
4806821     $ 242,040.65       90.00                  06        0.250               0.017         0.483
4820144     $ 271,727.07       79.99                            0.250               0.017         0.233
4821274     $ 904,258.18       48.92                            0.250               0.017         0.233
4823374     $ 268,000.00       80.00    FX30YR                  0.250               0.017         0.358
4823633     $ 329,434.32       89.99                  13        0.250               0.017         0.858
4827219     $ 248,000.00       64.58                            0.250               0.017         0.233
4829059     $ 173,691.11       83.43                  06        0.250               0.017         0.233
4829317     $ 277,788.46       65.72                            0.250               0.017         0.608
4830900     $ 270,805.83       83.69                  06        0.250               0.017         0.883
4831605     $ 247,392.51       79.93                            0.250               0.017         0.358
4835142     $ 118,911.68       70.00                            0.250               0.017         0.733
4836692     $ 314,941.63       80.00                            0.250               0.017         0.233
4838964     $ 245,125.24       79.19                            0.250               0.017         0.608
4841546     $ 349,424.54       69.17                            0.250               0.017         0.233
4842187     $ 397,263.83       59.70                            0.250               0.017         0.358
4844307     $ 259,350.00       95.00                  06        0.250               0.017         0.858
4844696     $ 416,000.00       69.33                            0.250               0.017         0.733
4844725     $ 319,499.24       79.40                            0.250               0.017         0.483
4845230     $ 308,896.58       90.00                  11        0.250               0.017         0.858
4845993     $ 279,890.61       71.96                            0.250               0.017         0.483
4846330     $ 319,958.02       90.00                  01        0.250               0.017         1.108
4846949     $ 255,925.34       88.45                  01        0.250               0.017         0.733
4847327     $ 409,358.37       79.61                            0.250               0.017         0.483
4848155     $ 256,323.45       90.00                  01        0.250               0.017         1.108
4848553     $ 247,806.53       78.98                            0.250               0.017         0.483
4848916     $ 333,911.98       85.82                  06        0.250               0.017         0.483
4849073     $ 355,129.57       53.44                            0.250               0.017         0.608
4849743     $ 447,000.00       69.95                            0.250               0.017         0.983
4850892     $ 459,641.16       61.33                            0.250               0.017         0.483
4851771     $ 299,310.95       73.17                            0.250               0.017         0.608
4852400     $ 472,313.14       67.57                            0.250               0.017         0.858
4852543     $ 257,112.46       74.71                            0.250               0.017         0.233
4852830     $ 274,780.08       63.22                            0.250               0.017         0.358
4854602     $ 260,639.78       59.21                            0.250               0.017         0.608
4856128     $ 339,741.28       69.39                            0.250               0.017         0.608
4856804     $ 291,793.90       73.00                            0.250               0.017         0.983
4858063     $ 318,233.14       58.00                            0.250               0.017         0.483
4858237     $ 567,896.22       65.52                            0.250               0.017         0.358
4858819     $ 278,803.07       90.00                  33        0.250               0.017         0.983
4859523     $ 466,386.96       90.00                  06        0.250               0.017         0.608
4859781     $ 419,061.01       79.99                            0.250               0.017         0.483
4859801     $ 254,000.00       64.63                            0.250               0.017         0.358
4860382     $ 413,413.71       60.00                            0.250               0.017         0.983
4860391     $ 279,572.56       75.07                            0.250               0.017         0.608
4860400      $ 42,709.43       66.83                            0.250               0.017         0.983
4860467     $ 350,919.15       80.00                            0.250               0.017         0.358
4861271     $ 454,864.37       78.79                            0.250               0.017         1.358
4861354     $ 317,343.62       75.00                            0.250               0.017         0.858
4861472     $ 247,430.38       64.42                            0.250               0.017         0.608
4861479     $ 306,294.86       79.53                            0.250               0.017         0.608
4861582     $ 339,170.07       77.27                            0.250               0.017         0.358
4861725     $ 314,507.05       75.00                            0.250               0.017         0.483
4861822     $ 191,861.03       41.74                            0.250               0.017         0.858
4862068     $ 302,172.14       80.00                            0.250               0.017         1.108
4862359     $ 309,490.30       77.18                            0.250               0.017         0.233
4862651     $ 424,301.22       59.44                            0.250               0.017         0.233
4863227     $ 268,950.46       95.00                  01        0.250               0.017         0.483
4863407     $ 426,064.13       61.58                            0.250               0.017         0.733
4863443     $ 259,867.57       80.00                            0.250               0.017         0.983
4863549      $ 96,420.12       70.00                            0.250               0.017         0.483
4863637     $ 269,605.15       80.00                            0.250               0.017         0.858
4864107     $ 250,373.60       73.81                            0.250               0.017         0.608
4864818     $ 375,000.00       64.10                            0.250               0.017         0.733
4864919     $ 276,628.83       95.00                  06        0.250               0.017         1.108
4864953     $ 567,427.30       80.00                            0.250               0.017         0.358
4865045     $ 250,703.11       90.00                  11        0.250               0.017         0.983
4866163     $ 313,982.91       85.00                  11        0.250               0.017         0.233
4866246     $ 340,000.00       78.70    FX30YR                  0.250               0.017         0.858
4866433     $ 339,747.67       89.47                  11        0.250               0.017         0.733
4866517     $ 307,493.61       38.77                            0.250               0.017         0.233
4866825     $ 400,000.00       69.57                            0.250               0.017         0.483
4866833     $ 224,837.15       51.72                            0.250               0.017         0.858
4866957     $ 333,572.65       80.00                            0.250               0.017         0.233
4867043     $ 258,212.98       80.00                            0.250               0.017         0.858
4867922     $ 322,735.24       61.52                            0.250               0.017         0.233
4868078     $ 288,000.00       80.00                            0.250               0.017         0.858
4868366     $ 299,506.75       80.00                            0.250               0.017         0.233
4868891     $ 228,011.76       69.32                            0.250               0.017         0.358
4868973     $ 351,435.35       80.00                            0.250               0.017         0.358
4869057     $ 288,369.20       77.37    GD 3YR                  0.250               0.017         0.358
4869091     $ 434,061.13       80.00                            0.250               0.017         0.483
4869151     $ 249,348.97       69.64                            0.250               0.017         0.358
4869270     $ 265,476.16       72.88    FX30YR                  0.250               0.017         0.108
4869593     $ 315,029.28       80.00                            0.250               0.017         0.608
4870016     $ 463,628.95       80.00                            0.250               0.017         0.358
4871185     $ 346,000.00       67.18                            0.250               0.017         0.000
4871377     $ 258,553.10       69.00                            0.250               0.017         0.608
4871655     $ 420,000.00       50.91                            0.250               0.017         0.233
4872018     $ 245,624.47       34.89                            0.250               0.017         0.608
4872028     $ 352,717.71       76.74                            0.250               0.017         0.358
4872277     $ 549,560.17       78.85                            0.250               0.017         0.358
4872435     $ 246,632.23       60.99                            0.250               0.017         0.733
4872443     $ 448,913.98       69.76                            0.250               0.017         0.358
4872713     $ 266,602.46       71.20                            0.250               0.017         0.733
4872927      $ 56,559.03       74.97                            0.250               0.017         0.858
4872940     $ 594,021.72       70.00                            0.250               0.017         0.233
4873171     $ 370,419.41       68.07                            0.250               0.017         0.483
4873483     $ 375,426.02       65.39                            0.250               0.017         0.608
4873557     $ 496,880.97       85.00                  11        0.250               0.017         0.733
4874477     $ 342,400.00       80.00                            0.250               0.017         0.858
4874576     $ 270,783.28       67.25                            0.250               0.017         0.358
4874802     $ 371,210.19       73.27                            0.250               0.017         0.483
4875879     $ 349,134.29       65.42                            0.250               0.017         0.233
4875903     $ 319,499.23       80.00                            0.250               0.017         0.483
4876444     $ 245,633.72       87.86                  01        0.250               0.017         0.733
4876858     $ 345,504.61       89.76                  06        0.250               0.017         0.608
4876860     $ 360,711.32       59.67                            0.250               0.017         0.358
4876888     $ 399,389.40       80.00                            0.250               0.017         0.608
4877535     $ 294,904.00       77.79                            0.250               0.017         0.483
4877820     $ 399,710.50       89.49                  12        0.250               0.017         0.858
4878210     $ 277,772.12       62.47                            0.250               0.017         0.233
4878423     $ 359,719.16       76.60                            0.250               0.017         0.483
4878481     $ 316,800.00       80.00                            0.250               0.017         0.733
4879070     $ 259,593.12       66.50                            0.250               0.017         0.483
4879280     $ 255,891.00       75.83                            0.250               0.017         0.233
4879591     $ 415,691.26       74.95                            0.250               0.017         0.733
4879639     $ 269,784.08       75.00                            0.250               0.017         0.358
4879689     $ 371,000.00       78.11                            0.250               0.017         0.483
4880037     $ 398,619.59       89.89                  33        0.250               0.017         0.858
4880367     $ 909,290.11       65.00                            0.250               0.017         0.483
4880499     $ 243,814.33       82.15                  11        0.250               0.017         0.608
4882355     $ 324,875.15       63.82                            0.250               0.017         0.233
4882430     $ 324,733.59       69.89                            0.250               0.017         0.233
4882635     $ 299,042.80       79.87                            0.250               0.017         0.608
4882790     $ 244,700.00       79.19                            0.250               0.017         0.733
4882848     $ 334,132.59       80.00                            0.250               0.017         0.358
4882889     $ 307,771.41       74.22                            0.250               0.017         0.733
4882900     $ 327,850.34       38.60                            0.250               0.017         0.608
4883269     $ 389,374.40       78.00                            0.250               0.017         0.358
4883383     $ 307,105.53       79.28                            0.250               0.017         0.533
4883399     $ 299,754.09       94.04                  17        0.250               0.017         0.233
4883680     $ 270,378.19       88.72                  11        0.250               0.017         0.233
4883979     $ 367,719.98       66.91                            0.250               0.017         0.608
4883987     $ 339,159.02       80.00                            0.250               0.017         0.233
4884041     $ 832,350.18       59.84                            0.250               0.017         0.483
4884105     $ 381,916.35       70.00                            0.250               0.017         0.733
4884218     $ 268,579.03       75.77                            0.250               0.017         0.483
4884472     $ 383,260.92       76.24                            0.250               0.017         0.233
4884779     $ 298,000.00       76.41                            0.250               0.017         0.608
4884886     $ 249,795.07       55.56                            0.250               0.017         0.233
4884995     $ 453,271.72       75.04                            0.250               0.017         0.358
4885493     $ 347,728.52       65.05                            0.250               0.017         0.483
4885649     $ 264,213.78       72.60                            0.250               0.017         0.783
4885942     $ 287,571.18       80.00                            0.250               0.017         0.733
4886119     $ 293,265.29       85.07                  06        0.250               0.017         0.358
4886181     $ 447,632.77       80.00                            0.250               0.017         0.233
4886340     $ 279,792.19       75.68                            0.250               0.017         0.733
4886484     $ 287,780.86       88.34                  01        0.250               0.017         0.608
4886518     $ 399,672.12       50.00                            0.250               0.017         0.233
4886666     $ 179,856.05       36.00                            0.250               0.017         0.358
4886740     $ 284,772.09       76.00                            0.250               0.017         0.358
4886766     $ 419,264.45       55.95                            0.250               0.017         0.358
4886856     $ 286,770.48       72.66                            0.250               0.017         0.358
4886960     $ 463,273.88       77.98                            0.250               0.017         0.483
4886981     $ 550,559.37       55.66                            0.250               0.017         0.358
4887003     $ 285,492.09       90.00                  06        0.250               0.017         0.233
4887012     $ 281,558.69       64.98                            0.250               0.017         0.483
4887036     $ 381,686.87       61.12                            0.250               0.017         0.233
4887112     $ 595,523.38       56.87                            0.250               0.017         0.358
4887204     $ 261,000.00       69.97                            0.250               0.017         0.983
4887257     $ 350,000.00       63.18                            0.250               0.017         0.608
4887442     $ 268,100.00       84.57                  33        0.250               0.017         0.108
4887885     $ 595,523.38       62.74                            0.250               0.017         0.358
4887969     $ 327,750.41       80.00                            0.250               0.017         0.608
4887993     $ 373,500.00       88.19                  06        0.250               0.017         1.108
4888015     $ 256,000.00       80.00                            0.250               0.017         1.358
4888023     $ 322,754.21       79.75                            0.250               0.017         0.608
4888025     $ 389,695.76       51.32                            0.250               0.017         0.483
4888030     $ 372,709.02       60.16                            0.250               0.017         0.483
4888032     $ 549,560.17       45.80                            0.250               0.017         0.358
4888051     $ 414,184.60       69.66                            0.250               0.017         0.608
4888141     $ 597,222.02       77.12                            0.250               0.017         0.358
4888156     $ 396,182.92       56.64                            0.250               0.017         0.358
4888183     $ 278,282.73       60.68                            0.250               0.017         0.483
4888402     $ 285,459.97       76.60    GD 4YR                  0.250               0.017         0.108
4888434     $ 274,280.48       90.00                  33        0.250               0.017         0.358
4888649     $ 306,476.70       80.00                            0.250               0.017         0.483
4889232     $ 269,778.68       60.00                            0.250               0.017         0.233
4889248     $ 302,974.98       89.97                  17        0.250               0.017         0.733
4889366     $ 283,544.43       72.82                            0.250               0.017         0.358
4889506     $ 282,773.68       39.03                            0.250               0.017         0.358
4889553     $ 462,180.10       63.28                            0.250               0.017         0.358
4889601     $ 318,657.34       66.02                            0.250               0.017         0.608
4889668     $ 385,810.14       66.85                            0.250               0.017         0.608
4890087     $ 534,561.46       61.14                            0.250               0.017         0.233
4890185     $ 268,379.83       89.98                  06        0.250               0.017         0.233
4890351     $ 256,566.94       84.82                  06        0.250               0.017         0.108
4890416     $ 295,577.71       79.20                            0.250               0.017         0.483
4890564     $ 280,000.00       70.00                            0.250               0.017         0.733
4890592     $ 249,795.07       75.76                            0.250               0.017         0.233
4890673     $ 496,182.84       68.08                            0.250               0.017         0.233
4890729     $ 271,292.10       78.77                            0.250               0.017         0.108
4890818     $ 399,388.19       73.14                            0.250               0.017         0.483
4891010     $ 331,759.70       80.00                            0.250               0.017         0.858
4891064     $ 279,776.08       65.88                            0.250               0.017         0.358
4891103     $ 999,200.31       63.09                            0.250               0.017         0.358
4891227     $ 338,542.20       78.79                            0.250               0.017         0.608
4891240     $ 247,592.25       79.49                            0.250               0.017         0.233
4891253     $ 498,605.51       75.79                            0.250               0.017         0.358
4891357     $ 294,500.40       77.56                            0.250               0.017         0.233
4891368     $ 648,957.33       36.11                            0.250               0.017         0.358
4891494     $ 300,000.00       61.22                            0.250               0.017         0.983
4891675     $ 257,688.60       55.82                            0.250               0.017         0.233
4891682     $ 349,705.95       67.96                            0.250               0.017         0.108
4891716     $ 544,542.13       66.06                            0.250               0.017         0.108
4891812     $ 395,348.91       46.59                            0.250               0.017         0.233
4891845     $ 375,046.48       80.00                            0.250               0.017         0.733
4891962     $ 285,000.00       61.96                            0.250               0.017         0.858
4891997     $ 368,704.91       90.00                  17        0.250               0.017         0.358
4892041     $ 246,974.42       80.00                            0.250               0.017         0.358
4892047     $ 316,000.00       74.88                            0.250               0.017         0.358
4892077     $ 330,128.73       88.23                  24        0.250               0.017         0.733
4892111     $ 896,114.85       64.06                            0.250               0.017         0.233
4892189     $ 265,389.04       73.89                            0.250               0.017         0.608
4892356     $ 329,457.42       61.68                            0.250               0.017         0.233
4892385     $ 303,130.12       80.00                            0.250               0.017         0.983
4892396     $ 517,764.64       67.56                            0.250               0.017         0.108
4892459     $ 300,259.69       69.88                            0.250               0.017         0.358
4892478     $ 275,789.98       55.76                            0.250               0.017         0.608
4892486     $ 349,726.96       60.14                            0.250               0.017         0.483
4892495     $ 269,784.08       52.43                            0.250               0.017         0.358
4892532     $ 260,286.46       49.62                            0.250               0.017         0.233
4892576     $ 369,404.35       48.97                            0.250               0.017         0.358
4892592     $ 492,634.12       53.30                            0.250               0.017         0.733
4892616     $ 337,243.19       79.23                            0.250               0.017         0.608
4892634     $ 242,645.75       86.79                  17        0.250               0.017         0.733
4892674     $ 284,083.67       70.55                            0.250               0.017         0.608
4892688     $ 287,775.33       48.81                            0.250               0.017         0.483
4892851     $ 295,961.66       58.99                            0.250               0.017         0.358
4892858     $ 343,724.90       67.92                            0.250               0.017         0.358
4892921     $ 290,567.45       76.53                            0.250               0.017         0.358
4893055     $ 401,662.27       75.85                            0.250               0.017         0.108
4893154     $ 701,452.37       54.00                            0.250               0.017         0.483
4893189     $ 227,152.71       70.00                            0.250               0.017         0.608
4893310     $ 417,657.36       62.86                            0.250               0.017         0.233
4893322     $ 349,713.11       58.33                            0.250               0.017         0.233
4893464     $ 101,922.38       51.00                            0.250               0.017         0.608
4893626     $ 359,212.11       68.57                            0.250               0.017         0.358
4893631     $ 265,787.28       69.09                            0.250               0.017         0.358
4893687     $ 295,536.80       84.57                  17        0.250               0.017         0.483
4893727     $ 334,745.08       60.91                            0.250               0.017         0.608
4893862     $ 646,469.66       58.82                            0.250               0.017         0.233
4893869     $ 270,988.44       80.00                            0.250               0.017         0.483
4894057     $ 262,103.50       52.00                            0.250               0.017         0.358
4894161     $ 311,250.89       55.63                            0.250               0.017         0.358
4894172     $ 639,475.39       65.64                            0.250               0.017         0.233
4894175     $ 313,748.90       25.33                            0.250               0.017         0.358
4894181     $ 323,795.94       51.49                            0.250               0.017         0.483
4894194      $ 78,939.88       69.91                            0.250               0.017         0.608
4894195     $ 263,094.59       56.02                            0.250               0.017         0.483
4894383     $ 399,687.96       34.63                            0.250               0.017         0.483
4894505     $ 449,621.95       58.82                            0.250               0.017         0.108
4894520     $ 523,559.00       73.29                            0.250               0.017         0.108
4894552     $ 269,123.71       49.88                            0.250               0.017         0.108
4894614     $ 310,500.00       90.00                  33        0.250               0.017         0.233
4894617     $ 391,701.72       59.39                            0.250               0.017         0.608
4894700     $ 318,757.26       74.19                            0.250               0.017         0.608
4894704     $ 381,287.20       83.87                  33        0.250               0.017         0.233
4894786     $ 305,749.17       57.74                            0.250               0.017         0.233
4894790     $ 429,046.92       55.13                            0.250               0.017         0.233
4894847     $ 269,794.55       94.74                  01        0.250               0.017         0.608
4894993     $ 298,708.05       57.10                            0.250               0.017         0.233
4895013     $ 250,794.26       63.22                            0.250               0.017         0.233
4895058     $ 350,719.30       62.68                            0.250               0.017         0.358
4895093     $ 475,609.83       43.27                            0.250               0.017         0.233
4895123     $ 264,798.36       69.74                            0.250               0.017         0.608
4895150     $ 287,763.92       59.38                            0.250               0.017         0.233
4895194     $ 336,523.93       66.69                            0.250               0.017         0.233
4895203     $ 640,970.15       62.63                            0.250               0.017         0.358
4895204     $ 268,000.00       80.00                            0.250               0.017         0.358
4895209     $ 367,191.26       75.00                            0.250               0.017         0.108
4895377     $ 383,100.91       71.00                            0.250               0.017         0.483
4895398     $ 370,703.31       69.35                            0.250               0.017         0.358
4895444     $ 440,688.74       67.85                            0.250               0.017         0.983
4895445     $ 301,252.86       72.65                            0.250               0.017         0.233
4895551     $ 449,682.39       79.65                            0.250               0.017         0.983
4895562     $ 287,860.89       67.01                            0.250               0.017         0.358
4895574     $ 442,645.73       79.11                            0.250               0.017         0.358
4895646     $ 362,709.71       64.82                            0.250               0.017         0.358
4895662     $ 594,500.12       61.03                            0.250               0.017         0.108
4895669     $ 424,651.63       53.13                            0.250               0.017         0.233
4895676     $ 521,082.96       55.48                            0.250               0.017         0.358
4895716     $ 302,769.44       75.75                            0.250               0.017         0.608
4895806     $ 534,592.90       71.62                            0.250               0.017         0.608
4895824     $ 371,417.17       54.66                            0.250               0.017         0.608
4895830     $ 247,511.51       47.63                            0.250               0.017         0.608
4895903     $ 260,386.39       85.16                  33        0.250               0.017         0.233
4895962     $ 248,810.52       79.05                            0.250               0.017         0.608
4896052     $ 269,989.21       43.23                            0.250               0.017         0.483
4896065     $ 258,354.99       75.00                            0.250               0.017         0.608
4896077     $ 292,931.27       79.27                            0.250               0.017         0.608
4896143     $ 281,025.09       54.09                            0.250               0.017         0.358
4896173     $ 373,814.10       90.00                  01        0.250               0.017         0.483
4896202     $ 319,744.10       49.23                            0.250               0.017         0.358
4896272     $ 274,805.90       76.39                            0.250               0.017         0.983
4896314     $ 825,322.93       63.54                            0.250               0.017         0.233
4896356     $ 449,295.78       27.16                            0.250               0.017         0.483
4896529     $ 279,193.98       80.00                            0.250               0.017         0.858
4896542     $ 399,680.12       68.97                            0.250               0.017         0.358
4896578     $ 575,052.95       66.21                            0.250               0.017         0.233
4896612     $ 349,713.11       67.31                            0.250               0.017         0.233
4896745     $ 346,708.47       69.40                            0.250               0.017         0.108
4896850     $ 405,498.83       50.73                            0.250               0.017         0.733
4896883     $ 259,792.08       78.79                            0.250               0.017         0.358
4896888     $ 269,778.68       69.23                            0.250               0.017         0.233
4896944     $ 319,737.70       69.57                            0.250               0.017         0.233
4896947     $ 254,790.97       55.43                            0.250               0.017         0.233
4896956     $ 275,773.76       56.91                            0.250               0.017         0.233
4896967     $ 391,586.67       55.21                            0.250               0.017         0.233
4897030     $ 523,570.48       74.86                            0.250               0.017         0.233
4897035     $ 365,714.48       73.20                            0.250               0.017         0.483
4897060     $ 313,243.02       69.67                            0.250               0.017         0.233
4897101     $ 280,780.79       71.14                            0.250               0.017         0.483
4897119     $ 321,754.98       76.67                            0.250               0.017         0.608
4897171     $ 434,643.43       49.71                            0.250               0.017         0.233
4897176     $ 619,491.79       67.03                            0.250               0.017         0.233
4897188     $ 799,375.91       50.63                            0.250               0.017         0.483
4897192     $ 699,453.93       48.28                            0.250               0.017         0.483
4897209     $ 259,807.04       68.42                            0.250               0.017         0.733
4897335     $ 299,754.09       27.27                            0.250               0.017         0.233
4897339     $ 251,798.47       35.49                            0.250               0.017         0.358
4897357     $ 403,668.84       67.90                            0.250               0.017         0.233
4897411     $ 257,783.25       89.90                  33        0.250               0.017         0.108
4897482     $ 314,741.79       68.48                            0.250               0.017         0.233
4897543     $ 249,578.73       74.58                            0.250               0.017         0.108
4897547     $ 679,456.21       61.82                            0.250               0.017         0.358
4897550     $ 284,788.48       75.00                            0.250               0.017         0.733
4897728     $ 521,245.00       73.52                            0.250               0.017         0.233
4897737     $ 294,752.16       38.06                            0.250               0.017         0.108
4897750     $ 605,503.26       79.74                            0.250               0.017         0.233
4897754     $ 497,591.79       66.40                            0.250               0.017         0.233
4897820     $ 319,756.50       71.11                            0.250               0.017         0.608
4897877     $ 259,561.89       74.29                            0.250               0.017         0.108
4897956     $ 309,769.94       79.49                            0.250               0.017         0.733
4897980     $ 281,790.71       45.12                            0.250               0.017         0.733
4898005     $ 346,215.97       72.95                            0.250               0.017         0.233
4898022     $ 439,630.34       58.67                            0.250               0.017         0.108
4898028     $ 577,376.33       70.00                            0.250               0.017         0.233
4898029     $ 621,976.41       75.45                            0.250               0.017         0.108
4898034     $ 288,763.10       22.06                            0.250               0.017         0.233
4898041     $ 244,799.17       70.00                            0.250               0.017         0.233
4898042     $ 469,614.74       66.38                            0.250               0.017         0.233
4898043     $ 470,604.30       48.31                            0.250               0.017         0.108
4898045     $ 442,636.87       79.11                            0.250               0.017         0.233
4898049     $ 328,743.35       73.11                            0.250               0.017         0.483
4898057     $ 398,173.34       53.85                            0.250               0.017         0.233
4898073     $ 270,777.86       60.22                            0.250               0.017         0.233
4898083     $ 426,150.40       67.70                            0.250               0.017         0.233
4898091     $ 431,246.22       79.19                            0.250               0.017         0.233
4898100     $ 271,083.04       60.29                            0.250               0.017         0.358
4898105     $ 251,803.41       69.61                            0.250               0.017         0.483
4898110     $ 370,188.73       78.83                            0.250               0.017         0.108
4898136     $ 253,791.80       69.59                            0.250               0.017         0.233
4898146     $ 100,000.00       67.57                            0.250               0.017         0.233
4898148     $ 298,754.91       56.95                            0.250               0.017         0.233
4898153     $ 576,527.03       72.13                            0.250               0.017         0.233
4898155     $ 265,192.96       64.73                            0.250               0.017         0.483
4898166     $ 269,279.26       67.50                            0.250               0.017         0.608
4898188     $ 469,605.14       66.20                            0.250               0.017         0.108
4898204     $ 254,399.61       79.69                            0.250               0.017         0.483
4898208     $ 414,651.34       64.84                            0.250               0.017         0.108
4898209     $ 484,592.54       69.99                            0.250               0.017         0.108
4898224     $ 334,554.17       61.47                            0.250               0.017         0.233
4898232     $ 256,763.33       90.00                  06        0.250               0.017         0.233
4898241     $ 749,385.23       68.81                            0.250               0.017         0.233
4898255     $ 396,680.12       76.92                            0.250               0.017         0.358
4898272     $ 529,565.56       60.23                            0.250               0.017         0.233
4898280     $ 329,729.50       30.70                            0.250               0.017         0.233
4898286     $ 278,365.60       55.80                            0.250               0.017         0.108
4898325     $ 479,606.54       74.07                            0.250               0.017         0.233
4898333     $ 411,662.28       58.03                            0.250               0.017         0.233
4898368     $ 399,680.12       62.99                            0.250               0.017         0.358
4898389     $ 297,867.45       64.11                            0.250               0.017         0.483
4898397     $ 529,554.73       66.25                            0.250               0.017         0.108
4898400     $ 244,977.16       90.00                  11        0.250               0.017         1.108
4898427     $ 399,695.62       89.89                  33        0.250               0.017         0.608
4898467     $ 374,684.95       49.02                            0.250               0.017         0.108
4898475     $ 266,781.14       67.59                            0.250               0.017         0.233
4898514     $ 409,672.13       71.93                            0.250               0.017         0.358
4898530     $ 384,692.12       70.00                            0.250               0.017         0.358
4898531     $ 379,703.56       54.29                            0.250               0.017         0.483
4898539     $ 299,760.09       70.92                            0.250               0.017         0.358
4898545     $ 644,496.84       64.02                            0.250               0.017         0.483
4898557     $ 481,595.06       57.38                            0.250               0.017         0.108
4898605     $ 311,737.88       80.00                            0.250               0.017         0.108
4898616     $ 279,770.48       63.64                            0.250               0.017         0.233
4898620     $ 319,731.15       68.16                            0.250               0.017         0.108
4898621     $ 249,432.29       44.64                            0.250               0.017         0.108
4898628     $ 340,720.48       78.39                            0.250               0.017         0.233
4898636     $ 485,000.00       78.86                            0.250               0.017         0.108
4898639     $ 598,509.00       49.92                            0.250               0.017         0.233
4898671     $ 297,254.09       63.83                            0.250               0.017         0.233
4898672     $ 294,433.69       63.44                            0.250               0.017         0.233
4898688     $ 928,974.74       64.12                            0.250               0.017         0.483
4898691     $ 408,288.17       49.03                            0.250               0.017         0.233
4898699     $ 288,469.13       64.88                            0.250               0.017         0.358
4898725     $ 364,722.26       58.87                            0.250               0.017         0.608
4898728     $ 403,148.84       85.00                  17        0.250               0.017         0.733
4898762     $ 269,778.68       60.13                            0.250               0.017         0.233
4898807     $ 321,748.81       74.88                            0.250               0.017         0.483
4898894     $ 410,654.71       49.52                            0.250               0.017         0.108
4898899     $ 369,196.27       45.09                            0.250               0.017         0.358
4898927     $ 251,530.75       39.13                            0.250               0.017         0.483
4898933     $ 306,754.49       46.87                            0.250               0.017         0.358
4898948     $ 318,263.17       60.84                            0.250               0.017         0.233
4898968     $ 477,008.67       75.78                            0.250               0.017         0.233
4898977     $ 548,571.73       78.43                            0.250               0.017         0.483
4899023     $ 276,000.00       77.75                            0.250               0.017         0.858
4899062     $ 257,798.73       68.25                            0.250               0.017         0.483
4899064     $ 546,562.56       73.92                            0.250               0.017         0.358
4899066      $ 90,000.00       44.89                            0.250               0.017         0.858
4899158     $ 317,732.84       46.76                            0.250               0.017         0.108
4899172     $ 526,557.25       70.27                            0.250               0.017         0.108
4899178     $ 289,546.16       61.05                            0.250               0.017         0.483
4899207     $ 349,705.95       59.32                            0.250               0.017         0.108
4899210     $ 279,792.19       58.95                            0.250               0.017         0.733
4899251     $ 478,007.86       63.79                            0.250               0.017         0.233
4899256     $ 256,804.44       64.25                            0.250               0.017         0.608
4899271     $ 283,034.42       59.64                            0.250               0.017         0.608
4899312     $ 424,651.63       52.47                            0.250               0.017         0.233
4899346     $ 242,805.67       60.00                            0.250               0.017         0.358
4899430     $ 251,576.74       95.00                  06        0.250               0.017         1.108
4899469     $ 621,026.63       79.69                            0.250               0.017         0.483
4899591     $ 274,547.02       39.86                            0.250               0.017         0.233
4899646     $ 267,796.07       65.37                            0.250               0.017         0.608
4899689     $ 499,600.15       79.24                            0.250               0.017         0.358
4899958     $ 318,738.51       79.75                            0.250               0.017         0.233
4899982     $ 948,438.05       56.89                            0.250               0.017         0.233
4900158     $ 579,524.57       71.60                            0.250               0.017         0.233
4900218     $ 251,576.74       95.00                  11        0.250               0.017         1.108
4900268     $ 372,194.66       73.04                            0.250               0.017         0.233
4900444     $ 259,807.04       61.18                            0.250               0.017         0.733
4900541     $ 449,657.58       75.00                            0.250               0.017         0.608
4900559     $ 299,506.75       67.42                            0.250               0.017         0.233
4900605     $ 356,449.65       80.00                            0.250               0.017         0.733
4900629     $ 366,705.80       76.57                            0.250               0.017         0.608
4900656     $ 359,173.15       78.77                            0.250               0.017         0.608
4900758     $ 258,097.08       68.89                            0.250               0.017         0.000
4900826     $ 314,201.52       61.52                            0.250               0.017         0.108
4900848      $ 73,940.82       52.11                            0.250               0.017         0.358
4900894     $ 388,946.34       75.00                            0.250               0.017         0.483
4900976     $ 249,411.32       74.63                            0.250               0.017         0.483
4901114     $ 289,784.77       54.21                            0.250               0.017         0.733
4901155     $ 467,725.69       75.00                            0.250               0.017         0.858
4901400     $ 252,609.88       84.33                  17        0.250               0.017         1.108
4901491     $ 634,504.64       57.73                            0.250               0.017         0.483
4901503     $ 421,549.58       50.84                            0.250               0.017         0.483
4901513     $ 475,619.34       63.05                            0.250               0.017         0.358
4901613     $ 394,668.15       53.02                            0.250               0.017         0.108
4901618     $ 419,647.14       39.07                            0.250               0.017         0.108
4901733     $ 243,750.00       75.00                            0.250               0.017         0.983
4901737     $ 164,877.54       52.38                            0.250               0.017         0.733
4901917     $ 358,726.82       32.64                            0.250               0.017         0.608
4901951     $ 483,593.38       68.65                            0.250               0.017         0.108
4901962     $ 269,773.17       58.06                            0.250               0.017         0.108
4902089     $ 357,747.32       69.51                            0.250               0.017         0.983
4902095     $ 269,789.37       73.97                            0.250               0.017         0.483
4902155     $ 395,683.32       80.00                            0.250               0.017         0.358
4902303     $ 341,342.49       42.75                            0.250               0.017         0.358
4902579     $ 269,778.68       75.00                            0.250               0.017         0.233
4902775     $ 383,728.98       80.00                            0.250               0.017         0.983
4902809     $ 274,790.74       69.62                            0.250               0.017         0.608
4903071     $ 799,360.25       48.48                            0.250               0.017         0.358
4903168     $ 417,937.89       76.18                            0.250               0.017         0.108
4903364     $ 319,511.50       80.00                            0.250               0.017         0.608
4903408     $ 372,686.63       48.44                            0.250               0.017         0.108
4903547     $ 359,450.46       64.86                            0.250               0.017         0.608
4903562     $ 271,817.49       78.84                            0.250               0.017         1.233
4903580     $ 285,765.56       71.50                            0.250               0.017         0.233
4903657     $ 277,294.05       54.95                            0.250               0.017         0.733
4903715     $ 261,785.23       52.40                            0.250               0.017         0.233
4903922     $ 200,400.00       73.54                            0.250               0.017         0.108
4904141      $ 37,474.83       75.00                            0.250               0.017         1.233
4904188     $ 264,000.00       80.00                            0.250               0.017         0.000
4904555     $ 257,803.67       67.01                            0.250               0.017         0.608
4904735     $ 278,812.79       63.41                            0.250               0.017         1.233
4904869     $ 364,700.81       61.34                            0.250               0.017         0.233
4905259     $ 332,696.65       87.62                  11        0.250               0.017         0.608
4905671     $ 256,000.00       80.00                            0.250               0.017         1.108
4905699     $ 365,942.58       38.66                            0.250               0.017         0.233
4905786     $ 248,596.05       80.00                            0.250               0.017         0.233
4905800     $ 299,754.09       57.14                            0.250               0.017         0.233
4905811     $ 389,680.32       40.41                            0.250               0.017         0.233
4906082     $ 399,358.36       69.57                            0.250               0.017         0.358
4906140     $ 649,417.24       59.09                            0.250               0.017         0.233
4906168     $ 355,722.28       73.55                            0.250               0.017         0.483
4906383     $ 519,651.09       80.00                            0.250               0.017         1.233
4906437     $ 427,457.89       76.39                            0.250               0.017         0.358
4906649     $ 240,802.45       69.86                            0.250               0.017         0.233
4906736     $ 371,702.51       80.00                            0.250               0.017         0.358
4906944     $ 433,500.00       85.00                  17        0.250               0.017         0.000
4907057     $ 252,802.63       77.85                            0.250               0.017         0.483
4907247     $ 319,737.70       52.46                            0.250               0.017         0.233
4908012     $ 317,526.50       74.82                            0.250               0.017         0.733
4908051     $ 293,429.01       68.37                            0.250               0.017         0.233
4908268      $ 65,952.23       66.00                            0.250               0.017         0.858
4908419     $ 539,609.16       60.00                            0.250               0.017         0.858
4908700     $ 250,794.26       69.72                            0.250               0.017         0.233
4909128     $ 262,789.68       60.46                            0.250               0.017         0.358
4909500     $ 274,719.00       80.00                            0.250               0.017         0.108
4909591      $ 87,382.20       70.00                            0.250               0.017         1.233
4909623     $ 259,816.49       80.00                            0.250               0.017         0.983
4909633     $ 259,582.93       77.61                            0.250               0.017         0.358
4909698     $ 284,531.40       62.64                            0.250               0.017         0.233
4909772     $ 424,244.64       61.15                            0.250               0.017         0.358
4909896     $ 245,308.48       68.19                            0.250               0.017         0.483
4910165     $ 139,806.67       46.67                            0.250               0.017         1.108
4910274     $ 274,590.54       61.80                            0.250               0.017         0.733
4910476     $ 281,795.90       85.45                  13        0.250               0.017         0.858
4910511     $ 275,290.36       76.53                            0.250               0.017         0.608
4910827     $ 980,144.64       65.00                            0.250               0.017         1.108
4910915     $ 334,738.67       80.00                            0.250               0.017         0.483
4911059     $ 283,224.93       80.00                            0.250               0.017         0.358
4911250     $ 359,422.51       49.66                            0.250               0.017         0.358
4911862     $ 416,500.00       70.00                            0.250               0.017         0.858
4912057     $ 269,789.37       80.00                            0.250               0.017         0.483
4912082     $ 363,600.00       80.00                            0.250               0.017         0.608
4912108     $ 346,429.48       51.41                            0.250               0.017         0.233
4912282     $ 306,731.04       72.28                            0.250               0.017         0.608
4912451      $ 80,440.26       70.00                            0.250               0.017         0.733
4912467     $ 256,823.13       75.59                            0.250               0.017         1.108
4912883     $ 248,998.33       90.00                  17        0.250               0.017         0.733
4913105     $ 261,795.61       72.38                            0.250               0.017         0.483
4913320     $ 349,720.11       79.55                            0.250               0.017         0.358
4913321     $ 264,164.93       79.70                            0.250               0.017         0.233
4913324     $ 291,601.47       90.00                  06        0.250               0.017         0.608
4913427     $ 267,070.90       84.92                  11        0.250               0.017         0.358
4913535     $ 329,223.00       50.77                            0.250               0.017         0.483
4914145     $ 534,061.88       74.76                            0.250               0.017         0.233
4914188     $ 299,754.09       62.63                            0.250               0.017         0.233
4914221     $ 248,048.23       95.00                  06        0.250               0.017         0.983
4914274     $ 438,440.33       75.00                            0.250               0.017         0.983
4914689     $ 262,578.12       62.62                            0.250               0.017         0.358
4915001     $ 438,964.02       80.00                            0.250               0.017         0.483
4915151     $ 308,676.42       55.16                            0.250               0.017         0.858
4915613     $ 269,749.66       90.00                  11        0.250               0.017         0.733
4915622     $ 274,795.91       57.29                            0.250               0.017         0.733
4915625     $ 333,000.00       83.25                  33        0.250               0.017         0.858
4915864     $ 325,039.86       75.65                            0.250               0.017         0.358
4915964     $ 159,875.18       56.14                            0.250               0.017         0.483
4915984     $ 109,862.39       32.35                            0.250               0.017         0.858
4916106     $ 349,733.67       76.92                            0.250               0.017         0.608
4916157     $ 265,816.94       95.00                  33        0.250               0.017         1.108
4916459     $ 528,407.55       80.00                            0.250               0.017         0.733
4916486     $ 283,744.11       67.67                            0.250               0.017         0.358
4916495     $ 327,486.70       58.57                            0.250               0.017         0.483
4916661     $ 262,578.12       78.51                            0.250               0.017         0.358
4917275     $ 259,582.93       58.43                            0.250               0.017         0.358
4917313     $ 599,508.18       54.55                            0.250               0.017         0.233
4917404     $ 323,492.95       71.21                            0.250               0.017         0.483
4917446     $ 278,771.31       90.00                  11        0.250               0.017         0.233
4917474     $ 266,572.01       61.33                            0.250               0.017         0.733
4917558     $ 570,084.03       45.64                            0.250               0.017         0.358
4917636     $ 461,820.49       69.56                            0.250               0.017         0.108
4917680     $ 294,283.83       76.62                            0.250               0.017         0.358
4917825     $ 302,014.76       73.78                            0.250               0.017         0.358
4917830     $ 366,439.76       78.09                            0.250               0.017         0.608
4917842     $ 411,339.08       80.00                            0.250               0.017         0.358
4917876     $ 296,274.38       74.13                            0.250               0.017         0.608
4917963     $ 331,753.60       80.00                            0.250               0.017         0.733
4918108     $ 303,412.48       66.07                            0.250               0.017         0.358
4918142     $ 249,598.96       69.44                            0.250               0.017         0.358
4918417     $ 352,946.79       67.33                            0.250               0.017         0.483
4918418     $ 294,438.51       69.72                            0.250               0.017         0.483
4918463     $ 387,392.81       76.08                            0.250               0.017         0.483
4918596     $ 429,239.08       80.00                            0.250               0.017         0.108
4918750     $ 318,001.57       77.68                            0.250               0.017         0.483
4918762     $ 130,000.00       43.33                            0.250               0.017         0.858
4918766     $ 277,777.17       70.60                            0.250               0.017         0.483
4919093     $ 297,921.32       51.45                            0.250               0.017         0.358
4919097     $ 284,542.82       67.86                            0.250               0.017         0.358
4919269     $ 548,672.68       45.83                            0.250               0.017         0.358
4919350     $ 224,828.79       72.58                            0.250               0.017         0.608
4919427     $ 258,797.95       79.94                            0.250               0.017         0.483
4920510     $ 242,800.12       80.00                            0.250               0.017         0.233
4921207     $ 304,023.48       69.20                            0.250               0.017         0.483
4921213     $ 278,740.94       62.04                            0.250               0.017         0.233
4921243     $ 303,524.25       80.00                            0.250               0.017         0.483
4921252     $ 308,616.28       74.48                            0.250               0.017         0.483
4921414     $ 242,655.89       90.00                  12        0.250               0.017         0.983
4921529     $ 993,000.00       52.26                            0.250               0.017         0.858
4921887     $ 266,482.33       76.70                            0.250               0.017         0.483
4921892     $ 259,593.13       72.22                            0.250               0.017         0.483
4921913     $ 310,912.69       69.20                            0.250               0.017         0.483
4922001     $ 252,594.16       50.60                            0.250               0.017         0.358
4922022     $ 269,577.47       71.05                            0.250               0.017         0.483
4922024     $ 259,593.13       75.36                            0.250               0.017         0.483
4922035     $ 257,596.24       79.38                            0.250               0.017         0.483
4922037     $ 249,608.76       39.06                            0.250               0.017         0.483
4922041     $ 299,747.96       83.33                  33        0.250               0.017         0.108
4922074     $ 278,563.38       75.41                            0.250               0.017         0.483
4922079     $ 298,532.09       69.53                            0.250               0.017         0.483
4922095     $ 242,919.25       79.77                            0.250               0.017         0.483
4922097     $ 247,611.90       78.73                            0.250               0.017         0.483
4922106     $ 324,452.34       72.71                            0.250               0.017         0.108
4922109     $ 429,327.08       74.78                            0.250               0.017         0.483
4922127     $ 396,951.08       70.35                            0.250               0.017         1.108
4922135     $ 271,563.67       80.00                            0.250               0.017         0.358
4922139     $ 274,558.87       64.71                            0.250               0.017         0.358
4922147     $ 435,748.29       31.29                            0.250               0.017         0.358
4922194     $ 273,571.21       72.11                            0.250               0.017         0.483
4922195     $ 252,104.86       66.45                            0.250               0.017         0.483
4922201     $ 423,070.24       73.06                            0.250               0.017         0.358
4922203     $ 327,973.04       61.98                            0.250               0.017         0.358
4922211     $ 396,378.74       44.11                            0.250               0.017         0.483
4922214     $ 299,858.93       76.08                            0.250               0.017         0.483
4922653     $ 255,385.26       90.00                  17        0.250               0.017         0.108
4922686     $ 449,260.11       66.18                            0.250               0.017         0.233
4922693     $ 271,624.39       80.00                            0.250               0.017         1.108
4922707     $ 355,508.39       74.95                            0.250               0.017         1.108
4922715     $ 327,985.93       69.16                            0.250               0.017         0.483
4923565     $ 369,000.00       47.31                            0.250               0.017         1.108
4923625     $ 295,869.02       90.00                  01        0.250               0.017         0.483
4923759     $ 261,799.73       58.27                            0.250               0.017         0.608
4923766     $ 273,561.60       75.00                            0.250               0.017         1.108
4923883     $ 244,587.15       73.13                            0.250               0.017         0.108
4923908     $ 369,000.00       90.00                  13        0.250               0.017         0.983
4924043     $ 314,788.64       90.00                  11        0.250               0.017         1.233
4924100     $ 269,556.07       88.52                  33        0.250               0.017         0.233
4924103     $ 383,869.17       87.96                  33        0.250               0.017         1.108
4924117     $ 278,153.09       74.29                            0.250               0.017         0.358
4924126     $ 263,778.20       80.00                            0.250               0.017         0.108
4924214     $ 314,793.94       75.00                            0.250               0.017         1.358
4924378      $ 89,934.86       50.56                            0.250               0.017         0.858
4924501     $ 305,767.15       90.00                  33        0.250               0.017         0.608
4924509     $ 249,638.88       83.35                  33        0.250               0.017         0.233
4924514     $ 249,608.75       66.67                            0.250               0.017         0.483
4924880     $ 487,500.00       75.00                            0.250               0.017         0.983
4924890     $ 422,820.66       77.00                            0.250               0.017         0.358
4925070     $ 272,562.06       73.78                            0.250               0.017         0.358
4925074     $ 255,790.15       77.58                            0.250               0.017         0.233
4925240     $ 563,481.43       80.00                            0.250               0.017         0.733
4925270     $ 519,898.04       70.00                            0.250               0.017         0.608
4925460     $ 491,485.17       82.22                  12        0.250               0.017         0.608
4925774     $ 394,114.55       85.00                  11        0.250               0.017         0.858
4925806     $ 341,233.60       72.66                            0.250               0.017         0.483
4925826     $ 324,491.39       69.89                            0.250               0.017         0.483
4925830     $ 363,426.24       68.89                            0.250               0.017         0.233
4925836     $ 257,750.00       74.35                            0.250               0.017         0.483
4925847     $ 264,283.19       65.31                            0.250               0.017         0.233
4926253     $ 312,000.00       80.00                            0.250               0.017         0.983
4926824     $ 299,765.97       75.00                            0.250               0.017         0.483
4927181     $ 329,532.66       55.00                            0.250               0.017         0.983
4927204     $ 295,670.01       79.81                            0.250               0.017         0.858
4927207     $ 364,408.35       69.07                            0.250               0.017         0.358
4927350     $ 264,000.00       80.00                            0.250               0.017         1.108
4927389     $ 271,413.09       69.64                            0.250               0.017         1.108
4928134     $ 265,781.96       78.24                            0.250               0.017         0.233
4928136     $ 300,291.94       72.53                            0.250               0.017         0.483
4928189     $ 378,087.09       75.00                            0.250               0.017         0.608
4928273     $ 364,000.00       89.88                  17        0.250               0.017         0.858
4928528     $ 273,786.25       80.00                            0.250               0.017         0.483
4928598     $ 292,260.24       75.00                            0.250               0.017         0.233
4928908     $ 296,768.32       53.51                            0.250               0.017         0.483
4928949     $ 649,467.20       72.22                            0.250               0.017         0.233
4928971     $ 251,798.47       80.00                            0.250               0.017         0.358
4928977     $ 271,787.81       80.00                            0.250               0.017         0.483
4929134      $ 75,000.00       46.01                            0.250               0.017         0.358
4929265     $ 320,400.00       90.00                  33        0.250               0.017         1.233
4929779     $ 356,000.00       80.00                            0.250               0.017         0.608
4929981     $ 339,000.00       84.75                  33        0.250               0.017         0.733
4929997     $ 649,467.20       67.36                            0.250               0.017         0.233
4930025     $ 459,649.97       70.77                            0.250               0.017         0.608
4930149     $ 332,659.05       74.99                            0.250               0.017         0.858
4930287     $ 297,600.00       80.00                            0.250               0.017         1.108
4930414     $ 168,000.00       75.00                            0.250               0.017         0.000
4930545     $ 305,000.00       59.69                            0.250               0.017         0.858
4930759     $ 336,000.00       80.00                            0.250               0.017         0.608
4930765     $ 279,200.00       80.00                            0.250               0.017         0.733
4931148     $ 315,000.00       78.75                            0.250               0.017         0.000
4931219     $ 253,025.75       80.00                            0.250               0.017         1.108
4931349     $ 286,776.11       86.97                  01        0.250               0.017         0.483
4931391     $ 499,177.92       57.47                            0.250               0.017         0.233
4931403     $ 499,197.95       45.45                            0.250               0.017         0.358
4931918     $ 311,250.00       75.00                            0.250               0.017         0.608
4932125     $ 274,613.52       80.00                            0.250               0.017         0.983
4932367     $ 288,000.00       80.00                            0.250               0.017         0.983
4932601     $ 420,000.00       75.00                            0.250               0.017         0.733
4932993     $ 425,000.00       68.77                            0.250               0.017         0.608
4933745     $ 294,758.19       42.14                            0.250               0.017         0.233
4933821     $ 278,763.07       80.00                            0.250               0.017         0.483
4934493     $ 900,000.00       64.29                            0.250               0.017         0.858
4934756     $ 350,000.00       78.11                            0.250               0.017         0.858
4934779     $ 280,000.00       70.00                            0.250               0.017         0.358
4935411     $ 253,000.00       92.00                  06        0.250               0.017         0.358
4935631     $ 340,000.00       62.96                            0.250               0.017         0.000
4936265     $ 397,500.00       75.00                            0.250               0.017         0.608
4936304     $ 315,000.00       70.00                            0.250               0.017         0.233
4936315     $ 310,000.00       61.52                            0.250               0.017         0.000
4936574     $ 384,252.11       79.37                            0.250               0.017         0.000
4936585     $ 239,846.50       71.99                            0.250               0.017         0.108
4936707     $ 283,987.01       90.00                  11        0.250               0.017         0.858
4936722     $ 297,187.43       78.42                            0.250               0.017         0.000
4936731     $ 319,499.22       53.78                            0.250               0.017         0.483
4936745     $ 277,237.68       77.22                            0.250               0.017         0.483
4937065     $ 269,587.83       79.41                            0.250               0.017         0.608
4937133     $ 247,914.91       78.89                            0.250               0.017         0.483
4937170     $ 295,649.23       66.07                            0.250               0.017         1.858
4937202     $ 261,210.80       74.69                            0.250               0.017         0.858
4937220     $ 479,302.97       76.19                            0.250               0.017         0.858
4937240     $ 317,769.84       76.63                            0.250               0.017         0.858
4937261     $ 338,760.73       67.80                            0.250               0.017         0.983
4937333     $ 321,766.95       88.95                  33        0.250               0.017         0.858
4937513     $ 368,000.00       65.71                            0.250               0.017         0.000
4937602     $ 313,000.00       69.56                            0.250               0.017         0.108
4937662     $ 279,290.22       80.00                            0.250               0.017         0.108
4937715     $ 396,951.07       75.00                            0.250               0.017         1.108
4937814     $ 315,480.44       75.24                            0.250               0.017         0.233
4937903     $ 317,731.37       62.09                            0.250               0.017         0.358
4937912     $ 299,494.48       53.10                            0.250               0.017         0.108
4937922     $ 299,344.47       77.92                            0.250               0.017         0.858
4938174     $ 631,472.36       37.24                            0.250               0.017         0.358
4938483     $ 279,403.33       84.79                  17        0.250               0.017         0.858
4938543     $ 267,216.68       78.82                            0.250               0.017         0.858
4938761     $ 399,010.61       80.00                            0.250               0.017         0.233
4938779     $ 271,605.02       80.00                            0.250               0.017         0.858
4939111     $ 289,499.22       77.33                            0.250               0.017         0.000
4939209     $ 275,396.90       80.00                            0.250               0.017         0.858
4939254     $ 305,778.53       72.00                            0.250               0.017         0.858
4939264     $ 359,739.44       80.00                            0.250               0.017         0.858
4939281     $ 304,333.54       79.22                            0.250               0.017         0.858
4939312     $ 292,293.56       75.00                            0.250               0.017         0.983
4939540     $ 324,764.77       67.71                            0.250               0.017         0.858
4940122     $ 713,000.00       57.04                            0.250               0.017         0.858
4940174     $ 320,867.60       73.82                            0.250               0.017         0.858
4940181     $ 298,000.00       67.73                            0.250               0.017         0.858
4940282     $ 264,808.20       77.94                            0.250               0.017         0.858
4940749     $ 387,719.18       80.00                            0.250               0.017         0.858
4941173     $ 400,000.00       72.73                            0.250               0.017         0.233
4942169     $ 420,800.00       80.00                            0.250               0.017         0.483
4942669     $ 284,798.85       95.00                  11        0.250               0.017         0.983
4943011     $ 440,000.00       67.69                            0.250               0.017         0.358
4943134     $ 294,000.00       68.69                            0.250               0.017         0.000
4943487     $ 331,000.00       64.90                            0.250               0.017         0.483
4944441     $ 371,200.00       80.00                            0.250               0.017         0.358
4944808     $ 273,000.00       73.19                            0.250               0.017         0.608
4945433     $ 313,600.00       79.80                            0.250               0.017         0.733
4946061     $ 259,000.00       58.20                            0.250               0.017         0.358
4946378     $ 293,500.00       59.90                            0.250               0.017         0.358
4946789     $ 305,600.00       80.00                            0.250               0.017         0.358
4947705     $ 292,000.00       80.00                            0.250               0.017         0.233
4948289     $ 328,000.00       80.00                            0.250               0.017         0.608
4948922     $ 371,400.00       40.59                            0.250               0.017         0.233
4951828     $ 355,200.00       79.89                            0.250               0.017         0.233
6413435     $ 356,962.53       80.00                            0.250               0.017         0.000
6496839     $ 779,376.25       65.00                            0.250               0.017         0.358
6513442     $ 354,586.64       80.00                            0.250               0.017         0.000
6514127     $ 547,991.11       75.18                            0.250               0.017         0.483
6553877     $ 637,693.34       80.00                            0.250               0.017         0.000
6582535     $ 429,293.01       67.19                            0.250               0.017         0.233
6602714     $ 281,041.27       75.00                            0.250               0.017         0.733
6700469     $ 424,283.85       66.17                            0.250               0.017         0.108
6703418     $ 318,525.42       80.00                            0.250               0.017         0.233
6727015     $ 383,661.21       80.00                            0.250               0.017         0.000
6783376     $ 249,199.61       80.00                            0.250               0.017         0.358
6809791     $ 318,493.19       72.23                            0.250               0.017         0.483
6812150     $ 253,496.86       85.50                            0.250               0.017         0.108
6812803     $ 478,372.52       80.00                            0.250               0.017         0.000
6813436     $ 265,287.69       90.00                  06        0.250               0.017         0.358
6816531     $ 284,527.86       85.00                  01        0.250               0.017         0.483
6816996     $ 399,058.20       78.13                            0.250               0.017         0.483
6831348     $ 308,899.28       90.00                  16        0.250               0.017         0.233
6835757     $ 319,750.37       80.00                            0.250               0.017         0.483
6838561     $ 259,551.02       65.18                            0.250               0.017         0.000
6839966     $ 289,511.34       79.93                            0.250               0.017         0.108
6841169     $ 255,706.75       80.00                            0.250               0.017         0.000
6844812     $ 286,912.46       80.00                            0.250               0.017         0.108
6847041     $ 255,609.21       78.65                            0.250               0.017         0.608
6876634     $ 389,105.12       90.00                  17        0.250               0.017         0.608
6888520     $ 273,605.94       80.00                            0.250               0.017         0.108
6888659     $ 249,795.07       54.04                            0.250               0.017         0.233
6889843     $ 279,187.40       79.99                            0.250               0.017         0.608
6892179     $ 561,228.10       79.99                            0.250               0.017         0.108
6893347     $ 264,605.43       84.13                  01        0.250               0.017         0.733
6898302     $ 290,104.05       95.00                  11        0.250               0.017         0.733
6904407     $ 311,561.67       79.81                            0.250               0.017         0.483
6908058     $ 300,604.94       80.00                            0.250               0.017         0.233
6914766     $ 437,279.87       80.00                            0.250               0.017         0.233
6917645     $ 313,861.00       89.99                  17        0.250               0.017         0.608
6919322     $ 310,413.46       66.15                            0.250               0.017         0.483
6919733     $ 447,298.93       80.00                            0.250               0.017         0.483
6919873     $ 247,149.51       90.00                  33        0.250               0.017         0.983
6920720     $ 354,743.06       79.98                            0.250               0.017         0.858
6927698     $ 284,803.61       79.99                            0.250               0.017         0.483
6930091     $ 244,587.16       51.91                            0.250               0.017         0.108
6931106     $ 298,180.59       94.98                  16        0.250               0.017         0.608
6933756     $ 270,675.87       72.79                            0.250               0.017         0.608
6936730     $ 420,854.99       89.99                  06        0.250               0.017         0.733
6942373     $ 365,245.98       90.00                  17        0.250               0.017         0.608
6949910     $ 301,390.28       77.74                            0.250               0.017         0.000
6955764     $ 271,621.61       79.99                            0.250               0.017         0.108
6957588     $ 508,913.51       80.00                            0.250               0.017         0.233
6959348     $ 324,438.80       71.95                            0.250               0.017         0.000
6963809     $ 287,549.30       80.00                            0.250               0.017         0.483
6964925     $ 498,219.11       78.83                            0.250               0.017         0.483
6965136     $ 261,569.06       79.99                            0.250               0.017         0.233
6972309     $ 294,902.03       79.99                            0.250               0.017         0.108
6972344     $ 439,231.86       80.00                            0.250               0.017         0.858
6980036     $ 258,947.98       88.44                  11        0.250               0.017         0.358
6982897     $ 328,293.75       80.00                            0.250               0.017         0.000
6987792     $ 245,951.21       94.98                  16        0.250               0.017         0.983
6989082     $ 239,818.38       95.00                  06        0.250               0.017         1.108
7000479     $ 354,618.19       80.00                            0.250               0.017         0.483
7034825     $ 285,479.85       95.00                  33        0.250               0.017         0.233
7041899     $ 243,838.42       69.99                            0.250               0.017         0.108
7056431     $ 474,596.61       80.00                            0.250               0.017         0.358
7062205     $ 411,071.53       79.99                            0.250               0.017         0.608
7076416     $ 399,358.36       89.72                  17        0.250               0.017         0.358
7083188     $ 862,963.41       66.54                            0.250               0.017         0.483
7096632     $ 343,296.85       77.74                            0.250               0.017         0.000
7113564     $ 306,953.03       80.00                            0.250               0.017         0.000
7116118     $ 976,837.22       70.00                            0.250               0.017         0.358
7117134     $ 958,497.70       80.00                            0.250               0.017         0.483
7117922     $ 272,887.27       82.88                  17        0.250               0.017         0.733
7118340     $ 411,994.02       70.00                            0.250               0.017         0.733
7119665     $ 269,383.86       68.36                            0.250               0.017         0.483
7119989     $ 272,583.27       69.96                            0.250               0.017         0.608
7121842     $ 401,420.83       80.00                            0.250               0.017         0.483
7128634     $ 336,401.30       90.00                  12        0.250               0.017         0.483
7135645     $ 384,876.39       90.00                  06        0.250               0.017         0.108
7150609     $ 467,676.83       79.99                            0.250               0.017         0.000
7166612     $ 298,945.32       75.57                            0.250               0.017         0.000
7175670     $ 415,675.48       80.00                            0.250               0.017         0.483
7179779     $ 424,872.07       80.00                            0.250               0.017         0.483
7180251     $ 269,183.22       79.88                            0.250               0.017         0.733
7184844     $ 274,785.48       46.22                            0.250               0.017         0.483
7200498     $ 279,528.19       53.33                            0.250               0.017         0.108
7202678     $ 297,409.07       80.00                            0.250               0.017         0.733
7203897     $ 273,932.75       50.00                            0.250               0.017         0.358
7212316     $ 280,320.64       80.00                            0.250               0.017         0.483
7213515     $ 291,543.06       80.00                            0.250               0.017         0.483
7213902     $ 272,265.38       74.66                            0.250               0.017         0.000
7221667     $ 277,383.45       80.00                            0.250               0.017         0.483
7224402     $ 344,103.87       64.49                            0.250               0.017         0.000
7224445     $ 399,695.63       64.00                            0.250               0.017         0.608
7225271     $ 343,338.55       54.98                            0.250               0.017         0.608
7226543     $ 287,780.86       90.00                  12        0.250               0.017         0.608
7227037     $ 606,496.15       60.80                            0.250               0.017         0.233
7228119     $ 998,355.82       47.62                            0.250               0.017         0.233
7229102     $ 296,934.60       59.48                            0.250               0.017         0.483
7231502     $ 259,807.04       80.00                            0.250               0.017         0.733
7231795     $ 436,667.48       69.92                            0.250               0.017         0.608
7231812     $ 297,333.35       77.40                            0.250               0.017         0.483
7235922     $ 374,072.47       75.00                            0.250               0.017         0.233
7237106     $ 299,506.75       67.42                            0.250               0.017         0.233
7239581     $ 499,197.95       50.00                            0.250               0.017         0.358
7239821     $ 267,801.11       80.00                            0.250               0.017         0.733
7239867     $ 246,344.31       75.00                            0.250               0.017         0.233
7239891     $ 247,611.89       80.00                            0.250               0.017         0.483
7242140     $ 363,430.38       80.00                            0.250               0.017         0.483
7249074     $ 254,381.06       82.19                  06        0.250               0.017         0.233
7249426     $ 306,223.29       69.77                            0.250               0.017         0.108
7251238     $ 375,281.96       68.35                            0.250               0.017         0.233
7257425     $ 479,230.02       78.05                            0.250               0.017         0.358
7258528     $ 489,233.21       60.12                            0.250               0.017         0.483
7258568     $ 499,236.74       65.62                            0.250               0.017         0.608
7258596     $ 286,166.25       71.75                            0.250               0.017         0.358
7258635     $ 798,684.67       61.54                            0.250               0.017         0.233
7261995     $ 244,587.16       44.95                            0.250               0.017         0.108
7264318     $ 299,777.36       73.17                            0.250               0.017         0.733
7267861     $ 329,457.42       52.38                            0.250               0.017         0.233
7270035     $ 325,502.36       67.92                            0.250               0.017         0.608
7276280     $ 379,405.33       95.00                  11        0.250               0.017         0.483
7281466     $ 569,544.18       47.11                            0.250               0.017         0.358
7282200     $ 398,872.78       80.00                            0.250               0.017         0.233
7283139     $ 439,639.33       79.28                            0.250               0.017         0.233
7283915     $ 460,940.51       75.00                            0.250               0.017         1.233
7285558     $ 392,337.77       74.86                            0.250               0.017         0.108
7292160     $ 276,284.30       73.73                            0.250               0.017         0.483
7292930     $ 293,891.63       59.47                            0.250               0.017         0.000
7293107     $ 295,751.32       78.93                            0.250               0.017         0.108
7293309     $ 387,991.87       66.56                            0.250               0.017         0.483
7294631     $ 245,569.87       63.06                            0.250               0.017         0.858
7294884     $ 284,319.18       63.33                            0.250               0.017         0.108
7294889     $ 240,328.66       89.26                  17        0.250               0.017         0.358
7295118     $ 286,802.06       74.87                            0.250               0.017         0.358
7296615     $ 593,921.61       69.99                            0.250               0.017         0.233
7297347     $ 480,129.47       58.43                            0.250               0.017         0.483
7297876     $ 259,561.89       49.64                            0.250               0.017         0.108
7298008     $ 636,451.85       75.00                            0.250               0.017         0.233
7298411     $ 441,637.69       60.97                            0.250               0.017         0.233
7298663     $ 260,296.78       89.83                  06        0.250               0.017         0.483
7298927     $ 273,281.65       64.35                            0.250               0.017         0.483
7299409     $ 299,404.41       63.16                            0.250               0.017         0.108
7299437     $ 268,779.51       72.90                            0.250               0.017         0.233
7299470     $ 295,559.29       80.00                            0.250               0.017         0.733
7300593     $ 241,986.23       62.26                            0.250               0.017         0.358
7300734     $ 294,502.90       65.56                            0.250               0.017         0.108
7300954     $ 339,454.61       61.26                            0.250               0.017         0.358
7302353     $ 586,510.03       78.97                            0.250               0.017         0.108
7302356     $ 306,456.80       79.74                            0.250               0.017         0.000
7308790     $ 302,513.94       69.66                            0.250               0.017         0.358
7308885     $ 277,043.75       75.00                            0.250               0.017         0.233
7309680     $ 256,617.35       33.82                            0.250               0.017         0.733
7310963     $ 317,474.81       62.14                            0.250               0.017         0.358
7311102     $ 277,032.39       79.51                            0.250               0.017         0.108
7311127     $ 243,508.23       80.00                            0.250               0.017         0.108
7311153     $ 348,004.72       58.33                            0.250               0.017         0.108
7311482     $ 249,289.45       79.27                            0.250               0.017         0.233
7311708     $ 492,189.43       41.08                            0.250               0.017         0.233
7311998     $ 247,002.32       88.29                  17        0.250               0.017         0.358
7312092     $ 299,518.76       53.10                            0.250               0.017         0.358
7314126     $ 241,421.62       94.99                  06        0.250               0.017         0.483
7314794     $ 303,512.36       80.00                            0.250               0.017         0.358
7316107     $ 333,450.85       66.40                            0.250               0.017         0.233
7316432     $ 328,459.06       50.62                            0.250               0.017         0.233
7317502     $ 251,575.37       80.00                            0.250               0.017         0.108
7318191     $ 387,726.15       80.00                            0.250               0.017         0.983
7318231     $ 243,804.88       80.00                            0.250               0.017         0.358
7318383     $ 248,919.45       90.00                  13        0.250               0.017         0.608
7318531     $ 445,765.87       58.75                            0.250               0.017         0.233
7319912     $ 334,718.56       56.30                            0.250               0.017         0.108
7321385     $ 898,556.29       62.28                            0.250               0.017         0.358
7323009     $ 339,518.51       74.73                            0.250               0.017         0.983
7323046     $ 253,212.88       80.00                            0.250               0.017         0.608
7324214     $ 291,439.36       80.00                            0.250               0.017         0.000
7324345     $ 359,143.09       79.77                            0.250               0.017         0.483
7325173     $ 329,748.89       73.33                            0.250               0.017         0.608
7325783     $ 531,097.58       66.63                            0.250               0.017         0.108
7327272     $ 243,618.17       80.00                            0.250               0.017         0.483
7328664     $ 291,572.22       80.00                            0.250               0.017         0.483
7329476     $ 276,088.31       77.02                            0.250               0.017         0.733
7330005     $ 257,607.09       95.00                  24        0.250               0.017         0.358
7330245     $ 322,926.30       77.00                            0.250               0.017         0.608
7330313     $ 245,495.70       83.36                  01        0.250               0.017         0.233
7330729     $ 399,342.33       46.51                            0.250               0.017         0.233
7333051     $ 244,596.93       72.06                            0.250               0.017         0.358
7336753     $ 349,380.70       60.34                            0.250               0.017         0.000
7336815     $ 391,401.60       79.84                            0.250               0.017         0.608
7337003     $ 242,619.73       90.00                  06        0.250               0.017         0.483
7337091     $ 363,701.63       80.00                            0.250               0.017         0.233
7337237     $ 328,068.78       90.00                  13        0.250               0.017         1.358
7337403     $ 421,237.01       80.00                            0.250               0.017         0.000
7337720     $ 317,732.85       55.79                            0.250               0.017         0.108
7338616     $ 290,749.46       62.58                            0.250               0.017         0.000
7339565     $ 336,945.09       90.00                  06        0.250               0.017         0.233
7340022     $ 360,206.79       80.00                            0.250               0.017         0.233
7341402     $ 451,601.21       82.18                            0.250               0.017         0.000
7341978     $ 274,774.59       42.31                            0.250               0.017         0.233
7342056     $ 315,480.43       80.00                            0.250               0.017         0.233
7343613     $ 259,582.93       80.00                            0.250               0.017         0.358
7343815     $ 257,543.49       77.59                            0.250               0.017         0.000
7344149     $ 373,874.63       39.81                            0.250               0.017         0.108
7346384     $ 398,224.17       79.94                            0.250               0.017         0.233
7347005     $ 274,774.59       47.09                            0.250               0.017         0.233
7347971     $ 309,752.10       61.20                            0.250               0.017         0.358
7348926     $ 306,142.59       61.28                            0.250               0.017         0.108
7349153     $ 399,695.63       65.79                            0.250               0.017         0.608
7349677     $ 361,196.29       79.10                            0.250               0.017         0.108
7350052     $ 648,877.57       71.35                            0.250               0.017         0.000
7350127     $ 396,347.26       49.63                            0.250               0.017         0.233
7350195     $ 438,278.20       62.71                            0.250               0.017         0.233
7350451     $ 330,728.68       46.62                            0.250               0.017         0.233
7350876     $ 255,768.29       77.64                            0.250               0.017         0.108
7352038     $ 400,340.70       84.42                  01        0.250               0.017         0.233
7352731     $ 395,667.31       80.00                            0.250               0.017         0.108
7352757     $ 349,424.54       58.00                            0.250               0.017         0.233
7353958     $ 450,520.70       79.98                            0.250               0.017         0.000
7354666     $ 800,327.06       61.62                            0.250               0.017         0.108
7355642     $ 390,079.99       46.48                            0.250               0.017         0.233
7356144     $ 309,758.17       46.97                            0.250               0.017         0.483
7356186     $ 264,553.46       63.86                            0.250               0.017         0.108
7356409     $ 464,216.44       33.21                            0.250               0.017         0.108
7356418     $ 273,445.08       66.59                            0.250               0.017         0.108
7356421     $ 245,793.29       75.46                            0.250               0.017         0.358
7356467     $ 374,368.11       75.00                            0.250               0.017         0.108
7356771     $ 304,750.00       69.32                            0.250               0.017         0.233
7356906     $ 383,661.21       80.00                            0.250               0.017         0.000
7356918     $ 247,592.25       80.00                            0.250               0.017         0.233
7357168     $ 799,406.28       45.11                            0.250               0.017         0.733
7357405     $ 279,441.13       60.87                            0.250               0.017         0.000
7359608     $ 253,616.31       90.00                  12        0.250               0.017         0.858
7360668     $ 252,094.96       72.14                            0.250               0.017         0.358
7361657     $ 486,678.53       75.00                            0.250               0.017         0.108
7361723     $ 998,435.10       30.58                            0.250               0.017         0.483
7366314     $ 291,565.23       62.13                            0.250               0.017         0.733
7366454     $ 499,217.55       67.11                            0.250               0.017         0.483
7366502     $ 328,761.88       59.82                            0.250               0.017         0.858
7367129     $ 299,771.72       74.07                            0.250               0.017         0.608
7371013     $ 351,732.15       80.00                            0.250               0.017         0.608
7373759     $ 649,529.55       76.47                            0.250               0.017         0.858
7379524     $ 309,764.12       70.94                            0.250               0.017         0.608
7380082     $ 275,789.99       80.00                            0.250               0.017         0.608
7380185     $ 399,655.61       75.19                            0.250               0.017         0.000
7382638     $ 347,413.61       80.00                            0.250               0.017         0.108
7382782     $ 369,618.46       65.20                            0.250               0.017         0.608
7384168     $ 961,035.72       70.00                            0.250               0.017         0.733
7384825     $ 331,727.87       60.36                            0.250               0.017         0.233
7386041     $ 299,771.72       50.00                            0.250               0.017         0.608
7394922     $ 435,651.34       80.00                            0.250               0.017         0.358
7394928     $ 269,339.72       90.00                  17        0.250               0.017         0.483
7395690     $ 285,168.33       74.29                            0.250               0.017         0.233
7397602     $ 259,802.16       52.53                            0.250               0.017         0.608
7398404     $ 287,662.11       90.00                  24        0.250               0.017         0.000
7401192     $ 287,775.33       80.00                            0.250               0.017         0.483
7401975     $ 999,276.23       40.00                            0.250               0.017         0.858
7404088     $ 431,645.89       80.00                            0.250               0.017         0.233
7404570     $ 337,336.64       80.00                            0.250               0.017         0.483
7406381     $ 259,682.77       85.00                  24        0.250               0.017         0.358
7409287     $ 326,963.18       45.44                            0.250               0.017         0.858
7410835     $ 309,769.94       62.00                            0.250               0.017         0.733
7413429     $ 649,467.20       77.39                            0.250               0.017         0.233
7420335     $ 309,322.48       49.30                            0.250               0.017         0.608
7431169     $ 303,774.39       80.00                            0.250               0.017         0.733
7435115     $ 359,712.11       80.00                            0.250               0.017         0.358
7437754     $ 317,258.41       64.47                            0.250               0.017         0.608
7462435     $ 324,000.00       80.00                            0.250               0.017         0.733
7464809     $ 299,765.97       75.00                            0.250               0.017         0.483

        $ 357,831,190.56




COUNT:                        1019
WAC:                    7.20475125
WAM:                   357.2425578
WALTV:                  69.6972821

                                   EXHIBIT F-3

            Schedule of Mortgage Loans Serviced by Other Servicers

NASCOR
NMI / 1999-01  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)          (ii)                                   (iii)       (iv)          (v)        (vi)         (vii)        (viii)
-----     -------------------   -------   -------  --------   ----------    --------   ----------   ---------   ------------
                                                                            NET
MORTGAGE                                                        MORTGAGE    MORTGAGE   CURRENT      ORIGINAL     SCHEDULED
LOAN                                       ZIP      PROPERTY    INTEREST    INTEREST   MONTHLY      TERM TO      MATURITY
NUMBER    CITY                    STATE    CODE     TYPE        RATE        RATE       PAYMENT      MATURITY     DATE
-----     -------------------   -------   -------  --------   ----------    --------   ----------   ---------   ------------


4800139   UNIVERSITY PARK         FL       34201     SFD           7.250      6.500     $1,647.71       348       1-Mar-27
4837541   MONTVILLE               OH       44256     SFD           7.500      6.500     $1,957.81       360       1-Oct-28
4843045   SAN DIEGO               CA       92131     SFD           7.500      6.500     $2,880.76       360       1-Jul-28
4849726   AGOURA HILLS            CA       91301     SFD           7.500      6.500     $2,964.67       360       1-Aug-28
4849924   PLEASANTON              CA       94566     SFD           7.500      6.500     $1,978.78       360       1-Aug-28
4853321   PORTLAND                CT       06480     SFD           7.375      6.500     $2,624.57       360       1-Jul-28
4854524   SPIRIT LAKE             IA       51360     LCO           7.750      6.500     $1,934.31       360       1-Nov-27
4854689   ANCHORAGE               AK       99515     LCO           7.750      6.500       $341.02       360       1-Dec-27
4854958   SALISBURY               MD       21804     PUD           7.750      6.500     $1,540.28       360       1-Jan-28
4855767   PONTE VEDRA BEACH       FL       32082     SFD           7.750      6.500     $1,701.90       317       1-May-24
4859372   HUNTINGTON BEACH        CA       92648     LCO           7.500      6.500     $2,321.40       360       1-Jun-28
4859770   OAK RIDGE               TN       37830     SFD           7.250      6.500     $1,918.63       360       1-Jun-28
4860268   SAN DIEGO               CA       92130     SFD           7.750      6.500     $2,569.77       360       1-Jul-28
4860804   NEWPORT BEACH           CA       92663     SFD           7.500      6.500     $3,747.79       360       1-May-28
4862501   ARDMORE                 PA       19003     HCO           7.375      6.500       $987.66       360       1-Sep-28
4869794   RALEIGH                 NC       27614     SFD           7.250      6.500     $3,383.25       360       1-Sep-28
4870051   GILBERT                 AZ       85234     SFD           7.500      6.500     $2,517.18       360       1-Aug-28
4870066   WESTLAKE                LA       70669     SFD           7.250      6.500     $1,911.80       360       1-Aug-28
4871454   UPPER ARLINGTON         OH       43221     SFD           7.500      6.500     $2,272.45       360       1-Aug-28
4871537   CHARLOTTESVILLE         VA       22901     SFD           7.250      6.500     $3,990.74       360       1-Sep-28
4871560   OCEAN CITY              NJ       08226     SFD           7.250      6.500     $2,701.42       360       1-Aug-28
4871743   ANNAPOLIS               MD       21403     SFD           7.500      6.500     $2,657.02       360       1-Aug-28
4872112   DAVIDSONVILLE           MD       21035     SFD           7.625      6.500     $1,888.40       360       1-Aug-28
4872331   STATEN ISLAND           NY       10307     SFD           7.375      6.500     $2,169.42       360       1-Aug-28
4872393   MANDEVILLE              LA       70471     SFD           7.125      6.500     $1,576.50       360       1-Nov-28
4872521   CROWNSVILLE             MD       21032     PUD           7.500      6.500     $2,050.10       360       1-Aug-28
4872540   PHOENIX                 AZ       85018     SFD           7.250      6.500     $3,110.72       360       1-Aug-28
4872561   RUMSON                  NJ       07760     SFD           7.125      6.500     $4,244.43       360       1-Sep-28
4872568   LAS VEGAS               NV       89107     PUD           6.875      6.500     $3,133.56       360       1-Aug-28
4873050   SCOTTSDALE              AZ       85259     SFD           7.875      6.500     $1,957.69       360       1-Aug-28
4873197   MESA                    AZ       85205     PUD           7.125      6.500     $1,886.41       360       1-Aug-28
4873214   ATLANTA                 GA       30328     SFD           7.125      6.500     $2,517.01       360       1-Aug-28
4873264   LITTLETON               CO       80126     SFD           7.250      6.500     $1,946.93       360       1-Aug-28
4873271   HARLEYSVILLE            PA       19438     SFD           7.375      6.500     $1,810.95       360       1-Aug-28
4873465   MITCHELLVILLE           MD       20720     SFD           8.250      6.500     $1,846.99       360       1-Aug-28
4873500   IRVING                  TX       75063     PUD           7.125      6.500     $2,110.43       360       1-Aug-28
4873679   FLAGSTAFF               AZ       86001     SFD           7.000      6.500     $1,586.75       360       1-Aug-28
4873695   PARADISE VALLEY         AZ       85253     SFD           7.375      6.500     $2,514.06       360       1-Aug-28
4873786   RICHMOND                VA       23220     SFD           7.375      6.500     $2,120.38       360       1-Aug-28
4873799   OAKWOOD                 GA       30566     SFD           7.375      6.500     $2,348.30       360       1-Aug-28
4873829   SUSSEX                  WI       53089     SFD           7.250      6.500     $1,688.39       360       1-Aug-28
4873931   SPRING LAKE             NJ       07762     SFD           7.500      6.500     $1,957.81       360       1-Sep-28
4874365   NEWTON                  MA       02159     SFD           8.250      6.500     $2,253.80       360       1-Aug-28
4874387   DETROIT                 MI       48214     SFD           7.125      6.500     $1,816.35       360       1-Aug-28
4874447   BETHESDA                MD       20814     SFD           7.000      6.500     $1,995.91       360       1-Aug-28
4874466   RICHARDSON              TX       75080     SFD           7.500      6.500     $1,957.81       360       1-Aug-28
4874495   HUDDLESTON              VA       24104     SFD           7.375      6.500     $2,417.37       360       1-Aug-28
4874618   MINNETONKA              MN       55345     SFD           7.375      6.500     $2,254.36       360       1-Aug-28
4874672   ALABASTER               AL       35007     SFD           7.500      6.500     $2,183.65       360       1-Aug-28
4874688   EUREKA                  MO       63025     SFD           7.375      6.500     $2,707.45       360       1-Aug-28
4874696   APEX                    NC       27502     PUD           7.125      6.500     $1,974.67       360       1-Aug-28
4874850   RIO RICO                AZ       85648     SFD           7.250      6.500     $1,603.80       360       1-May-28
4875020   PHOENIX                 AZ       85028     SFD           7.375      6.500     $1,989.15       360       1-Aug-28
4875059   ORLANDO                 FL       32817     SFD           7.250      6.500     $1,799.92       360       1-Aug-28
4875197   NORTH BARRINGTON        IL       60010     SFD           7.375      6.500     $3,453.38       360       1-Aug-28
4875857   RADNOR TOWNSHIP         PA       19010     SFD           7.125      6.500     $2,230.01       360       1-Aug-28
4875969   SCOTTSDALE              AZ       85255     PUD           7.125      6.500     $3,368.59       360       1-Aug-28
4876179   SEATTLE                 WA       98119     SFD           7.250      6.500     $1,749.79       360       1-Aug-28
4876191   STATEN ISLAND           NY       10314     SFD           7.625      6.500     $1,698.70       360       1-Sep-28
4876277   PAUPACK                 PA       18451     SFD           7.500      6.500     $2,372.44       360       1-Aug-28
4876310   FREMONT                 CA       94536     SFD           7.500      6.500     $1,863.41       360       1-Aug-28
4876739   UPPER SADDLE RIVER      NJ       07458     SFD           7.375      6.500     $1,933.90       360       1-Aug-28
4877415   BOCA RATON              FL       33496     PUD           7.375      6.500     $1,851.01       360       1-Aug-28
4877587   TULSA                   OK       74137     SFD           7.000      6.500     $1,995.91       360       1-Nov-28
4877837   PLACENTIA               CA       92870     SFD           8.250      6.500     $2,111.06       360       1-Jul-28
4877881   SUNSET HILLS            MO       63127     SFD           7.250      6.500     $2,455.84       360       1-Sep-28
4878282   LONG BEACH              CA       90814     SFD           7.875      6.500     $2,189.71       360       1-Jul-28
4878535   CAPE CORAL              FL       33914     SFD           7.375      6.500     $1,709.43       360       1-Nov-28
4879329   SIMI VALLEY             CA       93065     SFD           7.500      6.500     $2,796.51       360       1-Sep-28
4879407   ZIONSVILLE              IN       46077     PUD           7.500      6.500     $3,963.42       360       1-Aug-28
4879673   NAPA                    CA       94558     SFD           7.500      6.500     $5,532.19       360       1-Aug-28
4879840   MILLBURN                NJ       07078     SFD           6.875      6.500     $3,218.95       360       1-Aug-28
4879966   ESSEXVILLE              MI       48732     SFD           7.375      6.500       $884.79       360       1-Aug-28
4883997   PENSACOLA               FL       32507     SFD           7.500      6.500     $1,734.05       360       1-Jul-28
4884037   GOLDEN BEACH            FL       33160     SFD           7.375      6.500     $1,965.02       343       1-Mar-27
4884054   BOCA RATON              FL       33496     SFD           7.125      6.500     $2,358.01       360       1-Aug-28
4884056   ORLANDO                 FL       32836     SFD           7.625      6.500     $2,558.00       360       1-Jul-23
4884059   LONGWOOD                FL       32779     SFD           7.250      6.500     $2,182.96       360       1-Sep-28
4886348   CHICAGO                 IL       60610     HCO           7.250      6.500     $1,814.59       360       1-Sep-28
4886939   IRMO                    SC       29063     SFD           7.250      6.500     $2,585.45       360       1-Sep-28
4887140   BIXBY                   OK       74008     SFD           7.250      6.500     $2,892.43       360       1-Nov-28
4888381   SALT LAKE CITY          UT       84103     SFD           7.125      6.500     $1,920.10       360       1-Sep-28
4888388   ANAHEIM                 CA       92807     SFD           7.875      6.500     $1,772.80       360       1-Sep-28
4889015   SAN JOSE                CA       95138     SFD           7.750      6.500     $2,371.33       360       1-Aug-28
4889085   LA JOLLA                CA       92037     SFD           7.500      6.500     $3,461.12       360       1-Aug-28
4889121   RICHMOND                VA       23233     SFD           7.125      6.500     $1,824.09       360       1-Jun-28
4889134   WASHINGTON              DC       20011     SFD           7.625      6.500     $1,649.16       360       1-Jul-28
4889149   SCOTTSDALE              AZ       85259     PUD           7.625      6.500     $3,708.84       360       1-Aug-28
4889831   KNOXVILLE               TN       37922     PUD           7.375      6.500     $2,486.43       360       1-Aug-28
4889854   SALT LAKE CITY          UT       84105     SFD           7.250      6.500     $1,790.71       360       1-Sep-28
4889878   LONG VALLEY             NJ       07053     SFD           7.875      6.500     $2,088.20       360       1-Sep-28
4889920   FORT COLLINS            CO       80525     SFD           7.000      6.500     $3,773.60       360       1-Aug-28
4890063   OMAHA                   NE       68118     SFD           7.375      6.500     $2,284.06       360       1-Aug-28
4890461   PAYSON                  AZ       85541     SFD           7.625      6.500     $4,045.34       348       1-Jul-27
4891173   TAMPA                   FL       33613     SFD           7.125      6.500     $3,772.82       360       1-Sep-28
4892864   TULSA                   OK       74137     SFD           6.875      6.500     $1,763.85       360       1-Nov-28
4893429   SCOTTSDALE              AZ       85262     PUD           7.250      6.500     $2,455.84       360       1-Sep-28
4893456   ROSWELL                 GA       30075     PUD           7.125      6.500     $1,588.63       360       1-Sep-28
4896063   LOS ANGELES             CA       90068     SFD           7.500      6.500     $3,566.00       360       1-Sep-28
4896556   OREGON CITY             OR       97045     SFD           7.000      6.500     $1,776.36       360       1-Oct-28
4896660   VALENCIA                CA       91354     SFD           7.625      6.500     $1,783.65       360       1-Sep-28
4906860   CARPENTERIA             CA       93013     SFD           7.375      6.500     $2,568.62       360       1-Oct-28
4906891   LEXINGTON               MA       02173     SFD           7.375      6.500     $2,313.76       360       1-Sep-28
4906982   NAPERVILLE              IL       60540     SFD           7.125      6.500     $1,750.66       360       1-Aug-28
4908106   VENTURA                 CA       93001     SFD           7.125      6.500     $2,236.75       360       1-Oct-28
4908143   SAN JOSE                CA       95133     SFD           7.125      6.500     $2,021.16       360       1-Oct-28
4908328   CASCADE TOWNSHIP        MI       49546     LCO           7.500      6.500     $4,544.89       360       1-Sep-28
4909450   NAPA                    CA       94558     SFD           7.250      6.500     $1,896.45       360       1-Oct-28
4909652   SAN DIEGO               CA       92129     SFD           7.250      6.500     $1,807.77       360       1-Oct-28
4909816   EL CAJON                CA       92019     SFD           7.750      6.500     $3,188.03       360       1-Oct-28
4909860   CHERRY HILL             NJ       08003     SFD           7.375      6.500     $2,096.20       360       1-Sep-28
4909923   HERMOSA BEACH           CA       90254     SFD           7.375      6.500     $2,072.03       360       1-Oct-28
4909934   CASTLE ROCK             CO       80104     PUD           7.375      6.500     $1,868.97       360       1-Oct-28
4909962   GLEN ARM                MD       21057     SFD           7.375      6.500     $2,672.91       360       1-Sep-28
4909983   LAKE FOREST             IL       60045     SFD           7.375      6.500     $2,849.03       360       1-Oct-28
4910053   KINGWOOD                TX       77345     SFD           7.375      6.500     $1,886.92       360       1-Sep-28
4910129   AURORA                  CO       80016     SFD           7.375      6.500     $2,143.86       360       1-Sep-28
4910284   SAN JOSE                CA       95126     SFD           7.125      6.500     $3,220.11       360       1-Oct-28
4910313   WAYNE                   IL       60184     SFD           7.375      6.500     $3,042.42       360       1-Sep-28
4910670   CLIFTON                 VA       22024     SFD           7.500      6.500     $1,789.99       360       1-Sep-28
4910711   PALMYRA                 WI       53156     SFD           7.250      6.500     $1,894.41       360       1-Sep-28
4910759   GROSSE POINTE           MI       48230     SFD           7.750      6.500     $1,743.04       360       1-Aug-28
4910784   HARVEY                  LA       70058     SFD           7.625      6.500     $1,719.94       360       1-Sep-28
4910910   ST. CHARLES             IL       60175     SFD           7.625      6.500     $2,275.70       360       1-Oct-28
4911174   AURORA                  IL       60504     SFD           7.250      6.500     $1,952.39       360       1-Sep-28
4911257   ELM GROVE               WI       53122     SFD           7.250      6.500     $2,176.15       360       1-Oct-28
4911324   COLORADO SPRINGS        CO       80919     SFD           7.250      6.500     $2,234.27       348       1-Sep-27
4911340   HARTLAND                WI       53029     SFD           7.500      6.500     $2,146.59       360       1-Sep-28
4911368   BURLINGAME              CA       94010     SFD           7.625      6.500     $2,070.30       360       1-Sep-28
4911390   HARTLAND                WI       53029     SFD           7.250      6.500     $1,869.17       360       1-Oct-28
4911406   WATERFORD               WI       53185     SFD           7.250      6.500     $1,841.88       360       1-Oct-28
4911776   WELLESLEY               MA       02482     SFD           7.250      6.500     $1,720.29       300       1-Sep-23
4911951   SPRINGFIELD             MO       65809     SFD           7.250      6.500     $1,948.27       360       1-Oct-28
4912050   OCEANSIDE               NY       11572     SFD           7.500      6.500     $1,887.88       360       1-Sep-28
4912055   ROCKVILLE               MD       20853     SFD           7.750      6.500     $1,776.70       360       1-Oct-28
4912117   BELLEVUE                WA       98008     SFD           7.625      6.500     $2,574.60       360       1-Oct-28
4916702   FALMOUTH                ME       04015     SFD           7.750      6.500     $2,292.52       360       1-Dec-28
4919261   LAGUNA BEACH            CA       92651     SFD           7.100      6.500     $3,037.59       360       1-Oct-28
4919337   ENCINITAS               CA       92024     SFD           7.100      6.500     $2,620.93       360       1-Oct-28
4919385   SAN JOSE                CA       95120     SFD           7.050      6.500     $2,166.48       360       1-Oct-28
4919412   SAN JOSE                CA       95130     SFD           7.300      6.500     $1,930.57       360       1-Oct-28
4919422   LAKE FOREST             CA       92630     PUD           7.200      6.500     $1,883.64       360       1-Oct-28
4919456   CAMBRIA                 CA       93428     SFD           6.950      6.500     $2,018.95       360       1-Oct-28
4919497   RANCHO PALOS VERDES     CA       90275     SFD           7.050      6.500     $3,743.19       360       1-Oct-28
4919506   SAN JOSE                CA       95124     SFD           7.500      6.500     $1,813.07       360       1-Oct-28
4919511   SANTA CRUZ              CA       95060     SFD           7.250      6.500     $2,285.30       360       1-Oct-28
4919530   SAN JOSE                CA       95118     SFD           7.100      6.500     $1,692.85       360       1-Oct-28
4919531   NAPA                    CA       94558     SFD           7.250      6.500     $2,182.97       360       1-Oct-28
4919543   SAN JOSE                CA       95120     SFD           6.950      6.500     $1,967.31       360       1-Oct-28
4919562   MORGAN HILL             CA       95037     SFD           7.400      6.500     $2,769.52       360       1-Oct-28
4919572   MORGAN HILL             CA       95037     SFD           7.350      6.500     $2,855.11       360       1-Oct-28
4919575   GILROY                  CA       95020     SFD           7.150      6.500     $1,972.19       360       1-Oct-28
4919589   SANTA BARBARA           CA       93108     SFD           7.400      6.500     $2,423.33       360       1-Oct-28
4919610   DEL MAR                 CA       92104     SFD           7.300      6.500     $2,415.96       360       1-Oct-28
4919622   GLENVIEW                IL       60025     SFD           7.450      6.500     $1,983.02       360       1-Oct-28
4919630   LAGUNA NIGEL            CA       92677     PUD           7.400      6.500     $3,101.87       360       1-Oct-28
4919637   LOS ANGELES             CA       90077     LCO           7.350      6.500     $3,968.48       360       1-Oct-28
4919639   RANCHO SANTA FE         CA       92067     SFD           7.500      6.500     $4,195.29       360       1-Oct-28
4919645   SANTA ROSA              CA       95404     SFD           7.400      6.500     $2,642.13       360       1-Oct-28
4919655   TORRANCE                CA       90501     LCO           7.100      6.500     $1,666.64       360       1-Oct-28
4919663   SAN DIEGO               CA       92130     SFD           7.250      6.500     $1,760.02       360       1-Oct-28
4919664   SAN JOSE                CA       95119     SFD           7.450      6.500     $2,003.89       360       1-Oct-28
4919671   WALNUT CREEK            CA       94598     SFD           7.350      6.500     $1,925.68       360       1-Oct-28
4919673   IRVINGTON               NY       10533     SFD           7.400      6.500     $2,693.36       360       1-Oct-28
4919679   LONG BEACH              CA       90803     SFD           7.350      6.500     $3,048.71       360       1-Oct-28
4919963   RIDGEFIELD              CT       06877     SFD           7.450      6.500     $2,400.49       360       1-Oct-28
4919967   SALINAS                 CA       93908     SFD           7.400      6.500     $1,749.65       360       1-Oct-28
4919989   NEWPORT BEACH           CA       92660     SFD           7.550      6.500     $1,986.37       360       1-Oct-28
4919997   LOS ANGELES             CA       90008     SFD           7.350      6.500     $1,929.13       360       1-Oct-28
4920004   SAN MATEO               CA       94402     SFD           7.100      6.500     $2,184.11       360       1-Oct-28
4920030   GLENDALE                CA       91208     PUD           7.450      6.500     $1,720.01       360       1-Oct-28
4920039   SANTA ROSA              CA       95403     SFD           7.350      6.500     $1,836.80       360       1-Oct-28
4920046   STUDIO CITY             CA       91604     SFD           7.000      6.500     $1,949.34       360       1-Oct-28
4920064   NEWPORT BEACH           CA       92660     PUD           7.150      6.500     $4,390.15       360       1-Oct-28
4920087   LAGUNA NIGUEL           CA       92677     SFD           7.400      6.500     $2,319.48       360       1-Oct-28
4920091   BELL CANYON             CA       91307     SFD           7.125      6.500     $1,677.56       360       1-Oct-28
4920092   SAN DIEGO               CA       92106     SFD           7.500      6.500     $1,727.06       360       1-Oct-28
4920098   ALISO VIEJO             CA       92656     PUD           7.200      6.500     $1,832.73       360       1-Oct-28
4920101   SAN JOSE                CA       95130     SFD           7.050      6.500     $1,642.24       360       1-Oct-28
4920121   IRVINGTON               NY       10533     SFD           7.250      6.500     $3,410.89       360       1-Oct-28
4920123   MORGAN HILL             CA       95037     SFD           7.150      6.500     $3,456.06       360       1-Oct-28
4920129   SANTA ROSA              CA       95404     SFD           7.400      6.500     $1,661.72       360       1-Oct-28
4920141   ERWINNA                 PA       18920     SFD           7.125      6.500     $2,245.17       360       1-Oct-28
4920149   MISSION VIEJO           CA       92692     SFD           7.400      6.500     $2,395.64       360       1-Oct-28
4920165   LA CRESCENTA            CA       91214     SFD           7.125      6.500     $2,425.39       360       1-Oct-28
4920219   GILROY                  CA       95020     SFD           7.450      6.500     $1,739.49       360       1-Oct-28
4920245   APTOS                   CA       95003     SFD           7.150      6.500     $2,499.01       360       1-Oct-28
4920288   ROHNERT PARK            CA       94928     SFD           7.350      6.500     $2,164.76       360       1-Oct-28
4920300   CAMPBELL                CA       95008     SFD           7.200      6.500     $3,183.52       360       1-Oct-28
4920313   SAN JOSE                CA       95125     SFD           7.000      6.500     $2,082.40       360       1-Oct-28
4920320   SAN CARLOS              CA       94070     SFD           7.400      6.500     $2,376.25       360       1-Oct-28
4920331   SAN DIMAS               CA       91773     SFD           7.050      6.500     $1,671.66       360       1-Oct-28
4920352   NEVADA CITY             CA       95959     SFD           7.450      6.500     $2,539.65       360       1-Oct-28
4920358   SOUTH PASADENA          CA       91030     SFD           7.300      6.500     $1,871.61       360       1-Oct-28
4920359   SAN DIEGO               CA       92122     SFD           7.250      6.500     $1,976.27       360       1-Oct-28
4920383   SAN JOSE                CA       95132     SFD           7.000      6.500     $1,820.27       360       1-Oct-28
4920397   SAN PEDRO               CA       90731     SFD           7.300      6.500     $1,892.18       360       1-Oct-28
4920418   REDWOOD CITY            CA       94061     SFD           7.350      6.500     $2,204.72       360       1-Oct-28
4920432   SAN DIEGO               CA       92122     SFD           7.100      6.500     $1,639.76       360       1-Oct-28
4920471   LOS ANGELES             CA       90035     SFD           7.250      6.500     $2,012.43       360       1-Oct-28
4920472   BELLE MEAD              NJ       08502     SFD           6.875      6.500     $2,548.89       360       1-Sep-28
4920494   SANTA BARBARA           CA       93111     SFD           7.400      6.500     $1,855.58       360       1-Oct-28
4920504   LOS ANGELES             CA       90004     SFD           7.500      6.500     $2,097.65       360       1-Oct-28
4920779   HUNTINGTON BEACH        CA       92648     SFD           7.400      6.500     $2,229.47       360       1-Oct-28
4920789   SAN BRUNO               CA       94066     SFD           7.200      6.500     $1,764.85       360       1-Oct-28
4920795   MORAGA                  CA       94556     SFD           7.000      6.500     $1,909.42       360       1-Oct-28
4920796   GOLETA                  CA       93117     SFD           6.950      6.500     $1,754.17       360       1-Oct-28
4920802   ROLLING HILL ESTATES    CA       90274     PUD           7.050      6.500     $1,801.39       360       1-Oct-28
4920817   PACIFIC GROVE           CA       93950     SFD           7.350      6.500     $1,653.54       360       1-Oct-28
4920832   STEVENSON RANCH         CA       91381     SFD           7.050      6.500     $1,590.76       360       1-Oct-28
4920835   DIABLO                  CA       94528     SFD           7.650      6.500     $2,483.31       360       1-Oct-28
4920845   SANTA MONICA            CA       90405     SFD           7.100      6.500     $2,188.14       360       1-Oct-28
4920853   GILROY                  CA       95020     SFD           7.350      6.500     $1,681.10       360       1-Oct-28
4920856   LOS ANGELES             CA       90049     SFD           7.400      6.500     $2,077.14       360       1-Oct-28
4920866   SAN JOSE                CA       95130     SFD           7.500      6.500     $2,237.49       360       1-Oct-28
4920867   LAGUNA BEACH            CA       92651     SFD           7.100      6.500     $3,709.62       360       1-Oct-28
4920879   LOS ANGELES             CA       90035     SFD           7.500      6.500     $1,992.77       360       1-Oct-28
4920892   UPLAND                  CA       91784     SFD           7.450      6.500     $2,087.39       360       1-Oct-28
4920893   SAN JOSE                CA       95120     SFD           7.400      6.500     $2,658.74       360       1-Oct-28
4920899   ARDSLEY                 NY       10502     SFD           7.500      6.500     $2,244.48       360       1-Oct-28
4920908   MENLO PARK              CA       94025     LCO           7.450      6.500     $1,937.79       360       1-Oct-28
4920913   SAN MATEO               CA       94402     SFD           7.350      6.500     $4,335.71       360       1-Oct-28
4920924   ROLLING HILLS ESTATES   CA       90274     SFD           7.200      6.500     $2,056.73       360       1-Oct-28
4920935   SAN JOSE                CA       95124     SFD           7.400      6.500     $2,409.49       360       1-Oct-28
4920939   SANTA MONICA            CA       90402     SFD           7.200      6.500     $2,375.76       360       1-Oct-28
4920954   SAN RAMON               CA       94583     SFD           7.350      6.500     $1,984.24       360       1-Oct-28
4920959   BURBANK                 CA       91504     SFD           7.050      6.500     $1,838.83       360       1-Oct-28
4921043   REDWOOD CITY            CA       94062     SFD           7.100      6.500     $3,037.59       360       1-Oct-28
4921051   SAN JOSE                CA       95120     SFD           7.350      6.500     $3,582.66       360       1-Oct-28
4921068   NEWPORT BEACH           CA       92660     SFD           7.450      6.500     $2,261.34       360       1-Oct-28
4921074   RANCHO SANTA MARGARITA ACA       92688     PUD           7.400      6.500     $1,772.50       360       1-Oct-28
4921106   SANTA BARBARA           CA       93108     SFD           7.300      6.500     $2,056.72       360       1-Oct-28
4921109   SAN DIMAS               CA       91773     SFD           7.350      6.500     $2,353.53       360       1-Oct-28
4921123   HACIENDA HEIGHTS AREA   CA       91745     SFD           7.100      6.500     $2,123.63       360       1-Oct-28
  4921132 TORRANCE                CA       90503     SFD           7.350      6.500     $1,678.34       360       1-Oct-28
  4921173 REDONDO BEACH           CA       90277     SFD           7.550      6.500     $2,424.12       360       1-Oct-28
  4921182 BURBANK                 CA       91501     SFD           7.200      6.500     $1,696.98       360       1-Oct-28
  4921187 VALENCIA                CA       91355     SFD           7.450      6.500     $1,669.91       360       1-Oct-28
  4921198 STOCKTON                CA       95209     SFD           7.250      6.500     $1,719.09       360       1-Oct-28
  4921210 SANTA MONICA            CA       90402     SFD           7.050      6.500     $2,674.66       360       1-Oct-28
  4921222 PLANO                   TX       75093     SFD           7.300      6.500     $1,919.60       360       1-Oct-28
4921237   CUPERTINO               CA       95014     SFD           7.250      6.500     $3,334.48       360       1-Oct-28
4921246   LA JOLLA                CA       92037     SFD           7.000      6.500     $3,991.82       360       1-Oct-28
4921248   SALINAS                 CA       93908     SFD           7.000      6.500     $1,942.69       360       1-Oct-28
4921260   SAN DIEGO               CA       92130     SFD           6.900      6.500     $2,687.09       360       1-Oct-28
4921269   ESCONDIDO               CA       92025     SFD           7.400      6.500     $1,814.04       360       1-Oct-28
4921285   THOUSAND OAKS           CA       91362     SFD           7.300      6.500     $2,536.62       360       1-Oct-28
4921316   NEWPORT BEACH           CA       92660     PUD           7.450      6.500     $2,377.53       360       1-Oct-28
4921322   MORGAN HILL             CA       95037     SFD           7.400      6.500     $2,081.30       360       1-Oct-28
4921328   DALLAS                  TX       75214     SFD           7.350      6.500     $2,879.91       360       1-Sep-28
4921329   LOS ANGELES             CA       90043     SFD           7.400      6.500     $3,288.81       360       1-Oct-28
4921333   AGOURA HILLS            CA       91301     SFD           7.050      6.500     $3,644.22       360       1-Oct-28
4921339   LONG BEACH              CA       90803     SFD           7.450      6.500     $2,268.29       360       1-Oct-28
4921341   SANTA BARBARA           CA       93101     LCO           7.150      6.500     $1,641.24       360       1-Oct-28
4921345   VENICE                  CA       90291     SFD           7.500      6.500     $2,062.69       360       1-Oct-28
4921349   SOLANA BEACH            CA       92075     SFD           7.550      6.500     $2,329.26       360       1-Oct-28
  4921353 FORT LAUDERDALE         FL       33308     LCO           7.500      6.500     $1,800.48       360       1-Oct-28
  4921358 SAN PEDRO               CA       90732     SFD           7.250      6.500     $2,312.58       360       1-Oct-28
  4921360 MORGAN HILL             CA       95037     SFD           7.150      6.500     $2,346.37       360       1-Oct-28
  4921366 SANTA BARBARA           CA       93105     SFD           7.300      6.500     $2,282.96       360       1-Oct-28
4921368   NAPLES                  FL       34105     LCO           7.650      6.500     $1,844.74       360       1-Sep-28
4921376   SANTA ROSA              CA       95403     SFD           7.450      6.500     $3,339.82       360       1-Oct-28
4921382   MCHENRY                 IL       60050     SFD           7.100      6.500     $1,713.69       360       1-Oct-28
4921580   CORAL GABLES            FL       33156     SFD           7.450      6.500     $2,821.45       360       1-Oct-28
4921583   HOUSTON                 TX       77005     SFD           7.150      6.500     $1,864.13       360       1-Oct-28
4921587   TORRANCE                CA       90505     SFD           7.450      6.500     $2,087.39       360       1-Oct-28
4921593   SAINT PETERSBURG        FL       33702     SFD           7.450      6.500     $2,490.95       360       1-Oct-28
4921596   SCHAUMBURG              IL       60193     SFD           7.450      6.500     $2,017.81       360       1-Oct-28
4921603   ORANGE                  CA       92867     SFD           7.150      6.500     $1,620.98       360       1-Oct-28
4921610   LAKE ZURICH             IL       60047     SFD           7.250      6.500     $1,841.88       360       1-Oct-28
4921615   GURNEE                  IL       60031     PUD           7.350      6.500     $2,094.48       360       1-Oct-28
4921623   OLD BETHPAGE            NY       11804     SFD           7.100      6.500     $2,096.74       360       1-Oct-28
4921627   PALM BEACH              FL       33480     SFD           7.250      6.500     $2,865.15       360       1-Oct-28
4921639   HOLLIS                  NY       11427     SFD           7.400      6.500     $2,143.61       360       1-Oct-28
4921641   DOBBS FERRY             NY       10522     SFD           7.100      6.500     $1,898.50       360       1-Oct-28
4921643   FLORISSANT              MO       63034     SFD           7.400      6.500     $2,437.18       360       1-Oct-28
4921652   RICHMOND                CA       94804     SFD           7.400      6.500     $1,604.25       360       1-Oct-28
4921677   ATLANTIC BEACH          NY       11509     SFD           7.400      6.500     $1,977.44       360       1-Oct-28
4921692   SARASOTA                FL       34239     SFD           7.550      6.500     $1,721.48       360       1-Oct-28
4921700   CERRITOS                CA       90703     SFD           7.100      6.500     $1,975.78       360       1-Oct-28
4921706   CORONA DEL MAR          CA       92625     SFD           7.100      6.500     $2,778.86       360       1-Oct-28
4921723   SARATOGA                CA       95070     SFD           6.950      6.500     $3,329.60       360       1-Oct-28
4921733   DEL MAR                 CA       92014     SFD           7.350      6.500     $2,335.62       360       1-Oct-28
4921740   PLANO                   TX       75093     PUD           7.250      6.500     $1,678.16       360       1-Oct-28
4921757   SAN JOSE                CA       95148     SFD           7.450      6.500     $1,864.73       360       1-Oct-28
4921765   LOS ALTOS               CA       94024     SFD           7.450      6.500     $3,478.97       360       1-Oct-28
4921775   MONTAUK                 NY       11954     SFD           7.550      6.500     $2,129.01       360       1-Oct-28
4921781   SCARSDALE               NY       10583     SFD           7.250      6.500     $3,410.89       360       1-Sep-28
4921792   WILMETTE                IL       60091     SFD           7.300      6.500     $2,029.29       360       1-Oct-28
4921847   EVANSTON                IL       60202     SFD           7.400      6.500     $2,284.86       360       1-Oct-28
4921853   CHICAGO                 IL       60610     SFD           7.400      6.500     $1,987.14       360       1-Oct-28
4921859   PASADENA                CA       91104     SFD           7.100      6.500     $2,456.28       360       1-Oct-28
4921867   YORBA LINDA             CA       92886     SFD           7.500      6.500     $1,922.84       360       1-Oct-28
4921875   EL CERRITO              CA       94530     SFD           7.350      6.500     $1,639.76       360       1-Oct-28
4921923   WOODSIDE                CA       94062     SFD           7.300      6.500     $2,757.37       360       1-Oct-28
4921930   ROLLING HILLS ESTATES   CA       90274     PUD           7.250      6.500     $1,837.79       360       1-Oct-28
4921942   NOVATO                  CA       94945     SFD           7.150      6.500     $2,417.96       360       1-Oct-28
4921952   SAN MATEO               CA       94403     SFD           7.000      6.500     $1,796.32       360       1-Oct-28
4921974   SAN MARINO              CA       91108     SFD           7.250      6.500     $2,912.90       360       1-Oct-28
4921982   ORANGE                  CA       92867     SFD           6.900      6.500     $1,962.63       360       1-Oct-28
4922038   OXNARD                  CA       93035     LCO           7.350      6.500     $2,907.47       360       1-Oct-28
4922060   SHERMAN OAKS            CA       91423     SFD           7.100      6.500     $1,935.46       360       1-Oct-28
4922065   WALNUT CREEK            CA       94598     SFD           7.050      6.500     $2,072.86       360       1-Oct-28
4922070   NEWPORT BEACH           CA       92660     PUD           7.450      6.500     $2,539.65       360       1-Oct-28
4922113   CHATSWORTH              CA       91311     SFD           7.350      6.500     $2,452.75       360       1-Oct-28
4922125   GLENDALE                CA       91207     SFD           7.100      6.500     $1,935.46       360       1-Oct-28
4922145   POWAY                   CA       92064     SFD           7.200      6.500     $2,280.73       360       1-Oct-28
4922148   MILAN                   IL       61264     SFD           7.625      6.500     $2,022.17       360       1-Oct-28
4922165   PEORIA                  AZ       85382     SFD           7.625      6.500     $1,781.52       360       1-Nov-28
4922166   LOS ANGELES             CA       90004     SFD           7.000      6.500     $2,900.72       360       1-Oct-28
4922186   DOWNEY                  CA       90240     SFD           7.250      6.500     $2,043.81       360       1-Oct-28
4922197   SAN JOSE                CA       95132     SFD           7.875      6.500     $2,610.25       360       1-Nov-28
4922208   BEVERLY HILLS           CA       90210     SFD           7.300      6.500     $4,455.53       360       1-Oct-28
4922219   OJAI                    CA       93023     SFD           7.150      6.500     $2,026.23       360       1-Oct-28
4922234   SIMI VALLEY             CA       93065     SFD           7.300      6.500     $1,781.80       360       1-Oct-28
4922374   YORBA LINDA             CA       92886     SFD           7.400      6.500     $2,000.98       360       1-Oct-28
4922376   MENLO PARK              CA       94025     SFD           7.450      6.500     $2,216.11       360       1-Oct-28
4922386   THE WOODLANDS           TX       77380     PUD           7.100      6.500     $2,447.55       360       1-Oct-28
4922401   TORRANCE                CA       90503     SFD           7.150      6.500     $1,705.41       360       1-Oct-28
4922416   PACIFICA                CA       94044     SFD           7.250      6.500     $1,985.14       360       1-Oct-28
4922420   GIG HARBOR              WA       98332     SFD           7.450      6.500     $1,948.23       360       1-Oct-28
4922428   EDMONDS                 WA       98020     SFD           7.400      6.500     $1,969.13       360       1-Oct-28
4922444   SIMI VALLEY             CA       93065     PUD           7.250      6.500     $1,719.09       360       1-Oct-28
4922448   TACOMA                  WA       98403     SFD           7.150      6.500     $2,353.80       360       1-Oct-28
4922457   HOUSTON                 TX       77070     SFD           7.000      6.500     $2,065.10       360       1-Oct-28
4922468   ORANGE                  CA       92867     SFD           7.450      6.500     $3,395.48       360       1-Oct-28
4922488   WADING RIVER            NY       11792     SFD           7.250      6.500     $1,708.17       360       1-Oct-28
4922519   CORINTH                 TX       76205     SFD           7.200      6.500     $1,601.95       360       1-Oct-28
4922587   HUNTINGTON BEACH        CA       92647     SFD           7.400      6.500     $1,848.66       360       1-Oct-28
4922602   SAN DIEGO               CA       92106     SFD           7.450      6.500     $2,435.28       360       1-Oct-28
4922610   LA JOLLA                CA       92037     LCO           7.300      6.500     $1,871.61       360       1-Oct-28
4922622   SAN ANSELMO             CA       94960     SFD           7.150      6.500     $1,668.26       360       1-Oct-28
4922634   HASTINGS ON HUDSON      NY       10706     SFD           7.450      6.500     $1,781.24       360       1-Oct-28
4922751   SCOTTSDALE              AZ       85259     SFD           7.250      6.500     $1,678.16       360       1-Sep-28
4922844   PLANO                   TX       75093     SFD           7.625      6.500     $3,499.33       360       1-Nov-28
4922856   WILMINGTON              MA       01887     SFD           7.625      6.500     $1,911.05       360       1-Oct-28
4922859   PASADENA                CA       91304     SFD           7.375      6.500     $1,920.08       360       1-Oct-28
4922914   TRABUCO CANYON          CA       92679     SFD           7.875      6.500     $1,771.34       360       1-Sep-28
4922923   ALAMO                   CA       94507     SFD           8.375      6.500     $3,325.93       300       1-Oct-23
4922934   NAPA                    CA       94558     SFD           7.500      6.500     $2,440.26       360       1-Oct-28
4922955   SAN RAFAEL              CA       94901     SFD           7.750      6.500     $2,149.24       360       1-Nov-28
4923321   WEST CHESTER            OH       45069     SFD           7.625      6.500     $1,606.69       360       1-Oct-28
4923564   GREER                   SC       29650     SFD           6.875      6.500     $2,476.63       360       1-Oct-28
4923578   SEVEN VALLEYS           PA       17360     SFD           7.500      6.500       $655.52       360       1-Oct-28
4923589   DALLAS                  TX       75205     SFD           7.000      6.500     $3,110.96       360       1-Oct-28
4923593   POTOMAC                 MD       20854     SFD           7.375      6.500     $2,348.30       360       1-Oct-28
4923600   GLENVIEW                IL       60025     SFD           7.250      6.500     $1,760.02       360       1-Oct-28
4923618   NORTHBROOK              IL       60062     SFD           7.125      6.500     $1,630.40       360       1-Oct-28
4923629   CARY                    NC       27513     SFD           7.125      6.500     $1,920.10       360       1-Oct-28
4923643   TAMPA                   FL       33647     PUD           7.250      6.500     $2,128.39       360       1-Oct-28
4923652   UPPER HOLLAND           PA       19053     SFD           7.375      6.500     $2,430.84       360       1-Oct-28
4923663   PITTSBURGH              PA       15217     SFD           6.875      6.500     $1,806.56       360       1-Oct-28
4923664   WESTFORD                MA       01886     SFD           7.250      6.500     $1,848.70       360       1-Oct-28
4923678   BROOKFIELD              WI       53005     SFD           7.250      6.500     $2,128.39       360       1-Oct-28
4923694   SCOTTSDALE              AZ       85262     SFD           7.125      6.500     $3,341.64       360       1-Oct-28
4923703   DULUTH                  GA       30136     SFD           7.500      6.500     $1,978.78       360       1-Oct-28
4923717   SPRINGFIELD             IL       62707     SFD           7.125      6.500     $3,837.51       360       1-Oct-28
4923720   LIVERMORE               CA       94550     SFD           7.500      6.500     $3,060.82       360       1-Sep-28
4923737   POUND RIDGE             NY       10576     SFD           7.250      6.500     $2,728.71       360       1-Oct-28
4923749   NEENAH                  WI       54956     SFD           6.875      6.500     $1,865.68       360       1-Oct-28
4923750   KENNESAW                GA       30152     SFD           7.375      6.500     $2,624.57       360       1-Oct-28
4923762   CINCINNATI              OH       45243     SFD           7.250      6.500     $2,728.71       360       1-Oct-28
4923783   ATLANTA                 GA       30309     SFD           7.500      6.500     $2,006.75       360       1-Oct-28
4923795   HENDERSONVILLE          TN       37075     SFD           7.250      6.500     $1,845.97       360       1-Sep-28
4923809   MCDONOUGH               GA       30253     SFD           7.375      6.500     $2,116.23       360       1-Oct-28
4923816   PARKER                  CO       80134     SFD           7.250      6.500     $1,637.23       360       1-Oct-28
4924147   ST. CHARLES             IL       60175     SFD           7.375      6.500     $2,016.77       360       1-Oct-28
4924180   GLENVIEW                IL       60025     SFD           7.125      6.500     $2,883.52       360       1-Oct-28
4924194   GRANGER                 IN       46530     PUD           7.250      6.500     $2,483.13       360       1-Oct-28
4924206   NORTH PALM BEACH        FL       33408     SFD           7.125      6.500     $1,886.42       360       1-Oct-28
4924475   TUCSON                  AZ       85742     SFD           7.000      6.500     $1,679.89       360       1-Oct-28
4924489   RALEIGH                 NC       27609     SFD           7.000      6.500     $1,995.91       360       1-Oct-28
4924499   ELMHURST                IL       60126     SFD           7.500      6.500     $1,789.99       360       1-Aug-28
4924535   SOMERVILLE              MA       02144     SFD           7.375      6.500     $1,733.60       360       1-Oct-28
4924808   ELLICOTT CITY           MD       21042     SFD           7.250      6.500     $2,136.58       360       1-Oct-28
4924832   EL CAJON                CA       92019     SFD           8.125      6.500     $2,689.33       360       1-Oct-28
4924874   RYE                     NY       10580     SFD           7.550      6.500     $1,658.24       360       1-Oct-28
4924883   SAN MATEO               CA       94402     SFD           7.250      6.500     $1,888.27       360       1-Oct-28
4924895   NOVATO                  CA       94949     SFD           7.250      6.500     $1,633.82       360       1-Oct-28
4924998   NIPOMO                  CA       93444     SFD           7.150      6.500     $2,026.23       360       1-Oct-28
4925686   CHICAGO                 IL       60614     SFD           7.250      6.500     $2,182.97       360       1-Oct-28
4927178   FREMONT                 CA       94536     SFD           7.450      6.500     $2,265.51       360       1-Oct-28
4927188   LOS ANGELES             CA       90077     SFD           7.250      6.500     $2,592.27       360       1-Oct-28
4929449   BIRMINGHAM              AL       35242     SFD           7.625      6.500     $2,335.72       360       1-Dec-28
4929618   PENFIELD                NY       14526     SFD           7.875      6.500     $2,299.91       360       1-Oct-28
4929627   LITCHFIELD              NH       03052     SFD           7.250      6.500     $1,023.26       360       1-Oct-28
4929633   TUCSON                  AZ       85750     SFD           7.375      6.500     $1,687.00       360       1-Oct-28
4929639   MEDFORD                 MA       02155     MF2           7.250      6.500     $1,393.35       360       1-Oct-28
4929644   HURON                   NY       14590     SFD           7.125      6.500       $538.98       360       1-Oct-28
4929649   STAUNTON                VA       24401     SFD           7.750      6.500     $2,149.24       360       1-Oct-28
4929655   ROLLING HILLS ESTATES   CA       90274     SFD           7.500      6.500     $2,181.55       360       1-Oct-28
4929663   GLASTONBURY             CT       06033     SFD           7.375      6.500     $1,298.47       360       1-Oct-28
4929672   BABYLON                 NY       11702     SFD           7.375      6.500       $690.67       360       1-Oct-28
4929698   GLOCESTER               RI       02814     SFD           7.250      6.500       $649.44       360       1-Oct-28
4929704   ATLANTA                 GA       30309     SFD           7.500      6.500     $4,434.17       360       1-Oct-28
4929767   MONTGOMERY TWP          NJ       08558     SFD           7.250      6.500     $2,373.97       360       1-Oct-28
4929772   GLENDALE                CA       91202     SFD           7.375      6.500     $1,816.47       360       1-Oct-28
4929928   WILLIAMSBURG            VA       23188     SFD           7.375      6.500     $2,244.70       360       1-Sep-28
4929946   BOULDER                 CO       80466     SFD           7.250      6.500     $1,364.35       360       1-Oct-28
4929950   LAS VEGAS               NV       89120     PUD           7.250      6.500     $4,093.06       360       1-Nov-28
4929955   MCLEAN                  VA       22101     SFD           7.125      6.500     $3,338.94       360       1-Sep-28
4929989   SOUTH OGDEN             UT       84405     SFD           7.375      6.500     $2,127.28       360       1-Dec-28
4930035   BLOOMFIELD              NY       14469     SFD           7.250      6.500     $1,227.92       360       1-Oct-28
4930066   BUFFALO                 NY       14220     SFD           7.375      6.500       $552.54       360       1-Oct-28
4930117   DUNKIRK                 NY       14048     SFD           7.250      6.500       $479.57       360       1-Oct-28
4930264   CARY                    NC       27511     SFD           7.500      6.500       $734.18       360       1-Nov-28
4930266   GREENSBORO              NC       27410     SFD           7.625      6.500     $1,386.22       360       1-Nov-28
4930274   LANCASTER               VA       22580     SFD           7.625      6.500     $1,358.97       360       1-Nov-28
4930285   WAUKEGAN                IL       60085     SFD           7.500      6.500     $1,017.36       360       1-Nov-28
4930297   CANYON LAKE             TX       78133     SFD           8.000      6.500     $1,408.83       360       1-Nov-28
4930300   LEXINGTON               SC       29072     PUD           7.750      6.500       $967.88       360       1-Dec-28
4930324   CARLSTADT               NJ       07072     SFD           7.250      6.500       $873.18       360       1-Oct-28
4930385   CINCINNATI              OH       45211     SFD           7.250      6.500       $675.35       360       1-Oct-28
4930433   HAYES                   VA       23072     SFD           7.500      6.500     $1,258.59       360       1-Nov-28
4930594   SHERMAN                 TX       75092     SFD           7.375      6.500       $448.94       360       1-Oct-28
4930605   WILDWOOD CREST          NJ       08260     SFD           7.375      6.500     $2,072.03       360       1-Oct-28
4930627   ST GEORGE               UT       84770     PUD           6.875      6.500       $842.52       360       1-Oct-28
4930638   TOLEDO                  OH       43615     LCO           7.375      6.500       $345.34       360       1-Oct-28
4930651   BRIGHAM                 UT       84302     PUD           7.375      6.500       $621.60       360       1-Oct-28
4931024   PORT CHESTER            NY       10573     SFD           7.375      6.500     $1,457.32       360       1-Oct-28
4931029   THOUSAND OAKS           CA       91362     SFD           7.250      6.500     $1,678.16       360       1-Oct-28
4931034   WRENTHAM                MA       02093     SFD           7.375      6.500     $1,015.30       360       1-Oct-28
4931043   LOS ANGELES             CA       90247     SFD           7.500      6.500       $978.91       360       1-Sep-28
4931048   JACKSONVILLE BEACH      FL       32250     SFD           7.375      6.500       $524.91       360       1-Oct-28
4931050   ANN ARBOR               MI       48105     LCO           7.250      6.500       $968.69       360       1-Oct-28
4931053   SANIBEL                 FL       33957     SFD           7.375      6.500     $3,225.45       360       1-Oct-28
4931055   ITHACA                  NY       14850     SFD           7.375      6.500     $1,036.02       360       1-Oct-28
4931060   SHREVEPORT              LA       71106     SFD           7.375      6.500       $783.91       360       1-Oct-28
4931071   SYRACUSE                NY       13215     SFD           7.125      6.500       $640.04       360       1-Oct-28
4931077   SUNLAND                 CA       91040     SFD           7.250      6.500     $1,589.47       360       1-Oct-28
4931096   LAKE HAVASU CITY        AZ       86404     SFD           7.875      6.500     $3,178.70       360       1-Nov-28
4931103   ATLANTA                 GA       30341     SFD           7.375      6.500     $1,701.82       360       1-Oct-28
4931122   SPARKS                  NV       89431     SFD           7.250      6.500       $866.36       360       1-Oct-28
4931128   CURTICE                 OH       43412     SFD           7.250      6.500       $238.76       360       1-Oct-28
4931154   MONTVILLE TOWNSHIP      NJ       07045     SFD           7.250      6.500     $1,705.44       360       1-Oct-28
4931546   STOWE                   VT       05672     SFD           7.750      6.500     $2,263.86       360       1-Dec-28
4931804   FELTON                  CA       95018     SFD           7.750      6.500     $2,149.24       360       1-Nov-28
4933781   SAN JOSE                CA       95132     SFD           7.875      6.500     $1,827.17       360       1-Dec-28



TABLE (CONTINUED)

(i)           (ix)          (x)       (xi)      (xii)       (xiii)    (xiv)      (xv)         (xvi)
-----     --------------  --------  --------   ---------    -------  --------   --------   -------------
          CUT-OFF
MORTGAGE  DATE                                 MORTGAGE              T.O.P.     MASTER       FIXED
LOAN      PRINCIPAL                            INSURANCE    SERVICE  MORTGAGE   SERVICE      RETAINED
NUMBER    BALANCE           LTV      SUBSIDY   CODE         FEE      LOAN       FEE          YIELD
-----     --------------  ---------  -------   ---------    -------  --------   --------   -------------

4800139   $237,118.59      37.85                            0.250               0.017         0.483
4837541   $279,372.66      80.00                            0.250               0.017         0.733
4843045   $410,136.53      80.00                            0.250               0.017         0.733
4849726   $422,406.85      56.53                            0.250               0.017         0.733
4849924   $281,936.65      67.38                            0.250               0.017         0.733
4853321   $377,104.98      80.00                            0.250               0.017         0.608
4854524   $267,217.24      100.00                           0.250               0.017         0.983
4854689    $47,145.81      70.00                            0.250               0.017         0.983
4854958   $213,113.05      95.56                            0.250               0.017         0.983
4855767   $226,290.87      81.99                 17         0.250               0.017         0.983
4859372   $330,125.71      80.00                            0.250               0.017         0.733
4859770   $279,686.00      90.00                 13         0.250               0.017         0.483
4860268   $357,156.26      59.78                            0.250               0.017         0.983
4860804   $532,747.19      70.16                            0.250               0.017         0.733
4862501   $142,560.75      100.00                           0.250               0.017         0.608
4869794   $494,388.38      79.35                            0.250               0.017         0.483
4870051   $358,647.30      80.00                            0.250               0.017         0.733
4870066   $278,738.08      95.00                 17         0.250               0.017         0.483
4871454   $323,778.83      94.89                 13         0.250               0.017         0.733
4871537   $583,157.93      68.66                            0.250               0.017         0.483
4871560   $394,436.63      80.00                            0.250               0.017         0.483
4871743   $378,572.16      74.95                            0.250               0.017         0.733
4872112   $265,822.11      79.99                            0.250               0.017         0.858
4872331   $312,077.84      90.00                 13         0.250               0.017         0.608
4872393   $233,624.64      90.00                 11         0.250               0.017         0.358
4872521   $292,097.86      79.99                            0.250               0.017         0.733
4872540   $451,939.75      80.00                            0.250               0.017         0.483
4872561   $627,966.76      80.00                            0.250               0.017         0.358
4872568   $474,973.18      73.38                            0.250               0.017         0.108
4873050   $269,058.66      90.00                 06         0.250               0.017         1.108
4873197   $278,867.07      80.00                            0.250               0.017         0.358
4873214   $372,088.36      80.00                            0.250               0.017         0.358
4873264   $284,273.27      90.00                 06         0.250               0.017         0.483
4873271   $261,190.11      94.83                 06         0.250               0.017         0.608
4873465   $245,055.29      89.40                 33         0.250               0.017         1.483
4873500   $309,952.62      77.54                            0.250               0.017         0.358
4873679   $237,511.03      86.76                 06         0.250               0.017         0.233
4873695   $362,293.62      80.00                            0.250               0.017         0.608
4873786   $305,817.51      74.88                            0.250               0.017         0.608
4873799   $338,690.40      80.00                            0.250               0.017         0.608
4873829   $246,413.01      90.00                 13         0.250               0.017         0.483
4873931   $279,160.93      73.68                            0.250               0.017         0.733
4874365   $299,030.25      92.31                 06         0.250               0.017         1.483
4874387   $268,509.12      80.00                            0.250               0.017         0.358
4874447   $298,756.02      80.00                            0.250               0.017         0.233
4874466   $278,947.88      80.00                            0.250               0.017         0.733
4874495   $348,651.88      87.50                            0.250               0.017         0.608
4874618   $325,142.84      80.00                            0.250               0.017         0.608
4874672   $311,126.56      90.00                 06         0.250               0.017         0.733
4874688   $390,490.14      80.00                            0.250               0.017         0.608
4874696   $291,914.05      94.99                 06         0.250               0.017         0.358
4874850   $233,519.32      87.07                 06         0.250               0.017         0.483
4875020   $286,890.69      90.00                 13         0.250               0.017         0.608
4875059   $262,808.35      89.99                 13         0.250               0.017         0.483
4875197   $498,074.17      73.53                            0.250               0.017         0.608
4875857   $329,660.70      79.76                            0.250               0.017         0.358
4875969   $497,976.93      78.74                            0.250               0.017         0.358
4876179   $255,487.33      95.00                 06         0.250               0.017         0.483
4876191   $239,164.60      80.00                            0.250               0.017         0.858
4876277   $338,025.09      90.00                 11         0.250               0.017         0.733
4876310   $265,498.64      74.44                            0.250               0.017         0.733
4876739   $277,604.81      73.68                            0.250               0.017         0.608
4877415   $266,967.75      79.29                            0.250               0.017         0.608
4877587   $299,506.75      75.00                            0.250               0.017         0.233
4877837   $279,906.23      89.21                 13         0.250               0.017         1.483
4877881   $358,866.42      80.00                            0.250               0.017         0.483
4878282   $297,439.31      79.47                            0.250               0.017         1.108
4878535   $247,122.17      75.00                            0.250               0.017         0.608
4879329   $398,751.54      80.00                            0.250               0.017         0.733
4879407   $564,709.66      66.69                            0.250               0.017         0.733
4879673   $788,227.12      80.00                            0.250               0.017         0.733
4879840   $487,917.99      100.00                           0.250               0.017         0.108
4879966   $127,611.57      77.64                            0.250               0.017         0.608
4883997   $246,878.31      80.00                            0.250               0.017         0.733
4884037   $279,423.44      79.05                            0.250               0.017         0.608
4884054   $348,583.86      70.00                            0.250               0.017         0.358
4884056   $340,040.05      78.15                            0.250               0.017         0.858
4884059   $318,992.41      82.05                 01         0.250               0.017         0.483
4886348   $265,162.42      95.00                 06         0.250               0.017         0.483
4886939   $377,806.61      89.18                 12         0.250               0.017         0.483
4887140   $423,336.48      80.00                            0.250               0.017         0.483
4888381   $284,080.19      79.83                            0.250               0.017         0.358
4888388   $243,820.28      89.23                 01         0.250               0.017         1.108
4889015   $329,816.70      73.72                            0.250               0.017         0.983
4889085   $493,140.04      75.00                            0.250               0.017         0.733
4889121   $269,207.15      95.00                 11         0.250               0.017         0.358
4889134   $231,971.95      89.96                 12         0.250               0.017         0.858
4889149   $522,079.46      80.00                            0.250               0.017         0.858
4889831   $358,613.41      74.69                            0.250               0.017         0.608
4889854   $261,673.46      75.00                            0.250               0.017         0.483
4889878   $287,197.53      90.00                 13         0.250               0.017         1.108
4889920   $564,848.05      79.77                            0.250               0.017         0.233
4890063   $329,426.27      67.49                            0.250               0.017         0.608
4890461   $563,679.06      74.98                            0.250               0.017         0.858
4891173   $558,192.71      47.66                            0.250               0.017         0.358
4892864   $268,047.57      67.97                            0.250               0.017         0.108
4893429   $358,866.42      90.00                 01         0.250               0.017         0.483
4893456   $235,038.98      90.00                 11         0.250               0.017         0.358
4896063   $508,471.74      69.86                            0.250               0.017         0.733
4896556   $266,339.58      73.15                            0.250               0.017         0.233
4896660   $251,263.41      90.00                 11         0.250               0.017         0.858
4906860   $371,045.83      78.29                            0.250               0.017         0.608
4906891   $333,970.94      43.51                            0.250               0.017         0.608
4906982   $258,798.27      72.18                            0.500               0.017         0.108
4908106   $330,822.64      75.11                            0.250               0.017         0.358
4908143   $299,275.99      80.00                            0.250               0.017         0.358
4908328   $648,053.11      78.31                            0.250               0.017         0.733
4909450   $277,043.64      74.13                            0.250               0.017         0.483
4909652   $263,988.11      70.67                            0.250               0.017         0.483
4909816   $443,421.70      76.72                            0.250               0.017         0.983
4909860   $302,567.69      75.88                            0.250               0.017         0.608
4909923   $299,310.95      76.92                            0.250               0.017         0.608
4909934   $269,978.47      79.59                            0.250               0.017         0.608
4909962   $385,811.21      78.18                            0.250               0.017         0.608
4909983   $411,454.26      79.71                            0.250               0.017         0.608
4910053   $272,360.79      73.84                            0.250               0.017         0.608
4910129   $309,042.80      76.64                            0.250               0.017         0.608
4910284   $476,646.84      80.00                            0.250               0.017         0.358
4910313   $434,157.12      76.61                            0.250               0.017         0.608
4910670   $255,232.89      80.00                            0.250               0.017         0.733
4910711   $276,825.56      78.23                            0.250               0.017         0.483
4910759   $242,430.19      73.73                            0.250               0.017         0.983
4910784   $242,289.76      88.69                 11         0.250               0.017         0.858
4910910   $320,817.43      80.00                            0.250               0.017         0.858
4911174   $285,298.82      90.00                 11         0.250               0.017         0.483
4911257   $318,248.91      79.95                            0.250               0.017         0.483
4911324   $323,241.39      88.86                 11         0.250               0.017         0.483
4911340   $306,080.06      35.57                            0.250               0.017         0.733
4911368   $291,645.06      73.13                            0.250               0.017         0.858
4911390   $273,224.06      57.08                            0.250               0.017         0.483
4911406   $269,364.29      70.50                            0.250               0.017         0.483
4911776   $236,156.59      44.65                            0.250               0.017         0.483
4911951   $284,774.90      79.29                            0.250               0.017         0.483
4912050   $269,190.94      75.00                            0.250               0.017         0.733
4912055   $247,471.51      80.00                            0.250               0.017         0.983
4912117   $362,955.16      75.00                            0.250               0.017         0.858
4916702   $319,774.15      61.54                            0.250               0.017         0.983
4919261   $450,903.76      80.00                            0.250               0.017         0.333
4919337   $389,054.14      53.06                            0.250               0.017         0.333
4919385   $323,206.41      80.00                            0.250               0.017         0.283
4919412   $280,943.51      79.77                            0.250               0.017         0.533
4919422   $276,840.14      75.00                            0.250               0.017         0.433
4919456   $304,238.14      45.52                            0.250               0.017         0.183
4919497   $558,428.89      74.99                            0.250               0.017         0.283
4919506   $258,719.05      64.99                            0.250               0.017         0.733
4919511   $334,211.23      78.82                            0.250               0.017         0.483
4919530   $251,289.08      79.97                            0.250               0.017         0.333
4919531   $319,246.56      80.00                            0.250               0.017         0.483
4919543   $296,457.64      80.00                            0.250               0.017         0.183
4919562   $399,085.83      74.07                            0.250               0.017         0.633
4919572   $413,443.44      80.00                            0.250               0.017         0.583
4919575   $291,298.77      79.97                            0.250               0.017         0.383
4919589   $349,200.10      37.84                            0.250               0.017         0.633
4919610   $351,578.44      50.34                            0.250               0.017         0.533
4919622   $284,355.07      60.00                            0.250               0.017         0.683
4919630   $446,976.11      80.00                            0.250               0.017         0.633
4919637   $574,670.45      80.00                            0.250               0.017         0.583
4919639   $597,031.23      42.86                            0.250               0.017         0.733
4919645   $380,594.94      80.00                            0.250               0.017         0.633
4919655   $247,398.53      80.00                            0.250               0.017         0.333
4919663   $257,392.53      59.31                            0.250               0.017         0.483
4919664   $287,348.30      78.90                            0.250               0.017         0.683
4919671   $278,854.84      75.13                            0.250               0.017         0.583
4919673   $388,110.96      64.30                            0.250               0.017         0.633
4919679   $441,434.11      75.00                            0.250               0.017         0.583
4919963   $344,219.32      74.19                            0.250               0.017         0.683
4919967   $252,122.46      74.99                            0.250               0.017         0.633
4919989   $282,072.92      64.99                            0.250               0.017         0.783
4919997   $279,353.67      80.00                            0.250               0.017         0.583
4920004   $324,211.78      24.44                            0.250               0.017         0.333
4920030   $246,640.61      80.00                            0.250               0.017         0.683
4920039   $265,984.63      79.98                            0.250               0.017         0.583
4920046   $292,275.28      58.72                            0.250               0.017         0.233
4920064   $648,439.03      74.29                            0.250               0.017         0.383
4920087   $334,152.81      67.00                            0.250               0.017         0.633
4920091   $248,399.09      52.98                            0.250               0.017         0.358
4920092   $246,446.62      49.40                            0.250               0.017         0.733
4920098   $269,357.97      72.97                            0.250               0.017         0.433
4920101   $244,998.46      80.00                            0.250               0.017         0.283
4920121   $498,822.75      43.48                            0.250               0.017         0.483
4920123   $510,471.16      80.20                            0.250               0.017         0.383
4920129   $239,451.47      80.00                            0.250               0.017         0.633
4920141   $332,445.75      79.99                            0.250               0.017         0.358
4920149   $345,209.23      88.72                 11         0.250               0.017         0.633
4920165   $359,131.19      78.77                            0.250               0.017         0.358
4920219   $249,413.07      74.63                            0.250               0.017         0.683
4920245   $369,111.44      71.15                            0.250               0.017         0.383
4920288   $313,474.72      74.99                            0.250               0.017         0.583
4920300   $467,884.77      72.27                            0.250               0.017         0.433
4920313   $312,225.80      66.60                            0.250               0.017         0.233
4920320   $340,373.20      80.00                            0.250               0.017         0.633
4920331   $249,330.50      66.67                            0.250               0.017         0.283
4920352   $364,052.25      74.95                            0.250               0.017         0.683
4920358   $272,262.96      40.44                            0.250               0.017         0.533
4920359   $289,017.90      73.34                            0.250               0.017         0.483
4920383   $272,923.26      80.00                            0.250               0.017         0.233
4920397   $275,356.56      80.00                            0.250               0.017         0.533
4920418   $319,261.33      75.29                            0.250               0.017         0.583
4920432   $243,408.24      61.77                            0.250               0.017         0.333
4920471   $294,302.24      72.84                            0.250               0.017         0.483
4920472   $386,684.86      78.38                            0.250               0.017         0.108
4920494   $267,387.51      67.00                            0.250               0.017         0.633
4920504   $299,327.87      75.00                            0.250               0.017         0.733
4920779   $321,264.07      70.77                            0.250               0.017         0.633
4920789   $259,381.75      80.00                            0.250               0.017         0.433
4920795   $286,290.11      58.69                            0.250               0.017         0.233
4920796   $264,003.76      72.60                            0.250               0.017         0.183
4920802   $268,740.15      69.97                            0.250               0.017         0.283
4920817   $239,446.00      60.00                            0.250               0.017         0.583
4920832   $237,317.30      69.97                            0.250               0.017         0.283
4920835   $349,238.99      61.95                            0.250               0.017         0.883
4920845   $324,810.33      80.00                            0.250               0.017         0.333
4920853   $243,414.86      80.00                            0.250               0.017         0.583
4920856   $299,314.37      43.48                            0.250               0.017         0.633
4920866   $319,283.07      80.00                            0.250               0.017         0.733
4920867   $550,661.26      80.00                            0.250               0.017         0.333
4920879   $284,361.47      75.00                            0.250               0.017         0.733
4920892   $299,321.13      80.00                            0.250               0.017         0.683
4920893   $383,122.39      79.18                            0.250               0.017         0.633
4920899   $319,268.29      75.00                            0.250               0.017         0.733
4920908   $277,869.79      44.92                            0.250               0.017         0.683
4920913   $627,847.39      70.00                            0.250               0.017         0.583
4920924   $302,272.91      68.09                            0.250               0.017         0.433
4920935   $346,692.39      68.91                            0.250               0.017         0.633
4920939   $349,017.62      40.00                            0.250               0.017         0.433
4920954   $287,335.22      69.40                            0.250               0.017         0.583
4920959   $274,326.44      69.62                            0.250               0.017         0.283
4921043   $450,373.09      78.61                            0.250               0.017         0.333
4921051   $518,799.69      80.00                            0.250               0.017         0.583
4921068   $324,264.56      61.90                            0.250               0.017         0.683
4921074   $255,414.91      80.00                            0.250               0.017         0.633
4921106   $299,300.60      23.53                            0.250               0.017         0.533
4921109   $340,811.50      80.00                            0.250               0.017         0.583
4921123   $315,233.59      80.00                            0.250               0.017         0.333
4921132   $243,037.70      73.82                            0.250               0.017         0.583
4921173   $344,234.73      74.19                            0.250               0.017         0.783
4921182   $249,405.51      59.52                            0.250               0.017         0.433
4921187   $239,456.91      75.00                            0.250               0.017         0.683
4921198   $250,843.14      80.00                            0.250               0.017         0.483
4921210   $399,020.28      42.55                            0.250               0.017         0.283
4921222   $279,347.24      80.00                            0.250               0.017         0.533
4921237   $487,649.14      74.19                            0.250               0.017         0.483
4921246   $598,515.92      57.14                            0.250               0.017         0.233
4921248   $291,277.73      59.59                            0.250               0.017         0.233
4921260   $406,970.84      80.00                            0.250               0.017         0.133
4921269   $261,397.20      55.16                            0.250               0.017         0.633
4921285   $369,089.17      78.74                            0.250               0.017         0.533
4921316   $340,926.80      76.79                            0.250               0.017         0.683
4921322   $299,912.98      90.00                 11         0.250               0.017         0.633
4921328   $416,709.56      74.64                            0.250               0.017         0.583
4921329   $473,914.41      69.85                            0.250               0.017         0.633
4921333   $543,665.16      64.12                            0.250               0.017         0.283
4921339   $325,262.32      65.20                            0.250               0.017         0.683
4921341   $242,416.43      88.69                 06         0.250               0.017         0.383
4921345   $294,339.06      63.44                            0.250               0.017         0.733
4921349   $330,764.68      65.00                            0.250               0.017         0.783
  4921353 $256,923.10      50.00                            0.250               0.017         0.733
  4921358 $338,201.84      79.76                            0.250               0.017         0.483
  4921360 $346,565.71      60.42                            0.250               0.017         0.383
  4921366 $332,223.67      38.06                            0.250               0.017         0.533
4921368   $245,327.48      80.00                            0.250               0.017         0.883
4921376   $478,590.48      80.00                            0.250               0.017         0.683
4921382   $254,381.54      79.94                            0.250               0.017         0.333
4921580   $404,582.41      79.51                            0.250               0.017         0.683
4921583   $275,337.17      80.00                            0.250               0.017         0.383
4921587   $299,321.13      75.00                            0.250               0.017         0.683
4921593   $357,189.89      78.08                            0.250               0.017         0.683
4921596   $289,343.77      77.33                            0.250               0.017         0.683
4921603   $239,423.64      72.73                            0.250               0.017         0.383
4921610   $269,364.29      65.85                            0.250               0.017         0.483
4921615   $303,298.28      89.68                 12         0.250               0.017         0.583
4921623   $311,243.32      80.00                            0.250               0.017         0.333
4921627   $419,011.10      80.00                            0.250               0.017         0.483
4921639   $308,892.42      80.00                            0.250               0.017         0.633
4921641   $281,814.84      69.93                            0.250               0.017         0.333
4921643   $351,195.52      80.00                            0.250               0.017         0.633
4921652   $231,170.45      80.00                            0.250               0.017         0.633
4921677   $284,947.27      79.94                            0.250               0.017         0.633
4921692   $244,456.54      72.06                            0.250               0.017         0.783
4921700   $293,286.96      80.00                            0.250               0.017         0.333
4921706   $412,497.14      63.62                            0.250               0.017         0.333
4921723   $501,743.58      66.18                            0.250               0.017         0.183
4921733   $338,217.47      63.36                            0.250               0.017         0.583
4921740   $245,420.78      80.00                            0.250               0.017         0.483
4921757   $267,393.56      80.00                            0.250               0.017         0.683
4921765   $498,868.60      57.47                            0.250               0.017         0.683
4921775   $302,327.88      67.33                            0.250               0.017         0.783
4921781   $498,425.58      40.82                            0.250               0.017         0.483
4921792   $295,138.21      80.00                            0.250               0.017         0.533
4921847   $329,245.79      64.71                            0.250               0.017         0.633
4921853   $286,344.05      66.74                            0.250               0.017         0.633
4921859   $364,613.56      70.29                            0.250               0.017         0.333
4921867   $274,228.13      69.62                            0.250               0.017         0.733
4921875   $235,507.79      79.33                            0.250               0.017         0.583
4921923   $388,793.25      34.38                            0.250               0.017         0.533
4921930   $268,765.70      69.97                            0.250               0.017         0.483
4921942   $357,140.27      71.60                            0.250               0.017         0.383
4921952   $268,944.89      72.97                            0.250               0.017         0.233
4921974   $425,994.62      32.85                            0.250               0.017         0.483
4921982   $297,248.31      76.41                            0.250               0.017         0.133
4922038   $421,025.89      73.39                            0.250               0.017         0.583
4922060   $287,301.50      80.00                            0.250               0.017         0.333
4922065   $307,370.07      52.10                            0.250               0.017         0.283
4922070   $364,174.06      79.35                            0.250               0.017         0.683
4922113   $355,178.23      80.00                            0.250               0.017         0.583
4922125   $287,298.25      80.00                            0.250               0.017         0.333
4922145   $335,201.03      80.00                            0.250               0.017         0.433
4922148   $285,075.70      73.82                            0.250               0.017         0.858
4922165   $251,334.49      89.99                 01         0.250               0.017         0.858
4922166   $434,921.57      64.59                            0.250               0.017         0.233
4922186   $298,894.57      74.97                            0.250               0.017         0.483
4922197   $359,502.87      80.00                            0.250               0.017         1.108
4922208   $648,384.90      54.16                            0.250               0.017         0.533
4922219   $299,228.94      53.29                            0.250               0.017         0.383
4922234   $259,294.11      79.97                            0.250               0.017         0.533
4922374   $288,137.42      72.25                            0.250               0.017         0.633
4922376   $317,779.27      65.00                            0.250               0.017         0.683
4922386   $363,316.70      78.32                            0.250               0.017         0.333
4922401   $251,490.03      72.14                            0.250               0.017         0.383
4922416   $290,314.83      69.29                            0.250               0.017         0.483
4922420   $279,261.89      56.57                            0.250               0.017         0.683
4922428   $283,750.02      90.00                 12         0.250               0.017         0.633
4922444   $251,406.66      76.36                            0.250               0.017         0.483
4922448   $347,663.07      85.00                 33         0.250               0.017         0.383
4922457   $309,632.24      80.00                            0.250               0.017         0.233
4922468   $486,895.74      80.00                            0.250               0.017         0.683
4922488   $249,810.44      80.00                            0.250               0.017         0.483
4922519   $235,438.79      80.00                            0.250               0.017         0.433
4922587   $266,389.77      74.17                            0.250               0.017         0.633
4922602   $349,208.02      58.33                            0.250               0.017         0.683
4922610   $272,363.57      64.24                            0.250               0.017         0.533
4922622   $246,406.83      65.00                            0.250               0.017         0.383
4922634   $255,420.69      78.53                            0.250               0.017         0.683
4922751   $245,225.37      80.00                            0.250               0.017         0.483
4922844   $493,682.07      80.00                            0.250               0.017         0.858
4922856   $269,409.99      75.00                            0.250               0.017         0.858
4922859   $277,361.47      80.00                            0.250               0.017         0.608
4922914   $243,490.52      77.56                            0.250               0.017         1.108
4922923   $416,152.85      69.57                            0.250               0.017         1.608
4922934   $348,218.10      79.50                            0.250               0.017         0.733
4922955   $299,575.15      80.00                            0.250               0.017         0.983
4923321   $226,503.98      71.84                            0.250               0.017         0.858
4923564   $376,044.35      79.37                            0.250               0.017         0.108
4923578    $93,539.95      69.44                            0.250               0.017         0.733
4923589   $466,443.40      60.34                            0.250               0.017         0.233
4923593   $339,219.06      80.00                            0.250               0.017         0.608
4923600   $257,392.56      79.88                            0.250               0.017         0.483
4923618   $241,415.98      73.33                            0.250               0.017         0.358
4923629   $284,032.70      75.00                            0.250               0.017         0.358
4923643   $311,265.40      80.00                            0.250               0.017         0.483
4923652   $351,131.55      88.43                 06         0.250               0.017         0.608
4923663   $274,302.91      77.46                            0.250               0.017         0.108
4923664   $270,361.93      74.25                            0.250               0.017         0.483
4923678   $309,852.70      80.00                            0.250               0.017         0.483
4923694   $494,803.00      76.31                            0.250               0.017         0.358
4923703   $282,365.97      89.84                 13         0.250               0.017         0.733
4923717   $568,225.34      79.55                            0.250               0.017         0.358
4923720   $436,398.82      74.83                            0.250               0.017         0.733
4923737   $399,058.20      77.67                            0.250               0.017         0.483
4923749   $283,280.10      80.00                            0.250               0.017         0.108
4923750   $379,127.20      78.35                            0.250               0.017         0.608
4923762   $399,058.20      74.07                            0.250               0.017         0.483
4923783   $286,357.00      63.78                            0.250               0.017         0.733
4923795   $269,646.74      67.65                            0.250               0.017         0.483
4923809   $304,891.94      74.73                            0.250               0.017         0.608
4923816   $239,434.91      78.43                            0.250               0.017         0.483
4924147   $291,329.33      80.00                            0.250               0.017         0.608
4924180   $426,967.08      79.26                            0.250               0.017         0.358
4924194   $361,124.80      80.00                            0.250               0.017         0.483
4924206   $279,290.87      80.00                            0.250               0.017         0.358
4924475   $251,867.91      84.17                 06         0.250               0.017         0.233
4924489   $299,257.96      70.59                            0.250               0.017         0.233
4924499   $255,038.11      76.42                            0.250               0.017         0.733
4924535   $250,423.48      76.29                            0.250               0.017         0.608
4924808   $312,462.57      73.69                            0.250               0.017         0.483
4924832   $361,484.38      78.74                            0.250               0.017         1.358
4924874   $235,476.49      60.82                            0.250               0.017         0.783
4924883   $276,148.27      80.00                            0.250               0.017         0.483
4924895   $238,835.48      57.02                            0.250               0.017         0.483
4924998   $299,279.54      56.60                            0.250               0.017         0.383
4925686   $318,442.52      64.00                            0.250               0.017         0.483
4927178   $324,863.21      80.00                            0.250               0.017         0.683
4927188   $379,105.30      80.00                            0.250               0.017         0.483
4929449   $329,761.16      75.00                            0.250               0.017         0.858
4929618   $316,540.66      79.34                            0.250               0.017         1.108
4929627   $149,646.84      96.46                            0.250               0.017         0.483
4929633   $243,692.99      71.21                            0.250               0.017         0.608
4929639   $203,769.12      95.00                            0.250               0.017         0.483
4929644    $79,806.95      86.02                            0.250               0.017         0.358
4929649   $299,360.67      72.29                            0.250               0.017         0.983
4929655   $311,301.00      80.00                            0.250               0.017         0.733
4929663   $187,568.20      100.00                           0.250               0.017         0.608
4929672    $99,770.34      48.78                            0.250               0.017         0.608
4929698    $94,621.03      80.00                            0.250               0.017         0.483
4929704   $632,743.22      79.77                            0.250               0.017         0.733
4929767   $347,180.66      80.00                            0.250               0.017         0.483
4929772   $262,395.95      75.14                            0.250               0.017         0.608
4929928   $324,001.64      76.83                            0.250               0.017         0.608
4929946   $199,529.11      50.00                            0.250               0.017         0.483
4929950   $599,061.05      80.00                            0.250               0.017         0.483
4929955   $494,000.56      79.99                            0.250               0.017         0.358
4929989   $307,765.64      80.00                            0.250               0.017         0.608
4930035   $179,576.19      85.71                            0.250               0.017         0.483
4930066    $79,816.26      80.00                            0.250               0.017         0.608
4930117    $70,033.88      95.00                 33         0.250               0.017         0.483
4930264   $104,843.65      66.46                            0.250               0.017         0.733
4930266   $195,565.58      78.97                            0.250               0.017         0.858
4930274   $191,721.18      79.67                            0.250               0.017         0.858
4930285   $145,283.36      59.88                            0.250               0.017         0.733
4930297   $191,461.03      80.00                            0.250               0.017         1.233
4930300   $135,004.64      79.47                            0.250               0.017         0.983
4930324   $127,698.64      71.11                            0.250               0.017         0.483
4930385    $98,766.93      92.52                            0.250               0.017         0.483
4930433   $173,669.29      72.58                            0.250               0.017         0.733
4930594    $64,850.71      48.15                            0.250               0.017         0.608
4930605   $299,310.95      100.00                           0.250               0.017         0.608
4930627   $127,924.88      100.00                           0.250               0.017         0.108
4930638    $49,885.15      29.41                            0.250               0.017         0.608
4930651    $89,692.07      100.00                           0.250               0.017         0.608
4931024   $210,016.96      89.79                            0.250               0.017         0.608
4931029   $245,420.81      89.45                            0.250               0.017         0.483
4931034   $146,662.35      80.00                            0.250               0.017         0.608
4931043   $139,580.45      77.78                            0.250               0.017         0.733
4931048    $75,648.64      95.00                            0.250               0.017         0.608
4931050   $141,665.67      50.43                            0.250               0.017         0.483
4931053   $465,927.39      54.75                            0.250               0.017         0.608
4931055   $128,655.45      95.54                            0.250               0.017         0.608
4931060   $113,239.33      62.36                            0.250               0.017         0.608
4931071    $94,770.74      95.00                            0.250               0.017         0.358
4931077   $232,451.42      57.53                            0.250               0.017         0.483
4931096   $437,794.62      79.93                            0.250               0.017         1.108
4931103   $245,834.07      80.00                            0.250               0.017         0.608
4931122   $126,700.99      100.00                           0.250               0.017         0.483
4931128    $34,917.60      64.81                            0.250               0.017         0.483
4931154   $249,411.39      48.54                            0.250               0.017         0.483
4931546   $315,776.97      63.20                            0.250               0.017         0.983
4931804   $299,474.49      80.00                            0.250               0.017         0.983
4933781   $251,826.58      80.00                            0.250               0.017         1.108

$137,940,948.66

COUNT:                        438
WAC:                  7.334548803
WAM:                  355.8371009
WALTV:                74.16012054

NASCOR
NMI / 1999-01 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)       (xvii)                              (xviii)
-----     -----------                         -----------

MORTGAGE                                      NMI
LOAN                                          LOAN
NUMBER    SERVICER                            SELLER
--------  ------------------------------      --------------------------------
4800139   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4837541   HUNTINGTON MORTGAGE COMPAN          HUNTINGTON MORTGAGE COMPAN
4843045   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4849726   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4849924   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4853321   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4854524   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4854689   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4854958   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4855767   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4859372   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4859770   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4860268   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4860804   BANK UNITED OF TEXAS                BANK UNITED OF TEXAS
4862501   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4869794   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4870051   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4870066   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4871454   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4871537   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4871560   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4871743   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4872112   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4872331   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4872393   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
4872521   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4872540   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4872561   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4872568   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873050   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873197   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873214   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873264   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873271   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873465   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873500   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873679   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873695   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873786   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873799   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873829   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4873931   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874365   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874387   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874447   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874466   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874495   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874618   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874672   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874688   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874696   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4874850   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4875020   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4875059   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4875197   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4875857   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4875969   NATIONAL CITY MORTGAGE C            NATIONAL CITY MORTGAGE C
4876179   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4876191   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4876277   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4876310   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4876739   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4877415   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4877587   BANK OF OKLAHOMA, N.A.              BANK OF OKLAHOMA, N.A.
4877837   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4877881   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4878282   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4878535   HUNTINGTON MORTGAGE COMPAN          HUNTINGTON MORTGAGE COMPAN
4879329   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4879407   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4879673   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4879840   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4879966   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4883997   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4884037   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4884054   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4884056   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4884059   SUNTRUST MORTGAGE, INC.             SUNTRUST MORTGAGE, INC.
4886348   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4886939   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4887140   BANK OF OKLAHOMA, N.A.              BANK OF OKLAHOMA, N.A.
4888381   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4888388   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4889015   HOMESIDE LENDING                    HOMESIDE LENDING
4889085   HOMESIDE LENDING                    HOMESIDE LENDING
4889121   HOMESIDE LENDING                    HOMESIDE LENDING
4889134   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4889149   HOMESIDE LENDING                    HOMESIDE LENDING
4889831   HOMESIDE LENDING                    HOMESIDE LENDING
4889854   HOMESIDE LENDING                    HOMESIDE LENDING
4889878   HOMESIDE LENDING                    HOMESIDE LENDING
4889920   HOMESIDE LENDING                    HOMESIDE LENDING
4890063   HOMESIDE LENDING                    HOMESIDE LENDING
4890461   HOMESIDE LENDING                    HOMESIDE LENDING
4891173   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4892864   BANK OF OKLAHOMA, N.A.              BANK OF OKLAHOMA, N.A.
4893429   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4893456   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4896063   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4896556   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4896660   FIRST UNION MORTGAGE CORP           FIRST UNION MORTGAGE CORP
4906860   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4906891   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4906982   BANK OF AMERICA, NT & SA            BANK OF AMERICA, NT & SA
4908106   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4908143   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4908328   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909450   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909652   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909816   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909860   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909923   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909934   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909962   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4909983   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4910053   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4910129   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4910284   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4910313   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4910670   HOMESIDE LENDING                    HOMESIDE LENDING
4910711   HOMESIDE LENDING                    HOMESIDE LENDING
4910759   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4910784   HOMESIDE LENDING                    HOMESIDE LENDING
4910910   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4911174   HOMESIDE LENDING                    HOMESIDE LENDING
4911257   HOMESIDE LENDING                    HOMESIDE LENDING
4911324   HOMESIDE LENDING                    HOMESIDE LENDING
4911340   HOMESIDE LENDING                    HOMESIDE LENDING
4911368   HOMESIDE LENDING                    HOMESIDE LENDING
4911390   HOMESIDE LENDING                    HOMESIDE LENDING
4911406   HOMESIDE LENDING                    HOMESIDE LENDING
4911776   HOMESIDE LENDING                    HOMESIDE LENDING
4911951   HOMESIDE LENDING                    HOMESIDE LENDING
4912050   HOMESIDE LENDING                    HOMESIDE LENDING
4912055   HOMESIDE LENDING                    HOMESIDE LENDING
4912117   HOMESIDE LENDING, INC.              HOMESIDE LENDING, INC.
4916702   BANKNORTH MORTGAGE COMPANY          BANKNORTH MORTGAGE COMPANY
4919261   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919337   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919385   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919412   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919422   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919456   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919497   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919506   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919511   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919530   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919531   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919543   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919562   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919572   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919575   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919589   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919610   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919622   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919630   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919637   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919639   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919645   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919655   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919663   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919664   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919671   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919673   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919679   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919963   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919967   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919989   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4919997   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920004   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920030   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920039   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920046   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920064   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920087   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920091   GMAC MORTGAGE CORP.                 GMAC MORTGAGE CORP.
4920092   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920098   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920101   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920121   GMAC MORTGAGE CORP.                 GMAC MORTGAGE CORP.
4920123   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920129   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920141   GMAC MORTGAGE CORP.                 GMAC MORTGAGE CORP.
4920149   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920165   GMAC MORTGAGE CORP.                 GMAC MORTGAGE CORP.
4920219   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920245   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920288   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920300   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920313   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920320   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920331   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920352   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920358   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920359   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920383   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920397   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920418   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920432   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920471   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920472   GMAC MORTGAGE CORP.                 GMAC MORTGAGE CORP.
4920494   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920504   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920779   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920789   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920795   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920796   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920802   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920817   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920832   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920835   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920845   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920853   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920856   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920866   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920867   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920879   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920892   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920893   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920899   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920908   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920913   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920924   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920935   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920939   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920954   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4920959   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921043   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921051   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921068   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921074   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921106   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921109   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921123   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921132   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921173   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921182   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921187   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921198   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921210   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921222   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921237   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921246   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921248   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921260   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921269   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921285   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921316   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921322   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921328   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921329   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921333   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921339   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921341   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921345   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921349   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921353   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921358   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921360   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921366   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921368   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921376   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921382   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921580   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921583   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921587   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921593   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921596   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921603   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921610   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921615   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921623   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921627   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921639   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921641   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921643   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921652   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921677   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921692   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921700   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921706   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921723   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921733   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921740   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921757   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921765   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921775   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921781   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921792   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921847   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921853   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921859   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921867   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921875   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921923   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921930   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921942   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921952   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921974   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4921982   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922038   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922060   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922065   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922070   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922113   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922125   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922145   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922148   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922165   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922166   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922186   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922197   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922208   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922219   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922234   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922374   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922376   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922386   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922401   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922416   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922420   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922428   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922444   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922448   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922457   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922468   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922488   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922519   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922587   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922602   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922610   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922622   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922634   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4922751   HOMESIDE LENDING                    HOMESIDE LENDING
4922844   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922856   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922859   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922914   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922923   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922934   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4922955   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4923321   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4923564   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923578   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923589   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923593   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923600   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923618   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923629   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923643   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923652   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923663   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923664   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923678   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923694   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923703   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923717   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923720   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923737   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923749   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923750   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923762   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923783   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923795   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923809   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4923816   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924147   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924180   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924194   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924206   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924475   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924489   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924499   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924535   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924808   NATIONAL CITY MORTGAGE CO.          NATIONAL CITY MORTGAGE CO.
4924832   HOMESIDE LENDING                    HOMESIDE LENDING
4924874   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4924883   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4924895   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4924998   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4925686   HOMESIDE LENDING                    HOMESIDE LENDING
4927178   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4927188   HOME SAVINGS OF AMERICA             HOME SAVINGS OF AMERICA
4929449   HIBERNIA NATIONAL BANK              HIBERNIA NATIONAL BANK
4929618   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929627   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929633   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929639   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929644   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929649   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929655   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929663   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929672   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929698   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929704   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929767   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929772   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929928   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929946   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929950   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929955   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4929989   AMERICA FIRST CREDIT UNION          AMERICA FIRST CREDIT UNION
4930035   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930066   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930117   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930264   COLUMBIA NATIONAL, INC.             COLUMBIA NATIONAL, INC.
4930266   COLUMBIA NATIONAL, INC.             COLUMBIA NATIONAL, INC.
4930274   COLUMBIA NATIONAL, INC.             COLUMBIA NATIONAL, INC.
4930285   COLUMBIA NATIONAL, INC.             COLUMBIA NATIONAL, INC.
4930297   COLUMBIA NATIONAL, INC.             COLUMBIA NATIONAL, INC.
4930300   COLUMBIA NATIONAL, INC.             COLUMBIA NATIONAL, INC.
4930324   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930385   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930433   COLUMBIA NATIONAL, INC.             COLUMBIA NATIONAL, INC.
4930594   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930605   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930627   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930638   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4930651   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931024   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931029   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931034   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931043   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931048   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931050   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931053   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931055   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931060   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931071   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931077   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931096   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4931103   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931122   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931128   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931154   MERRILL LYNCH CREDIT CORP.          MERRILL LYNCH CREDIT CORP.
4931546   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4931804   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.
4933781   COUNTRYWIDE FUNDING CORP.           COUNTRYWIDE FUNDING CORP.


COUNT:                    438
WAC:              7.334548803
WAM:              355.8371009
WALTV:            74.16012054

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

LOAN INFORMATION

      Name of Mortgagor:                  _____________________________

      Servicer
      Loan No.:                           _____________________________

CUSTODIAN/TRUST ADMINISTRATOR

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________

      Custodian/Trustee
      Mortgage File No.:                  _____________________________

SELLER

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 1999-1

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 28, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

(1) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(2)  Mortgage recorded on _____________________ as instrument no. ______________
     in the County Recorder's Office of the County of ____________________, State of _______________________ in book/reel/docket ____________________
     of official records at page/image ------------.

(3)  Deed  of  Trust   recorded  on   ____________________   as  instrument  no.
     _________________  in  the  County  Recorder's  Office  of  the  County  of
     ___________________,   State  of   _________________   in  book/reel/docket
     ____________________ of official records at page/image ____________.

(4) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no. ______________ in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

(5) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      (a)   _______________________________________________________________

      (b)   _______________________________________________________________

      (c)   _______________________________________________________________

      (d)   _______________________________________________________________


      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION

                                        By: __________________________

                                        Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                        AFFIDAVIT PURSUANT TO SECTION 860E(e)(4)
                                        OF THE INTERNAL REVENUE CODE OF 1986, AS
                                        AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF )
               : ss.:
COUNTY OF )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

            6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                   __________________________________________
                                   [Name of Purchaser]



                                  By:________________________________________
                                    [Name of Officer]
                                    [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this __ day of _________, 19 __.



________________________________
NOTARY PUBLIC

COUNTY OF ____________________

STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I


            [Letter from Transferor of Class [A-R][A-LR] Certificate]




                                     [Date]



First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288
Re:   Norwest Asset Securities Corporation,
            SERIES 1999-1, CLASS [A-R][A-LR]

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,

                                                [Transferor]

                                                ----------------------

                                    EXHIBIT J




                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                                ----------------- --, ----
First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            SECTION 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 28, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage
Pass-Through  Certificates,   Series  1999-1.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement. (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(b) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
     (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
     there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            SECTION 3. TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By: ______________________________

                                    Its: ______________________________

                                    EXHIBIT K





                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-1
                   CLASS [A-9] [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER



                                                ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class [A-9][B-1][B-2][B-3] Certificates (the "Class [A-9][B-1][B-2][B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 28, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage
Pass-Through  Certificates,   Series  1999-1.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [A-9][B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [A-9][B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By: _____________________________

                                    Its: _____________________________

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                   Norwest Mortgage, Inc. Servicing Agreement

                      HomeSide Lending Servicing Agreement

               National City Mortgage Company Servicing Agreement

                  GMAC Mortgage Corporation Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                  Bank of America, NT & SA Servicing Agreement

                   SunTrust Mortgage, Inc. Servicing Agreement

                         Bank United Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                 First Union Mortgage Corp. Servicing Agreement

                 America First Credit Union Servicing Agreement

                 BankNorth Mortgage Company Servicing Agreement

                Home Savings of America, FSB Servicing Agreement

                   Columbia Equities, Ltd. Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

            This  SPECIAL   SERVICING  AND   COLLATERAL   FUND   AGREEMENT  (the
"Agreement") is made and entered into as of _____________, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and _____________ (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of January 28, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

            __________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 DEFINED TERMS

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     COLLATERAL  FUND: The fund  established and maintained  pursuant to Section
3.01 hereof.

            COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

Section 1.02      DEFINITIONS INCORPORATED BY REFERENCE

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section  2.01  REPORTS  AND  NOTICES

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

       Section 2.02 PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section  2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section  3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04  TERMINATION

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                  ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

          Section 3.01      COLLATERAL FUND

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-1. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

          Section 3.02      COLLATERAL FUND PERMITTED INVESTMENTS.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement. Section 3.03 GRANT OF SECURITY INTEREST.

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law. Section 3.04 COLLATERAL SHORTFALLS.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 AMENDMENT.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.
Section 4.02 COUNTERPARTS.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.


            Section 4.03 GOVERNING LAW.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


            Section 4.04 NOTICES.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a) in the case of the Company,


            Norwest Bank Minnesota, National Association
            7485 New Horizon Way
            Frederick, MD 21703

            Attention:  Vice President, Master Servicing
            Phone:      301-696-7800
            Fax:  301-815-6365

            (b) in the case of the Purchaser,

            ___________________________________________
            ___________________________________________
            ___________________________________________
            ___________________________________________
            Attention__________________________________




            Section 4.05 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 SUCCESSORS AND ASSIGNS.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 ARTICLE AND SECTION HEADINGS.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 CONFIDENTIALITY.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 INDEMNIFICATION.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.

                                           Norwest Bank Minnesota, National
                                              Association


                                     By ______________________________________
                                     Name:____________________________________
                                     Title:___________________________________






                                     By ______________________________________
                                     Name:____________________________________
                                     Title:___________________________________